     As filed with the Securities and Exchange Commission on September 30, 1998
                                                     Registration Number ______

                               ------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                       FORM S-3

                               ------------------------

                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                               ------------------------

                                CRSM SECURITIES, INC.
          (Exact name of registrant as specified in the governing documents)

                    CALIFORNIA                                 95-4706150
   (State or other jurisdiction of organization)  (I.R.S. Identification No.)

                                CRSM Securities, Inc.
                          9665 Wilshire Boulevard, Suite 410
                           Beverly Hills, California 90212
                                     310-285-7400
                 (Address, including zip code, and telephone number,
          including area code, of registrant's principal executive offices)

                              Robert S. Manns, President
                                CRSM Securities, Inc.
                          9665 Wilshire Boulevard, Suite 410
                           Beverly Hills, California 90212
                                     310-285-7400
                 (Name and address, including zip code, and telephone
                  number, including area code, of agent for service)

                               ------------------------

                                      COPIES TO:

                                Jeffrey P. Berg, Esq.
                                 Matthias & Berg LLP
                          1990 South Bundy Drive, Suite 790
                            Los Angeles, California 90025

                               ------------------------

     Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this Registration.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------
 Title of Each Class of               Amount to be                                        Proposed           Amount of
 Securities to be Registered          Registered(1)                                       Maximum            Registration Fee
                                                                                          Aggregate          (.000295)
                                                                                          Offering
                                                                                          Price(1)
------------------------------------------------------------------------------------------------------------------------------
Collateralized Mortgage
Obligation Bonds                      $1,000,000                                           $ 1,000,000         $     295.00
------------------------------------------------------------------------------------------------------------------------------
 Total                                $1,000,000                                           $ 1,000,000         $     295.00
------------------------------------------------------------------------------------------------------------------------------

(1)  Estimated solely for the purpose of calculating the registration fee.

                              CRSM SECURITIES, INC.
                              CROSS REFERENCE SHEET

                      Pursuant to Item 501 of Regulation S-K.

                 Showing Location in the Prospectus of Information
                Required by Items 1 through 13, Part I, of Form S-3


Registration Statement Item Number and Caption              Location in Prospectus
----------------------------------------------              ----------------------
1.   Forepart of the Registration Statements and            Outside Front Cover
     Outside Front Cover Page of Prospectus . . . . . . . . Page of Prospectus

2.   Inside Front and Outside Back Cover Pages
          of Prospectus . . . . . . . . . . . . . . . . . . Inside Front and
                                                            Outside Back Cover
                                                            Pages of Prospectus

3.   Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges . . . . . . . . . . Prospectus Summary,
                                                            Risk Factors

4.   Use of Proceeds  . . . . . . . . . . . . . . . . . . . Plan of Distribution

5.   Determination of Offering Price . . . . . . . . . . .  * *

6.   Dilution. . . . . . . . . . . . . . . . . . . . . . .  *

7.   Selling Security Holders. . . . . . . . . . . . . . .  Plan of Distribution

8.   Plan of Distribution. . . . . . . . . . . . . . . . .  Plan of Distribution

9.   Description of Securities to be Registered. . . . . .  Description of the
                                                            Bonds; Security for
                                                            the Bonds

10.  Interests of Named Expert and  Counsel. . . . . . . .  Experts; Legality of
                                                            Bonds

11.  Material changes. . . . . . . . . . . . . . . . . . .  *

12.  Incorporation of Certain Information by Reference . .  *

13.  Disclosure of Commission Position on Indemnification
          for Securities Acts Liabilities  . . . . . . . .  The Issuer

---------------
*     OMITTED SINCE NOT APPLICABLE
**    TO BE INCLUDED OR SUPPLEMENTED FROM TIME TO TIME BY PROSPECTIVE
      SUPPLEMENT

PROSPECTUS

                  MORTGAGE-COLLATERALIZED BONDS, ISSUABLE IN SERIES

     This Prospectus relates to Mortgage-Collateralized Bonds ("Bonds") which may be issued from time to time in one or more series ("Series"). The issuer with respect to a Series of Bonds will be CRSM Securities, Inc. a California corporation, (the "Issuer"), or a separate trust established by the Issuer. The prospectus supplement ("Prospectus Supplement") relating to a Series of Bonds will specify with respect to such Series: (i) the aggregate principal amount;
(ii) the interest rate and authorized denominations of each class ("Class") of Bonds; (iii) certain information concerning the Collateral (defined below) securing such Bonds; (iv) the Stated Maturity (defined below) of each Class of Bonds; (v) the order of the application of principal payments to the Classes of such Bonds and the allocation of principal thereof; (vi) the identity of each Class of Bonds upon which interest will accrue but will not be payable until each Class of Bonds of such Series with an earlier Stated Maturity (defined below) has been paid in full or until such other time as may be specified in the Prospectus Supplement for such Series of Bonds ("Compound Interest Bonds"), if any, included in such Series of Bonds; (vii) the Payment Dates (defined below) and the Assumed Reinvestment Rates (defined below), if applicable, for such Bonds; (viii) information with respect to the Issuer of such Bonds; and (ix) additional information with respect to the plan of distribution of such Bonds.

     RETAIN THIS PROSPECTUS FOR FUTURE REFERENCE. THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE SALES OF BONDS OF ANY SERIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT FOR SUCH SERIES.

     Each Series of Bonds will consist of one or more Classes of Bonds, which may include one or more Classes of Compound Interest Bonds. Interest on each Class of Bonds that bears interest, other than a Class of Compound Interest Bonds, will be payable on each Payment Date (defined below) specified in the related Prospectus Supplement. Payments of interest on a Class of Compound Interest Bonds will begin no later than the Payment Date (defined below) specified in the related Prospectus Supplement. Prior to such time, interest on such Class of Compound Interest Bonds will accrue and the amount of interest so accrued will be added to the principal thereof on each Payment Date (defined below). The amount of principal payable on the Bonds of a Series on each Payment Date (defined below) will be applied to the Classes of Bonds of such Series in the order and as otherwise specified in the related Prospectus Supplement. Principal payments on each Class of Bonds of a Series will be made on a pro rata, random lot or other selection basis among Bonds of such Class as specified in the related Prospectus Supplement.

     Each Series of Bonds offered hereby will be secured by collateral consisting of one or more of the following: (i) a pool of promissory notes or other evidences of indebtedness secured by liens on fee simple or leasehold interests in single family or multifamily properties, cooperative apartment buildings or installment sale contracts with respect to any such properties, manufactured housing contracts, installment agreements, or participation interests in any of the foregoing ("Pledged Loans"), (ii) certain Mortgage Certificates and Other Mortgage Certificates (both defined below), and (iii) Security Funds (defined below).

     Each Series of Bonds will be subject to redemption only under the circumstances described herein and specified in the related Prospectus Supplement. With respect to certain Series of Bonds, the Issuer may elect to treat as a Real Estate Mortgage Investment Conduit ("REMIC") the arrangement pursuant to which the Collateral (defined below) will secure that Series, in which case the Bonds would be considered to be "regular interests" or "residual interests" (both defined below) in the REMIC. The Prospectus Supplement for a particular Series will specify whether the Bonds related thereto will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA"). See "Prospectus Summary and Introduction - Redemption of the Bonds."

     There can be no assurance that a secondary market will develop for the Bonds of any Series or, if it does develop, that it will provide the holders of Bonds of such series with liquidity of investment or that such secondary market will be maintained for the term of such Series of Bonds. See "Certain Considerations."

     AN INVESTMENT IN THE BONDS SHOULD BE MADE ONLY AFTER REVIEWING THE MATERIAL APPEARING UNDER THE CAPTION "CERTAIN CONSIDERATIONS" IN THIS PROSPECTUS. SEE "CERTAIN CONSIDERATIONS."

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                      The date of this Prospectus is ________

     This Prospectus may be deemed to contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Reform Act"). Forward-looking statements in this Prospectus or hereafter included in other publicly available documents filed with the Securities and Exchange Commission (the "Commission"), reports to the Company's stockholders and other publicly available statements issued or released by the Company involve known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance (financial or operating) or achievements expressed or implied by such forward-looking statements. Such future results are based upon management's best estimates based upon current conditions and the most recent results of operations. These risks include, but are not limited to, the risks set forth herein, each of which could adversely affect the Company's business and the accuracy of the forward-looking statements contained herein.

     THIS PRELIMINARY PROSPECTUS AND THE INFORMATION CONTAINED HEREIN ARE SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. UNDER NO CIRCUMSTANCES SHALL THIS PRELIMINARY PROSPECTUS CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES, IN ANY JURISDICTION IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH JURISDICTION.

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representation must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Bonds offered hereby as supplemented thereby nor an offer of the Bonds to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date; however, if any material change occurs while this Prospectus is required by law to be delivered, this Prospectus will be amended or supplemented accordingly.


                                  TABLE OF CONTENTS

PROSPECTUS SUMMARY AND INTRODUCTION . . . . . . . . . . . . . . . . . . . .  2

CERTAIN CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . 12

USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16

DESCRIPTION OF THE BONDS  . . . . . . . . . . . . . . . . . . . . . . . . . 17

SECURITY FOR THE BONDS  . . . . . . . . . . . . . . . . . . . . . . . . . . 25

SERVICING OF THE PLEDGED LOANS  . . . . . . . . . . . . . . . . . . . . . . 41

FINANCE COMPANIES AND FUNDING AGREEMENTS  . . . . . . . . . . . . . . . . . 47

MANAGEMENT AGREEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . 47

THE INDENTURE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 48

THE ISSUER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50

THE DEPOSIT TRUST AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . 53

CERTAIN LEGAL ASPECTS OF PLEDGED LOANS  . . . . . . . . . . . . . . . . . . 54

CERTAIN FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . 59

PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

LEGAL INVESTMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 69

LEGALITY OF BONDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 70

ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . 70

INDEX OF DEFINED TERMS  . . . . . . . . . . . . . . . . . . . . . . . . . . 71

FINANCIAL STATEMENTS AND INFORMATION  . . . . . . . . . . . . . . . . . . .F 1

                     PROSPECTUS SUMMARY AND INTRODUCTION

The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement.

ISSUER The Issuer is CRSM Securities, Inc. a California corporation. The Issuer was established solely for the purpose of issuing one or more Series of Bonds directly or through one or more trusts ("Trusts") established by the Issuer. Each such Trust will be created by an agreement ("Deposit Trust Agreement") between the Issuer, acting as depositor, and a bank, trust company or other fiduciary, acting as owner-trustee ("Owner-Trustee"). Each such Trust will be established solely for the purpose of issuing one Series of Bonds. The address of the Issuer is 9665 Wilshire Blvd.,
                         Suite 410, Beverly Hills, California 90212 and its telephone number is (310) 385-7400. The Bonds of each Series will be limited obligations of the Issuer of the Bonds of such Series in that they will be payable solely from the Collateral (defined below) pledged to secure such Series of Bonds. With respect to any Series of Bonds issued by a Trust established by the Issuer, neither the Issuer nor the Finance Companies (defined below) will guarantee, nor will otherwise be obligated to pay, the Bonds of any such Series. See "The Issuer," "Security for the Bonds" and "Finance Companies and Funding Arrangements."

TITLE OF SECURITY        Mortgage-Collateralized Bonds, issuable from time to
                         time in Series. Each Series of Bonds will be issued pursuant to an indenture ("Indenture") between the Issuer of such Series of Bonds and the Bond Trustee
                         (defined below) for such Series of Bonds as specified in the related Prospectus Supplement.

SERVICER The Pledged Loans which constitute part of the Mortgage Collateral (defined below) for a Series of Bonds will be serviced by a person ("Servicer") specified in the related Prospectus Supplement.

DESCRIPTION OF BONDS     Each Series of Bonds will consist of one or more
                         Classes of Bonds, one or more of which may be Classes of Compound Interest Bonds. The Bonds of each Class may differ in, among other things, the amounts and priority of principal payments allocated to such Class, the maturity date and interest rate. The Bonds of each Series will be issued in fully registered, certificated or book-entry form in the minimum denominations specified in the related Prospectus Supplement.

INTEREST PAYMENTS        Unless otherwise specified in the related Prospectus
                         Supplement, each Class of Bonds of a Series will bear interest on its outstanding principal amount at a fixed or variable rate as specified in the related Prospectus
                         Supplement.  Unless otherwise specified in the related
                         Prospectus Supplement, interest on all Bonds of a Series other than Compound Interest Bonds will be paid periodically on the dates specified in such Prospectus
                         Supplement ("Payment Dates"). Payments of interest on a Class of Compound Interest Bonds included in such Series will not begin until each Class of Bonds of such Series with an earlier Stated Maturity (defined below) has been paid in full or until such other time as may be specified in the Prospectus Supplement for such Series of Bonds. A later Class of Compound Interest
                         Bonds would, unless otherwise specified in the related
                         Prospectus Supplement, be effectively subordinated to Bonds with an earlier Stated Maturity (defined below).
                         Prior to that time, interest on such Class of Compound
                         Interest Bonds will accrue and will be added to the principal amount of such Bonds. Thereafter, unless otherwise specified in the related Prospectus
                         Supplement, interest payments will be made on such Class of Compound Interest Bonds on the unpaid accreted value ("Accreted Value") of such Class of

                         Compound Interest Bonds. Unless otherwise specified in the related Prospectus Supplement, the Accreted Value of a Class of Compound Interest Bonds will equal the original principal amount of such Class of Compound Interest Bonds plus accrued and accumulated interest compounded thereon through the immediately preceding Payment Date for such Series, less any principal payments made on such Class of Compound Interest Bonds. See "Description of the Bonds - Payments of Principal and Interest."

PRINCIPAL PAYMENTS       Unless otherwise specified in the Prospectus Supplement
                         for a Series of Bonds, principal payments will be made on the Bonds of such Series on the Payment Dates specified in such Prospectus Supplement in an aggregate amount equal to the sum of (i) the Required Principal
                         Payment (defined below) and (ii) the percentage, if any, of the Excess Cash (defined below) specified in such Prospectus Supplement. With respect to Required
                         Principal Payments (defined below):

                         (i) Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, the required principal payment ("Required Principal Payment") for each Payment Date for such Series of Bonds will be an amount equal to the difference between (a) the sum of (1) the principal amount of the Bonds of such Series outstanding as of the close of business on the immediately preceding Payment Date and (2) the amount of interest, if any, accrued on any Compound Interest Bonds included in such Series but not paid or compounded since the date of issuance of the Bonds ("Issue Date") and (b) the aggregate Outstanding Bond Values (defined below) of the Mortgage Collateral (defined below) securing such Series of Bonds as of the current Payment Date.

                         (ii) In the case of the first Payment Date, the Required Principal Payment will be an amount equal to the difference between (a) the sum of (1) the principal amount of the Bonds of such Series outstanding as of the Issue Date and (2) the amount of interest, if any, accrued on any Compound Interest Bonds included in such Series but not paid or compounded since the Issue Date and (b) the aggregate Outstanding Bond Values (defined below) of the Mortgage Collateral (defined below) securing such Series of Bonds as of the current Payment Date.

                         (iii) In the event a redemption or Special
                         Redemption (defined below) has occurred since the immediately preceding Payment Date, the Required Principal Payment will be the difference between
                         (a) the sum of (1) the principal amount of the Bonds of such Series outstanding as of the latest redemption date or special redemption date (defined below) and (2) the amount of interest, if any, accrued on any Compound Interest Bonds included in such Series but not paid or compounded since the immediately preceding Payment Date which is not then payable and (b) the aggregate Outstanding Bond Values (defined below) of the Mortgage Collateral (defined below) securing such Series of Bonds as of the current Payment Date.

                         All payments of principal on the Bonds of a Series will be allocated among the Classes of Bonds of such Series in the order and amounts specified in the related Prospectus Supplement. All payments of principal on Bonds of a particular Class will be applied on a PRO RATA, random lot or other selection basis among all Bonds of such Class, as specified in the related Prospectus Supplement.
                         See "Description of the Bonds-Payments of Principal."

                         The bond value ("Bond Value") for an item of Mortgage Collateral (defined below) securing a Series of Bonds will represent the principal amount of Bonds of such Series which can be supported by the distributions on such item of Mortgage Collateral (defined below), together with the reinvestment income thereon at the Assumed Reinvestment Rate (defined below) and, if applicable, the cash available to be withdrawn from any Security Fund (defined below) securing such Series of Bonds. This will be the case irrespective of prepayment on certain items of Mortgage Collateral (defined below) and the method used to determine its Bond Value. See "Security for the Bonds."

                         The Excess Cash ("Excess Cash") for a Series of Bonds as of any Payment Date will be the excess, if any, of the sum of (i) all distributions received on the Mortgage Collateral (defined below) securing such Series of Bonds in the period preceding such Payment Date, (ii) the reinvestment income thereon, and (iii) if applicable, the amount of cash withdrawn from any Security Fund (defined below) securing such Series of Bonds since the immediately preceding Payment Date, over the sum of (a) all interest accrued and paid or payable on the Bonds of such Series since the immediately preceding Payment Date, (b) the Required Principal Payment for such Series of Bonds for such Payment Date, (c) the principal amount of Bonds of such Series redeemed pursuant to any redemption since the immediately preceding Payment Date, (d) the amount of any required deposits to any applicable Security Fund (defined below) and (e) certain expenses, including the Owner-Trustee Fees and expenses, the Bond Trustee (defined below) fees and expenses (as disclosed in the Indenture for a Series of Bonds), the fees of the Master Servicer (defined below) and expenses (as disclosed in the Master Servicing Agreement [defined below] for a Series of Bonds) all as defined below. Reference is made to a form of Indenture filed as an Exhibit to the Registration Statement of which this Prospectus constitutes a part.

                         The Stated Maturity ("Stated Maturity") for each Class of Bonds comprising a Series of Bonds will be the date no later than that on which all Bonds of such Class will be fully paid. The Stated Maturity for a Class of Bonds will be determined based upon the quantity and quality of the Collateral (defined below) securing a Class of Bonds. Material facts regarding such Collateral (defined below) will be specified in the related Prospectus Supplement for a Series of Bonds and will be the basis of determining the Stated Maturity for a Class of Bonds. All or a portion of the payments, including prepayments on the Mortgage Collateral (defined below) securing a Series of Bonds, will be used to amortize Bonds of such Series, as specified in the related Prospectus Supplement. The rate of prepayments on the Mortgage Collateral (defined below) securing a Series of Bonds will depend on the characteristics of any mortgage loans included in or underlying such Mortgage Collateral (defined below), as well as on the prevailing level of interest rates from time to time and other economic factors. No assurance can be given as to the actual prepayment experience of such Mortgage Collateral (defined below). See "Description of the Bonds - Maturity and Prepayment Considerations."

REDEMPTION OF THE BONDS  To the extent specified in the Prospectus Supplement for a Series of Bonds, Bonds of such Series having other than monthly Payment Dates may be subject to special redemption ("Special Redemption"), in whole or in part, at a redemption price equal to 100% of the unpaid principal amount of the Bonds (or portion thereof) to be redeemed (or 100% of the unpaid Accreted Value of a Class of Compound Interest Bonds or portion thereof to be redeemed), plus accrued interest, if any, to the date specified in the related Prospectus Supplement, if, as a result of principal prepayments on the Mortgage Collateral (defined below) securing such Series of Bonds and the reinvestment yields then available, the Issuer, or the Bond Trustee determines, on the basis of assumptions specified in the Indenture for such Series of Bonds, that the debt service requirements on any portion of the Bonds of such Series cannot be met. Any such redemption would be limited to the principal amount of the Bonds of such Series that would otherwise be required to be paid on the next
                         Payment Date out of such principal prepayments due to the fact that the Bonds of a Series having other than a monthly Payment Date are payable on maturity, with no periodic payments, or have only one periodic payment remaining. In such an event 100% of the unpaid principal balance plus interest would be paid and the Bonds redeemed. If more principal were collected than could be distributed, the Excess Cash would be applied to the Collection Account (defined below) and then, if all stated conditions were met, the Excess Cash, or portion thereof, would be distributed to the Issuer or its designee. As a result, no Special Redemption of Bonds of a Series can shorten the maturity of the Bonds so redeemed by more than the period of time between the date on which the redemption occurs and the next succeeding Payment Date. Principal payments in the case of a Special Redemption will be applied to Bonds of a Series on a PRO RATA, random lot or other selection basis in the priority and manner specified in the related Prospectus Supplement. See "Description of the Bonds-Redemption."

                         Any Class of Bonds of a Series also may be redeemed prior to its Stated Maturity, in whole or in part, at the Issuer's option, or at the option of such other persons or entities described in the Prospectus Supplement, under the circumstances specified in the related Prospectus Supplement, at the percentage of the unpaid principal amount of such Bonds (or portion thereof specified in such Prospectus Supplement), plus accrued interest, if any, to the date specified in the related Prospectus Supplement. The Issuer may redeem Bonds of a Series on such terms as are disclosed in a Prospectus Supplement, which terms may be different
                         than those set forth herein.   See "Description of
                         the Bonds - Redemption."

                         Any Class of Bonds of a Series also may be subject to optional redemption by the holders of such Bonds or to mandatory redemption by the Issuer through the operation of a redemption fund ("Redemption Fund") on the terms and conditions specified in the related Prospectus Supplement.

SECURITY FOR THE BONDS   Unless otherwise specified in the related Prospectus
                         Supplement, each Series of Bonds will be secured by collateral ("Collateral") which will consist of the Mortgage Collateral (defined below) and the Security
                         Funds (defined below); and the Mortgage Collateral
                         ("Mortgage Collateral") will consist of the Pledged
                         Loans (defined below), the Mortgage Certificates
                         (defined below) and the Other Mortgage Certificates
                         (defined below).

MORTGAGE COLLATERAL

A.  PLEDGED LOANS        Unless otherwise specified in the related Prospectus
                         Supplement the Pledged Loans for a Series of Bonds may consist of mortgage loans insured by the Federal Housing Administration ("FHA Loans");
                         mortgage loans partially guaranteed by the Veterans
                         Administration ("VA Loans"); conventional mortgage loans; manufactured housing installment sale contracts ("Manufactured Housing Contracts") and installment loan agreements and either (i) security interests in the manufactured homes ("Manufactured
                         Homes" or "Manufactured Housing") purchased with the proceeds of such Manufactured Housing Contracts or (ii) with respect to certain of such Manufactured Housing Contracts, liens on the real estate to which the related manufactured homes are deemed permanently affixed; and loans to acquire interests in cooperative apartment buildings. The properties securing such Pledged Loans may consist of (i) detached homes, (ii) attached homes
                         (single-family units having a common wall), (iii) units located in condominiums, (iv) units in multifamily residential buildings, (v) interests in cooperative buildings; (vi)
                         Manufactured Housing and (vii) such other types of homes or units specified in the related Prospectus
                         Supplement. Each such detached or attached home will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor for a term at least two years greater than the term of the applicable Pledged Loan. The fee interest in any leased land will be subject to the lien securing the applicable Pledged Loan. Attached homes may consist of duplexes, triplexes and fourplexes (multi-family structures where the entire lot on which each structure is built is owned by the owners of the units) or townhouses
                         (multi-family structures in which each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common).

                         The Pledged Loans securing a Series of Bonds may be secured by residential properties which (a) are owner-occupied, (b) are owned by investors, or (c) serve as second residences, provided that, based upon information available at the origination of such Pledged Loans, the aggregate unpaid principal amount of all such Pledged Loans secured by second residences and investor owned residences may not exceed the percentage set forth in the related Prospectus Supplement of the aggregate unpaid principal amount of all Pledged Loans securing such Series of Bonds. The Pledged Loans secured by loans made in connection with a purchase or refinancing of cooperative apartments ("Cooperative Loans") are not secured by liens on real estate.

B.  MORTGAGE
CERTIFICATES             The Bonds of a Series may, but will not necessarily,
                         be secured by certificates ("Mortgage
                         Certificates"); GNMA certificates ("GNMA
                         Certificates") guaranteed by the Government
                         National Mortgage Association ("GNMA"); Mortgage
                         Participation Certificates ("FHLMC Certificates") issued by the Federal Home Loan Mortgage
                         Corporation ("FHLMC"); and Guaranteed Mortgage
                         Pass-Through Certificates ("FNMA Certificates") issued by the Federal National Mortgage Association
                         ("FNMA").

C.  OTHER MORTGAGE
CERTIFICATES             The Bonds of a Series may, but will not necessarily, be
                         secured by such other types of mortgage collateral, including mortgage pass-through certificates and mortgage-collateralized obligations ("Other Mortgage
                         Certificates") as may be specified in the related
                         Prospectus Supplement; and any other loans secured by direct or indirect interests in real estate which may be deemed acceptable as such by the rating agency or agencies ("Rating Agency") rating the Bonds of such Series.

                         Each item of Mortgage Collateral securing a Series of Bonds will be assigned a Bond Value at the Issue Date for the Bonds of such Series ("Initial Bond Value"), such that the Aggregate Initial Bond Values (defined below) of the Mortgage Collateral securing such Series of Bonds will at least be equal to the original principal amount of the Bonds of such Series. Scheduled payments of principal and interest on such Mortgage Collateral, together with cash available from the Security Funds (defined below) to the extent specified in the related Prospectus Supplement, net of applicable servicing, administration and guarantee fees and insurance premiums, together with reinvestment income thereon at the applicable Assumed Reinvestment Rates (defined below), all as specified in the related Prospectus Supplement, will be sufficient to make the required payments of interest on the Bonds of such Series and to pay the principal of each Class of Bonds of such Series not later than its Stated Maturity. The Mortgage Collateral securing a Series of Bonds will be registered or recorded in the name of the Bond Trustee (defined below) for such Series of Bonds and held by such Bond Trustee (defined below) as collateral security for the Bonds of that Series only. See "Security for the Bonds - GNMA Certificates," "Security for the Bonds-FHLMC Certificates,"

                         "Security for the Bonds - FNMA Certificates" and "Security for the Bonds-The Pledged Loans."

SECURITY FUNDS           For a Series of Bonds, the Security Funds ("Security
                         Funds") will consist of one or more of the following accounts:

A.  COLLECTION ACCOUNT   All distributions on the Mortgage Collateral

                         securing a Series of Bonds (net of any applicable servicing fees with respect to any Pledged Loans included in such Mortgage Collateral) will be remitted to an account ("Collection Account") to be maintained by the trustee for the Bonds ("Bond Trustee") for such Series of Bonds. The portion required, together with reinvestment income thereon at the applicable Assumed Reinvestment Rate (defined below) specified in the related Prospectus Supplement, will be available for application to the payment of the principal of and interest on the Bonds of such Series. The funds in the Collection Account will be used first for the payment of the fees and expenses of the Owner-Trustee, the Bond Trustee, and the Master Servicer. After payment of such fees and expenses the funds in the Collection Account will then be used to pay principal and interest on the Bonds. After the payment of such amounts excess funds may be used to fund the Over-Collateralization fund. See "Security for the Bonds - Collection Account."

B.  SUPPLEMENTAL DEBT
SERVICE FUND             With respect to each Series of Bonds secured by any
                         GNMA Certificates backed by FHA insured or VA guaranteed graduated payment mortgage loans ("GPM GNMA
                         Certificates") or by any Pledged Loans which provide for mortgage payments during a portion of their term which are less than the actual amount of principal and interest which would be payable thereon on a level debt service basis ("GPM Pledged Loans") (GPM GNMA
                         Certificates and GPM Pledged Loans are collectively referred to herein as the "GPM Collateral"), the Issuer will deposit cash, certificates of deposit or irrevocable letters of credit in the supplemental debt service fund maintained by the Bond Trustee for such Series of Bonds ("Supplemental Debt Service Fund"), but only with respect to GPM Collateral which is assigned an Initial Bond Value as if such GPM Collateral provided for payment on a level debt service basis over its full term. The amount of any deposit in the Supplemental Debt Service Fund for a Series of Bonds
                         (together with reinvestment income thereon at the applicable Assumed Reinvestment Rate (defined below) specified in the related Prospectus Supplement) will be sufficient to cover the amount by which payments of principal and interest on such GPM Collateral assumed in calculating payments due on the Bonds of such Series exceed scheduled payments on such GPM Collateral. The
                         Bond Trustee will, on any payment date on which the balance of the Supplemental Debt Service Fund exceeds the amount required to be maintained in such fund, pay such excess to the Issuer or its designee. However, a withdrawal of funds from the Supplemental Debt Service
                         Fund cannot be effectuated if it results in an underfunded Supplemental Debt Service Fund, even if it would not affect the credit rating of a Series of Bonds. See "Security for the Bonds - Supplemental
                         Debt Service Fund."

C.  BUY-DOWN FUND        With respect to each Series of Bonds secured by any
                         Pledged Loans which consist of level payment mortgage loans for which funds are provided by any person to reduce the borrowers' monthly payments during the early years of such Pledged Loans ("Buy-Down Pledged Loans"), the Issuer will deposit cash, certificates of deposit or irrevocable letters of credit in the buy-down fund maintained by the Bond Trustee for such Series of Bonds
                         ("Buy-Down Fund"), but only with respect to Buy-Down
                         Pledged Loans which are assigned an Initial Bond Value as if such Buy-Down Pledged

                           Loans provided for payment on a level debt service basis over their full term. The amount of any deposit in the Buy-Down Fund for a Series of Bonds (together with reinvestment income thereon at the applicable Assumed Reinvestment Rate (defined below)specified in the related Prospectus Supplement) will provide funds which, when added to the required payments by the mortgagors on such Buy-Down Pledged Loans, will be sufficient to cover payments of principal and interest on such Buy-Down Pledged Loans securing such Series of Bonds on a level debt service basis. The Issuer will have the right on any Payment Date to cause the Bond Trustee to withdraw funds from the Buy-Down Fund for a Series of Bonds to the extent the balance thereof exceeds the amount required to be maintained in such fund. See "Security for the Bonds -Buy-Down Fund."

 D.  RESERVE FUND          The Prospectus Supplement for a Series of Bonds may
                           specify that the Issuer will deposit cash, certificates of deposit, irrevocable letters of credit or other financial guarantees in one or more reserve funds maintained by the Bond Trustee for such Series of Bonds (collectively the "Reserve
                           Fund"), which may be used by the Bond Trustee to make any required payments of principal or interest on the Bonds of such Series to the extent funds are not otherwise available. The amount of any deposit in the Reserve Fund for a Series of Bonds will be specified in the Prospectus Supplement for such Series. In the alternative, the Reserve Fund for a Series of Bonds may be funded, in whole or in part, through application of all or a portion of the Excess Cash, to the extent described in the related
                           Prospectus Supplement. The Issuer will have the right on any Payment Date to cause the Bond Trustee to withdraw funds from the Reserve Fund for a Series of Bonds and pay such funds to or upon the order of the Issuer to the extent that any such withdrawal does not result in a downgrading of the applicable rating of the Bonds of such Series by the Rating Agency. However, a withdrawal of funds from the Reserve Fund may not be effected if it would result in an under funded Reserve Fund, even if it would not adversely affect the credit rating of a Series of Bonds. See "Security for the Bonds-Collection Account" and "Security for the Bonds-Reserve Fund."

 E. OVERCOLLATERALIZATION  To the extent specified in the Prospectus Supplement
FUND for a Series of Bonds, the Initial Bond Value of the Mortgage Collateral securing such Series of Bonds may exceed the original principal amount of the Bonds of such Series by an aggregate amount ("Aggregate Initial Overcollateralization Amount"). In such event, the Issuer will establish an overcollateralization fund to be maintained by the Bond Trustee for such Series of Bonds ("Overcollateralization Fund"). The amount of any deposits in the Overcollateralization Fund for a Series of Bonds (together with reinvestment income thereon at the applicable Assumed Reinvestment Rate (defined below) specified in the related Prospectus Supplement) may be used by the Bond Trustee to make any required payments of principal and interest on the Bonds of such Series in the event of uninsured losses on the Pledged Loans securing such Series of Bonds. See "Description of the Bonds-Valuation of the Mortgage Collateral."

F. SUPPLEMENTAL CUSTODIAL
FUND If specified in the related Prospectus Supplement, the Bond Trustee shall deposit monies, if any, received by it for the establishment of a supplemental custodial reserve fund ("Supplemental Custodial Reserve Fund") and monies from the Collection Account upon notification that either the Master Servicer or Servicer are making servicing advances under a specific mortgage loan due to delinquency or failure by the mortgagor to make regularly scheduled mortgage payments, which shall be in the amount of such advances, liquidation proceeds deposited directly by the Bond Trustee in the event the Bond Trustee forecloses on or otherwise liquidates a mortgaged property ("Mortgaged Property").

G.  INSURANCE POLICIES        If specified in the Prospectus Supplement for a
                              Series of Bonds secured by any Pledged Loans, the Issuer will assign to the Bond Trustee for such Series of Bonds payments due under certain mortgage insurance, hazard insurance and other policies (collectively, "Insurance Policies"), which may include (i) Mortgage Insurance Policies
                              (defined below) which may consist of (a) primary mortgage insurance policies ("Primary Mortgage
                              Insurance Policies") which, either alone or in combination with excess coverage mortgage insurance policies ("Excess Coverage Mortgage
                              Insurance Policies"), will insure (subject to their provisions and certain limitations) conventional Pledged Loans not covered solely by the Pool Insurance Policy (defined below) against all or a portion of any loss sustained by reason of nonpayments by the mortgagors, (b) one or more mortgage pool insurance policies (collectively,
                              "Pool Insurance Policy") providing coverage in an amount specified in the related Prospectus
                              Supplement, or (c) any combination thereof as specified in the related Prospectus Supplement,
                              (ii) FHA insurance and VA guarantees covering all Pledged Loans which are FHA and VA Loans, respectively, in the amounts and subject to the terms described herein, (iii) standard hazard insurance policies ("Standard Hazard Insurance
                              Policies") insuring Pledged Loans against certain losses due to various causes, including fire, lightning and windstorm, (iv) a special hazard insurance policy ("Special Hazard Insurance
                              Policy") insuring Pledged Loans, unless otherwise specified in the related Prospectus Supplement, against certain losses which are not covered by the Standard Hazard Insurance Policies with respect to such Pledged Loans (including vandalism, earthquakes, landslides and mud flows) in an amount specified in the related Prospectus
                              Supplement, (v) a mortgagor bankruptcy bond
                              ("Mortgagor Bankruptcy Bond") in an initial amount specified in the related Prospectus Supplement which will provide for payments in an amount specified in such Prospectus Supplement in the event of the bankruptcy of the mortgagor of a Pledged Loan and (vi) such other Insurance
                              Policies as may be specified in the related
                              Prospectus Supplement. In the alternative, partially or entirely in lieu of any Insurance
                              Policy, to the extent specified in the Prospectus
                              Supplement for a Series of Bonds, the Issuer may make deposits to a reserve fund for such Series of Bonds in amounts acceptable to the Rating Agency.
                              To the extent specified in the applicable
                              Prospectus Supplement and to the extent it will not result in the downgrading of the then rating of any Series of Bonds by the Rating Agency, certain Insurance Policies (or deposits in lieu thereof) may be pledged to secure more than one
                              Series of Bonds. With respect to any Series of Bonds, the Issuer also will have the right to substitute comparable coverage from another insurer or provide equivalent protection for any of the Insurance Policies (or deposits in lieu thereof) securing such Series of Bonds so long as such substitution will not result in the downgrading of the then rating of the Bonds of such Series by the Rating Agency. See "Security for the Bonds -Insurance Policies - Mortgage
                              Insurance on the Pledged Loans," "Security for the Bonds - Insurance Policies - Hazard Insurance on the Pledged Loans," "Security for the Bonds -
                              Mortgagor Bankruptcy Insurance on the Pledged
                              Loans" and "Security for the Bonds - Other
                              Coverage on the Pledged Loans."

H.  MASTER SERVICER AND
AGREEMENTS                    Various Servicers will perform certain servicing
                              functions with respect to any Pledged Loans
                              securing a Series of Bonds.   If specified in
                              the Prospectus Supplement for a Series of Bonds, the Issuer may enter into a master servicing agreement with respect to such Series of Bonds ("Master Servicing Agreement") with a company identified in such Prospectus
                              Supplement ("Master Servicer") pursuant to which the Master Servicer will administer and supervise the performance by the Servicers of their duties and responsibilities under the Servicing Agreements with respect to such Series of Bonds. Each such Servicer will be obligated under a servicing agreement
                              (collectively, "Servicing Agreements") to perform customary servicing functions and to advance funds to cover certain payments not made by the mortgagors to the extent described herein. Pursuant to the Master
                              Servicing Agreement with respect to a Series of Bonds, the Master Servicer will be obligated to advance funds to cover any required advances not made by the Servicers to the extent such advances are recoverable under the Insurance
                              Policies or from the proceeds of liquidation of the Pledged Loans securing such Series of Bonds or as provided in the related Prospectus
                              Supplement. If the Issuer of a Series of Bonds is a Trust, the Issuer will assign to such Trust its rights under the Master Servicing
                              Agreement with respect to such Series of Bonds.
                              The Issuer will assign to the Bond Trustee its rights under the Master Servicing Agreement and the Servicing Agreements with respect to a Series of Bonds as security for the Bonds of such Series. If the Issuer does not enter into a Master Servicing Agreement with respect to a Series of Bonds, another entity acceptable to the Rating Agency will assume the obligations of the Master Servicer described herein. See
                              "Servicing of the Pledged Loans."

I.  THE FUNDING AGREEMENTS    The Issuer and various currently undesignated
                              limited purpose Finance Companies which may be affiliated with home builders, thrifts, commercial banks, mortgage bankers or other entities engaged in mortgage finance may enter into Funding
                              Agreements ("Funding Agreements") pursuant to which (i) each such Finance Company will borrow a portion of the proceeds of the sale of such Series of Bonds; (ii) each such Finance Company will agree to repay the loan made to it by causing payments to be made to the Bond Trustee in such amounts as are necessary to pay the principal of and interest on the loan made to it as the same becomes due; and (iii) each Finance Company will pledge to the Issuer security for its loan. The right, title and interest in the Collateral and all proceeds thereof pledged by the Finance
                              Companies under the Funding Agreements (except for the rights to receive certain fees and reimbursement for certain expenses and the right to indemnification) will be assigned to the Bond
                              Trustee as security for a Series of Bonds.  See
                              "Funding Agreements" and "The Issuer - Directors and Executive Officers."

J.  OTHER FUNDS AND
    ACCOUNTS If specified in the Prospectus Supplement for a Series of Bonds, the Issuer will maintain with the Bond Trustee for such Series of Bonds such other funds or accounts ("Other Funds") described in such Prospectus Supplement.

TAX STATUS OF THE BONDS       The Bonds of each Series will be taxable
                              obligations as provided in the Internal Revenue
                              Code of 1986, as amended ("Code"), and interest
                              paid or accrued, including original issue discount
                              ("OID") with respect to any Compound Interest
                              Bonds or any other Class of Bonds issued with OID
                              will constitute taxable interest income. If
                              specified in the related Prospectus Supplement, an
                              election may be made with respect to the
                              Collateral securing a Series of Bonds to treat
                              such Collateral as a REMIC for federal income tax
                              purposes.  In the absence of a REMIC election,
                              Bonds owned by domestic building and loan
                              associations and other thrift institutions will
                              not be considered "loans secured by an interest in
                              real property"  or "qualifying real property
                              loans." Bonds owned by a real estate investment
                              trust will not be treated as "real estate assets."
                              Interest on the Bonds will not be considered
                              "interest on obligations secured by mortgages on
                              real property."   See "Certain Federal Income Tax
                              Consequences."

ERISA A fiduciary of any employee benefit plan subject to the Employment Retirement Income Security Act of 1974 ("ERISA") should consult his own legal advisors as to whether the acquisition or retention of bonds could constitute a "prohibited transaction" under the ERISA provisions. See "Certain Federal Income Tax Consequences - ERISA Consequences."

LEGAL INVESTMENT              The Prospectus Supplement for each Series of Bonds
                              will specify whether the Bonds of such Series will constitute "mortgage related securities" under
                              SMMEA and, as such, will be "legal investments" for certain types of institutional investors to the extent provided in SMMEA. See "Legal
                              Investment."


                         CERTAIN CONSIDERATIONS

     THE BONDS OF A SERIES OFFERED THROUGH THIS PROSPECTUS AND A RELATED PROSPECTUS SUPPLEMENT ARE SUBJECT TO CERTAIN RISKS. PRIOR TO MAKING AN INVESTMENT DECISION, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING SPECIAL CONSIDERATIONS, ALONG WITH OTHER INFORMATION IN THIS PROSPECTUS AND A RELATED PROSPECTUS SUPPLEMENT. THE NUMBER AND NATURE OF ALL POSSIBLE RISKS CANNOT BE ASCERTAINED; OFFEREES MUST RECOGNIZE THAT ALMOST ANY KIND OF ADVERSITY MAY PRECLUDE THE ACHIEVEMENT OF STATED OBJECTIVES OF THE ISSUER, PRECLUDE POSITIVE OPERATING RESULTS AND/OR RESULT IN A LOSS OF INVESTMENT. OFFEREES UNABLE OR UNWILLING TO ASSUME SUCH RISKS MUST NOT CONSIDER THE PURCHASE OF THE BONDS OF A PARTICULAR SERIES.

     LIMITED LIABILITY. The Bonds of each Series will be limited obligations of the Issuer, payable solely from the Collateral pledged to secure such Series of Bonds. The Bonds of a Series will represent obligations solely of the Issuer and will not be insured or guaranteed by the United States Government or any other governmental agency. A default with respect to the Bonds of a Series could occur even in the absence of a default of a portion of the Pledged Loans securing the Bonds of such Series. The Finance Companies will not guaranty, nor otherwise be obligated to pay, the Bonds of any Series. The Issuer will not guaranty, nor otherwise will be obligated to pay, any Series of Bonds issued by a Trust established by the Issuer. Although, with respect to any Series of Bonds, the GNMA Certificates, FHLMC Certificates and FNMA Certificates securing such Series of Bonds will be covered by GNMA, FHLMC and FNMA guarantees, respectively, and the Pledged Loans securing a Series of Bonds will be covered by certain Insurance Policies, no Series of Bonds will be insured or guaranteed by GNMA, FHLMC, FNMA, any insurer, the Master Servicer, any Servicer or by any other person or entity. Any Insurance Policies on the Pledged Loans securing a Series of Bonds will not cover all contingencies and will cover other contingencies only to a limited extent. The Overcollateralization Amount (defined below) securing a Series of Bonds will cover losses on such Pledged Loans only to the extent of such Overcollateralization Amount.
See "Security for the Bonds - Overcollateralization Fund."

     LIMITED LIQUIDITY. There can be no assurance that a secondary market will develop for the Bonds of any Series or, if it does develop, that it will provide the holders of Bonds ("Bondholders") of such Series with liquidity in their investment or that such liquidity will remain for the term of such Series of Bonds. Holders of the Bonds may have difficulty selling the Bonds during periods in which a secondary market fails to develop. Even if such markets develop, market and yield fluctuations may preclude immediate realization of amounts originally paid for such Bonds in the event the Bonds are sold in such markets. See "Description of the Bonds - Book Entry Registration."

     CERTAIN INVESTMENT CONSIDERATIONS. An investment in Bonds may be adversely affected by, among other things, a decline in real estate values or a decline in mortgage market interest rates. Secondly, notwithstanding the state of the real estate market generally, the actual rates of delinquencies or foreclosures experienced with respect to the Pledged Loans could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by an applicable credit enhancements, Bondholders of Bonds of a Series will bear the risk of loss resulting from defaults by mortgagors and certain other hazards and will have to look primarily to the value of the Mortgaged Properties (or related mortgaged properties) for recovery of the outstanding principal and unpaid interest of the defaulted Pledged Loans. The rate at which prepayments are made on the Pledged Loans will affect the life of the related series of Bonds. If mortgage interest rates fall below the rates on the Mortgage Collateral underlying a Series of Bonds, the rate of prepayment on such Mortgage Collateral can be expected to increase. Prepayments may also be influenced by a number of other factors, such as homeowner mobility, economic conditions, enforceability of "due-on-sale" clauses, prevailing general and local economic conditions and the availability of mortgage funds. Such prepayments would reduce the value of the Mortgage Collateral for a Series of Bonds. See "Description of the Bonds - Valuation of the Mortgage Collateral."

     SALE OF MORTGAGE COLLATERAL ON DEFAULT. If an Event of Default (defined below) occurs with respect to any Series of Bonds, there can be no assurance that the Mortgage Collateral securing such Series of Bonds will be sufficient to pay the principal and interest due on such Bonds. The value of the Mortgage Collateral securing a Series of Bonds generally will fluctuate with changes in prevailing rates of interest. Consequently, the Mortgage Collateral securing a Series of Bonds or the Eligible Investments (defined below) in which the Collection Account and the Security Funds for a Series of Bonds may be invested may be liquidated at a discount from par value or from their purchase price, in which case the proceeds of liquidation might be less than the outstanding principal amount of and accrued interest on the Bonds of that Series. In such event the Issuer may be unable to pay in full the principal of and interest on the Bonds of such Series. The Bond Trustee will be prohibited from selling the Collateral securing a Series of Bonds unless (a) the proceeds of such sale will be sufficient to pay in full the principal of and accrued interest on the outstanding Bonds of such Series at the date of such sale, or (b) if the proceeds of such sale will not be sufficient to pay in full the principal of and accrued interest on the outstanding Bonds of such Series at the date of such sale, the Bond Trustee (i) obtains the consent of holders of two-thirds of the entire principal amount of the outstanding Bonds of such Series and determines that the Collateral securing the Bonds would not continue to provide sufficient funds for the payment of principal of and interest on the Bonds as they would have become due if the Bonds had not been declared due and payable or (ii) obtains the consent of the holders of the entire principal amount of the outstanding Bonds. (Indenture, Section 6.04.)

     If, following an Event of Default (defined below), the Bonds of a Series have not been declared to be due and payable or if such declaration and its consequences are annulled and rescinded, the Bond Trustee may, if it determines it to be in the best interests of the Bondholders, or at the request of the holders of the majority in principal amount of the outstanding Bonds of such Series shall, refrain from liquidating the Mortgage Collateral for the Bonds of such Series. (Indenture, Section 6.05.) See "Certain Legal Aspects of Pledged Loans - Foreclosure."

     FHLMC GUARANTY. Payment of principal and interest on any FHLMC Certificates securing a Series of Bonds will be guaranteed by FHLMC. This guaranty will be backed by the credit of FHLMC, a federally chartered, privately owned corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FHLMC Certificates. Neither the United States nor any agency thereof is obligated to finance FHLMC's operations or to assist FHLMC in any other manner. See "Additional Information" for the availability of the FHLMC Information Statement and other information respecting FHLMC and FHLMC Certificates. See "Security for the Bonds - FHLMC Certificates."

     FNMA GUARANTY. Full and timely payment of interest and principal on any FNMA Certificates securing a Series of Bonds will be guaranteed by FNMA. This guaranty will be backed by the credit of FNMA, a federally chartered, privately owned corporation. The full faith and credit of the United States will not, however, guarantee any payments on any such FNMA Certificates. Neither the United States nor any agency thereof is obligated to Finance FNMA's operations or to assist FNMA in any other manner. See "Additional Information" for the availability of the FNMA Prospectus and other information respecting FNMA and FNMA Certificates. See "Security for the Bonds - FNMA Certificates."

     BOOK-ENTRY REGISTRATION. Issuance of Bonds in book-entry form may reduce the liquidity of such Bonds in the secondary trading market since investors may be unwilling to purchase Bonds for which they cannot obtain physical certificates. Since transactions in Bonds will, in most cases, be able to be effected only through Cede & Co. and certain banks, the ability of a Bondholder to pledge a Bond to persons or entities that do not participate in the Cede system, or otherwise to take actions in respect of such Bonds, may be limited due to lack of a physical certificate representing the Bonds. See "Description of the Bonds - Book Entry Registration."

     CREDIT ENHANCEMENTS. If credit enhancements are provided with respect to a Series of Bonds, such credit enhancements will not cover all contingencies and will cover certain contingencies only to a limited extent, in each case as specified in the related Prospectus Supplement. See "Security for the Bonds - Other Coverage on the Pledged Loans."

     STATE AND FEDERAL REGULATIONS. Applicable state laws generally regulate interest rates and other charges, require certain disclosures and require licensing of the entities originating or acquiring the Pledged Loans ("Originators") and the Master Servicer. In addition, most states have other laws, public policy and general principles of equity relating to the protection of consumers and which regulate unfair and deceptive practices and practices which may apply to the origination, servicing and collection of the Pledged Loans. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Pledged Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative sanctions. The Pledged Loans may be subject to certain federal laws, including; (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Pledged Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Pledged Loans; (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit;
(iii) the Real Estate Settlement Procedures Act, which establishes certain requirements for disclosure regarding mortgage transactions and originators of mortgage loans; and (iv) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience. See "Certain Legal Aspects of the Pledged Loans."

     SECURITY INTERESTS AND OTHER ASPECTS OF MANUFACTURED HOUSING CONTRACTS. Each Manufactured Housing Contract is secured by a security interest in a Manufactured Home. Perfection of security interests in Manufactured Homes and enforcement of rights to realize upon the value of Manufactured Homes as collateral for Manufactured Housing Contracts are subject to a number of Federal and state laws, including the Uniform Commercial Code ("UCC") as adopted in each state and each state's certificate of title statutes. The steps necessary to perfect the security interest in a Manufactured Home will vary from state to state. In addition, numerous Federal and state consumer protection laws impose requirements on lending under conditional sales contracts and installment loan agreements such as the Manufactured Housing Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and claims by such assignees may be subject to set-off as a result of such lender's or seller's noncompliance. These laws would apply to the Bond Trustee as assignee of the Manufactured Housing Contracts. The seller of Manufactured Housing Contracts to the Issuer will warrant that each Manufactured Housing Contract complies with all requirements of law and will make certain warranties relating to the validity, subsistence, perfection and priority of the security interest in each manufactured home securing a Manufactured Housing Contract. A breach of any such warranty that materially and adversely affects any Manufactured Housing Contract would create an obligation of the seller to repurchase such Manufactured Housing Contract unless such breach is cured. If the recovery of amounts due on Manufactured Housing Contracts is dependent on repossession and resale of Manufactured Homes securing Manufactured Housing Contracts that are in default, certain other factors may limit the ability of the Bondholders to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due. See "Certain Legal Aspects of Pledged Loans - Enforcement of Rights under Installment Contracts."

     RISKS ASSOCIATED WITH NON-OWNER OCCUPIED PROPERTIES. Certain of the Mortgaged Properties relating to Pledged Loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on Pledged Loans secured by non-owner occupied properties could be higher than for Pledged Loans secured by the primary residence of the borrower. See "Certain Legal Aspects of Pledged Loans."

     CHARACTERISTICS OF SECOND MORTGAGES. Certain of the Mortgage Collateral may consist of Pledged Loans which will be home equity loans secured by junior liens subordinate to senior liens ("Second Mortgage Loans"). As a result, the proceeds from any liquidation, insurance or condemnation proceeds will be available to satisfy the principal balance of a Second Mortgage Loan only to the extent that the claims, if any, of each such senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a second mortgagee may not foreclose on the Mortgaged Property securing the Second Mortgage Loan unless it forecloses subject to the related senior mortgage, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of a default thereunder. Generally, a Servicer will satisfy each such senior mortgage at or prior to the foreclosure sale only to the extent that it determines that any amounts so paid will be recoverable from future payments and collections on the Second Mortgage Loans or otherwise. See "Certain Legal Aspects of Pledged Loans."

     COOPERATIVE LOANS. If specified in the related Prospectus Supplement for a Series of Bonds, the Mortgage Collateral may contain Pledged Loans which are Cooperative Loans. Such Cooperative Loans are not secured by liens on real estate. The "owner" of a cooperative apartment does not own the real estate constituting the apartment, but owns shares of stock in a corporation which holds title to the building in which the apartment is located, and by virtue of owning such stock is entitled to a proprietary lease to occupy the specific apartment. Thus, a Cooperative Loan is a personal loan secured by a lien on the shares and an assignment of the lease. If the borrower defaults on a Cooperative Loan, the lender's remedies are similar to the remedies which apply to a foreclosure of a mortgage or deed of trust, in that the lender can foreclose the loan and assume "ownership" of the apartment. There are certain risks which arise as a result of the cooperative form of ownership which differentiate Cooperative Loans from other types of Pledged Loans. For example, the power of the board of directors of most cooperative corporations to reject a proposed purchaser of a unit owner's shares (and prevent the sale of an apartment) for any reason (other than reasons based upon unlawful discrimination), or for no reason, significantly reduces the number of potential purchasers in the event of a foreclosure. See "Certain Legal Aspects of Pledged Loans - Anti-Deficiency Legislation and Other Limitations on Lenders."

     BALLOON LOANS. Certain of the Mortgage Collateral may consist of Pledged Loans which were originated with a Stated Maturity of less than the period of time of the corresponding amortization schedule ("Balloon Loans"). As a result, upon the maturity of a Balloon Loan, the mortgagor will be required to make a "balloon payment" which will be significantly larger than such mortgagor's previous monthly payments. The ability of such a mortgagor to repay a Balloon Loan at maturity frequently will depend on such mortgagor's ability to refinance such Balloon Loan. The ability of a mortgagor to refinance such Balloon Loan will be affected by a number of factors, including the interest rates on real estate loans at the time, the value of the related Mortgaged Property, the mortgagor's equity in the related Mortgaged Property, the financial condition of the mortgagor, the tax laws and general economic conditions at the time. See "Certain Aspects of Pledged Loans - General."

     DEFAULTS ON MORTGAGE COLLATERAL. Unless otherwise specified in the Prospectus Supplement, the Collateral securing a series of Bonds will not be insured or guaranteed in whole or in part by the United States, any other governmental agency or any private mortgage insurer. The Mortgage Collateral may include non-recourse loans with respect to the mortgagor meaning the only source of payment will be amounts realized from the property secured by such Mortgage Collateral. In addition, if a mortgagor files for bankruptcy protection, bankruptcy laws may preclude immediate process to realize any proceeds from the underlying property securing such Mortgage Collateral and may prevent any deficiency judgment against a mortgagor from being obtained, thus reducing the total amount of collateral securing a series of Bonds. See "Certain Legal Aspects of Pledged Loans - Foreclosure."

     RISKS ASSOCIATED WITH LIQUIDATION OF PROPERTY SECURED BY DEFAULTED PLEDGED LOANS. General economic conditions and other factors (which may not affect real property values) may have an impact on the ability of borrowers to repay Pledged Loans. Loss of earnings, illness, divorce and other factors may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a mortgagor, it is possible that the Bondholders could experience a loss with respect to such mortgagor's loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such mortgage loan or permanently reduce the principal balance of such mortgage loan, thus either delaying or permanently limiting the amount received by the Bond Trustee with respect to such mortgage loan. Moreover, in the event a bankruptcy court prevents the transfer of the related Mortgaged Property to the Bond Trustee, any remaining balance on such mortgage loan may not be recoverable. See "Security for the Bonds - Mortgagor Bankruptcy Insurance on the Pledged Loans."

     Even assuming that the Mortgaged Properties provide adequate security for the Pledged Loans, substantial delays could be encountered in connection with the liquidation of defaulted Pledged Loans, with corresponding delays in the receipt of related proceeds by the Bond Trustee. An action to foreclose on a Mortgaged Property securing a Pledged Loan is regulated by state statutes and rules and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. In some states an action to obtain a deficiency judgment would not be permitted following a nonjudicial sale of a Mortgaged Property. In the event of a default by a mortgagor, these restrictions, among other things, may impede the ability of the Master Servicer to foreclose on or sell the Mortgaged Property. The Master Servicer will be entitled to deduct from liquidation proceeds thereof all expenses reasonably incurred in attempting to recover amounts due on the related loan payments to prior lienholders, legal fees and costs of legal action, real estate taxes and maintenance and preservation expenses. In the event that any Mortgaged Properties fail to provide adequate security for the related Pledged Loans, if insufficient funds are available from any Reserve Account and the Issuer does not receive sufficient funds from the insurance company covering the loss, the Bondholders may experience a loss.

     Liquidation expenses with respect to defaulted Pledged Loans do not vary directly with the outstanding principal balance of the Pledged Loans at the time of default. Therefore, assuming that a Master Servicer would take the same steps in realizing upon a defaulted Pledged Loan having a small remaining principal balance as it would in the case of a defaulted Pledged Loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller Pledged Loan than would be the case with a larger mortgage loan.
Because the average outstanding principal balances of the Pledged Loans which are Second Mortgage Loans are small relative to the size of the Pledged Loans in a typical pool composed entirely of first mortgages, realizations net of liquidation expenses on defaulted Pledged Loans which are Second Mortgage Loans may also be smaller as a percentage of the principal amount of such Pledged Loans than would be the case with typical pool of first mortgage loans. See "Certain Legal Aspects of Pledged Loans - Foreclosure."

     LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended ("Relief Act"), or similar state legislation, a mortgagor who enters military service after the origination of a mortgage loan (including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the Pledged Loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could affect, for an indeterminate period of time, the ability of the Master Servicer to collect full amounts of interest on certain of the Pledged Loans. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Pledged Loan during the mortgagor's period of active duty status. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses caused by the inability to realize upon the Mortgaged Property in a timely fashion. See "Certain Legal Aspects of Pledged Loans - Anti-Deficiency Legislation and Other Limitations on Lenders."

     ENVIRONMENTAL CONSIDERATIONS. Under the federal Comprehensive Environmental Response Compensation and Liability Act, as amended, ("CERCLA") and under certain state laws, a secured party which takes a deed in lieu of foreclosure, purchases a Mortgaged Property at a foreclosure sale or operates a Mortgaged Property may become liable in certain circumstances for the costs of remedial action ("Remedial Action Costs") if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Remedial Action Costs may be substantial. It is possible that such Remedial Action Costs could subject the Collateral to a lien and reduce the amounts otherwise available to pay to the holders of the Bonds if a Mortgaged Property securing a Pledged Loan was acquired by the Bond Trustee through foreclosure or deed-in-lieu of foreclosure and if such Remedial Action Costs were incurred. Moreover, certain state laws impose a lien for any Remedial Action Costs incurred by such states on the property that is the subject of such Remedial Action Costs. Foreclosure on any Mortgaged Property known to be contaminated with or affected by hazardous wastes or hazardous substances will be prohibited. The amounts otherwise available to distribute to Bondholders may be reduced if a Mortgaged Property securing a defaulted Pledged Loan is prohibited to be foreclosed. If a Mortgaged Property is foreclosed upon and thereafter such Mortgaged Property is determined to be contaminated, the Collateral may be reduced by the amounts of any Remedial Action Costs imposed on the Bond Trustee. See "Legal Aspects of Pledged Loans - Environmental Considerations."

                                   USE OF PROCEEDS

     The Issuer will use all of the net proceeds from the sale of the Bonds of a Series (i) to purchase or repay indebtedness with respect to the Mortgage Collateral securing such Series of Bonds or (ii) to fund loans to each Finance Company participating in such Series of Bonds pursuant to the Funding Agreements with each such Finance Company. The net proceeds of the offering of Bonds of a Series will be held in trust by the Issuer for the benefit of holders of Bonds of such Series pending release (expected to be simultaneous) from such trust upon receipt by the Bond Trustee of the Collateral for such Series of Bonds.

                         DESCRIPTION OF THE BONDS

     The Bonds of each Series will be issued pursuant to the Indenture for such Series and will be secured by the Mortgage Collateral and the Security Funds for such Series of Bonds. The following summaries describe certain provisions of the Bonds. The summaries do not purport to be complete and are subject to the provisions of the Indenture relating to each Series of Bonds. When particular provisions or terms used in the Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

     The Indenture does not limit the amount of Bonds that can be issued thereunder and provides that any Bonds of a Series may be issued thereunder up to the aggregate principal amount that may be authorized from time to time by the Issuer. (Indenture, Section 3.01.) Each Series of Bonds will consist of one or more Classes of Bonds and may include (i) one or more Classes of Compound Interest Bonds upon which interest will accrue but will not be payable until each Class of Bonds of such Series with an earlier Stated Maturity has been paid in full or until such other time as may be specified in the Prospectus Supplement for such Series of Bonds, (ii) one or more Classes of Bonds ("Floating Rate Bonds" or "Variable Rate Bonds") on which the interest rate may be adjusted periodically, (iii) one or more Classes of Bonds ("Principal Only Bonds" or "Zero Coupon Bonds") which do not bear interest and (iv) one or more Classes of Bonds ("Planned Amortization Class Bonds," "Super Planned Amortization Class Bonds," "Targeted Planned Amortization Class Bonds," "Scheduled Amortization Yield Bonds," "Stabilized Mortgage Reduction Term Bonds" or "Sinker Bonds") on which principal payments are made pursuant to a specified repayment schedule to the extent to which funds are available therefor, regardless of which other Classes of such Bonds remain outstanding as described in the Prospectus Supplement for such Series. As specified in the Prospectus Supplement for a Series of Bonds, the Bonds of a Series may be (i) Bonds with respect to which no election is intended to be made with respect to the Collateral securing such Series of Bonds to treat such Collateral as a REMIC for federal income tax purposes ("Non-REMIC Bonds") or (ii) Bonds as to which such an election is intended to be made ("REMIC Bonds"). The Classes of Bonds in a Series consisting of REMIC Bonds may constitute "regular interests" (defined below) in a REMIC or "residual interests" (defined below) in a REMIC. See "Federal Income Tax Consequences to Bondholders."

     The Bonds of each Series will be issued in fully registered, certificated or book-entry form in the minimum denominations for each Class specified in the related Prospectus Supplement. (Indenture, Section 3.02.) The Bonds of each Series in certificated form may be transferred or exchanged at the corporate trust office of the Bond Trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. (Indenture, Section 3.05.). See "Description of the Bonds Book Entry Registration."

     Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, the Bond Trustee will make payments of principal and interest on the Bonds of a Series by checks mailed to registered holders of such Bonds as of the record date specified in such Prospectus Supplement for such Series of Bonds at their addresses appearing on the books and records of the Issuer, except that the final payments in retirement of each Class of Bonds of a Series in certificated form will be made only upon presentation and surrender of such Bonds at the office or agency of the Issuer maintained for that purpose. (Indenture, Section 3.07.)

PAYMENTS OF INTEREST

     Unless otherwise specified in the related Prospectus Supplement, each Class of Bonds of a Series will bear interest on its outstanding principal amount at a fixed or variable rate as specified in the related Prospectus Supplement.
Unless otherwise specified in the related Prospectus Supplement, interest on all Bonds of a Series other than Compound Interest Bonds will be paid periodically on the dates specified in such Prospectus Supplement. Payments of interest on a Class of Compound Interest Bonds included in such Series will not begin until each Class of Bonds of such Series with an earlier Stated Maturity has been paid in full or until such other time as may be specified in the Prospectus Supplement for such Series of Bonds. A later Class of Compound Interest Bonds would, unless otherwise specified in the related Prospectus Supplement, be effectively subordinated to bonds with an earlier Stated Maturity. Prior to that time, interest on such Class of Compound Interest Bonds will accrue and will be added to the principal amount of such Bonds. Thereafter, unless otherwise specified in the related Prospectus Supplement, interest payments will be made on such Class of Compound Interest Bonds on the unpaid Accreted Value of such Class of Compound Interest Bonds. Unless otherwise specified in the related Prospectus Supplement, the Accreted Value of a Class of Compound Interest Bonds will equal the original principal amount of such Class of Compound Interest Bonds plus accrued and accumulated interest compounded thereon through the immediately preceding Payment Date for such Series, less any principal payments made on such Class of Compound Interest Bonds.

PAYMENTS OF PRINCIPAL

     Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, principal payments will be made on the Bonds of such Series on the Payment Dates specified in such Prospectus Supplement in an aggregate amount equal to the sum of (i) the Required Principal Payment (defined below) and (ii) the percentage, if any, of the Excess Cash (defined below) specified in such Prospectus Supplement. With respect to Required Principal Payments:

     (i) Unless otherwise specified in the Prospectus for a Series of Bonds, the Required Principal Payment for each Payment Date for such Series of Bonds will be an amount equal to the difference between (a) the sum of (1) the principal amount of the Bonds of such Series outstanding as of the close of business on the immediately preceding Payment Date, and (2) the amount of interest, if any, accrued on any Compound Interest Bonds included in such Series but not paid or compounded since the Issue Date and (b) the aggregate Outstanding Bond Values (defined below) of the Mortgage Collateral securing such Series of Bonds as of the current Payment Date.

     (ii) In the case of the first Payment Date, the Required Principal Payment will be an amount equal to the difference between (a) the sum of (1) the principal amount of the Bonds of such Series outstanding as of the Issue Date and (2) the amount of interest, if any, accrued on any Compound Interest Bonds included in such Series but not paid or compounded since the Issue Date, and (b) the aggregate Outstanding Bond Values of the Mortgage Collateral securing such Series of Bonds as of the current Payment Date.

     (iii) In the event a redemption or Special Redemption has occurred since the immediately preceding Payment Date, the Required Principal Payment will be the difference between (a) the sum of (1) the principal amount of the Bonds of such Series outstanding as of the latest redemption date or special redemption date (defined below), and (2) the amount of interest, if any, accrued on any Compound Interest Bonds included in such Series but not paid or compounded since the immediately preceding Payment Date which is not then payable and (b) the aggregate Outstanding Bond Values of the Mortgage Collateral securing such Series of Bonds as of the current Payment Date.

     All payments of principal on the Bonds of a Series will be allocated among the Classes of Bonds of such Series in the order and amounts specified in the related Prospectus Supplement. All payments of principal on Bonds of a particular Class will be applied on a PRO RATA, random lot or other selection basis among all Bonds of such Class, as specified in the related Prospectus Supplement. See "Description of the Bonds-Payments of Principal and Interest."

     The Excess Cash for a Series of Bonds as of any Payment Date will be the excess, if any, of the sum of (i) all distributions received on the Mortgage Collateral securing such Series of Bonds in the period preceding such Payment Date, (ii) the reinvestment income thereon, and (iii) if applicable, the amount of cash withdrawn from any Security Fund securing such Series of Bonds since the immediately preceding Payment Date, over the sum of (a) all interest accrued and paid or payable on the Bonds of such Series since the immediately preceding Payment Date, (b) the Required Principal Payment for such Series of Bonds for such Payment Date, (c) the principal amount of Bonds of such Series redeemed pursuant to any redemption since the immediately preceding Payment Date, (d) the amount of any required deposits to any applicable Security Fund and (e) certain expenses, including the Owner-Trustee fees and expenses, the Bond Trustee fees and expenses (disclosed in the Indenture for a Series of Bonds), the Master Servicer fees and expenses (as disclosed in the Master Servicing Agreement for a Series of Bonds) and the Manager (defined below) fees and expenses (as disclosed in the Management Agreement for a Series of Bonds). Reference is made to a form of Indenture, Master Servicing Agreement and Management Agreement filed as Exhibits to the Registration Statement of which this Prospectus constitutes a part.

     The Stated Maturity for a Class of Bonds will be determined based upon the quantity and quality of the Collateral securing a Class of Bonds. Material facts regarding such Collateral will be specified in the related Prospectus Supplement for a Series of Bonds and will be the basis of determining the Stated Maturity for a Class of Bonds. All or a portion of the payments, including prepayments on the Mortgage Collateral securing a Series of Bonds, will be used to amortize Bonds of such Series, as described in the related Prospectus Supplement. The rate of prepayments on the Mortgage Collateral securing a Series of Bonds will depend on the characteristics of any mortgage loans included in or underlying such Mortgage Collateral, as well as on the prevailing level of interest rates from time to time and other economic factors. No assurance can be given as to the actual prepayment experience of such Mortgage Collateral. See "Description of the Bonds - Maturity and Prepayment Considerations."

     The proceeds of any mortgage loans underlying the Mortgage Certificates securing a Series of Bonds liquidated as the result of defaults by mortgagors together with the proceeds paid by GNMA, FHLMC and FNMA pursuant to their guarantees will be treated as prepayments under such Mortgage Certificates. The proceeds of any Pledged Loans securing a Series of Bonds liquidated as a result of defaults by mortgagors, together with proceeds of Insurance Policies, guarantees or the Overcollateralization Fund with respect to such Pledged Loans will be treated as prepayments on such Pledged Loans, to the extent not reimbursable to a Servicer or the Master Servicer. The liquidation proceeds of the mortgage loans underlying such Mortgage Certificates and of such Pledged Loans plus proceeds of Insurance Policies, guarantees or the Overcollateralization Fund expected to be realized in connection therewith will be sufficient to cover the Outstanding Bond Values attributable to such liquidated Mortgage Certificates and Pledged Loans.

VALUATION OF THE MORTGAGE COLLATERAL

     Unless otherwise specified in the related Prospectus Supplement, the Bond Value for each item of Mortgage Collateral securing a Series of Bonds will represent the principal amount of Bonds of such Series that, based on certain assumptions and irrespective of the prepayments on such item of Mortgage Collateral, can be supported by the distributions on such item of Mortgage Collateral, together with (depending on the type of such Mortgage Collateral and the method used to determine its Bond Value) the Reinvestment Income (defined below) thereon at the Assumed Reinvestment Rate (defined below) and, if applicable, the cash available to be withdrawn from any Security Fund with respect to such Series of Bonds. The method and related assumptions for calculating the Bond Values of the Mortgage Collateral securing a Series of Bonds will be specified in the Indenture for such Series of Bonds. In any event, the aggregate of the Bond Values of all Mortgage Collateral securing a Series of Bonds at the Issue Date of the Bonds of such Series ("Aggregate Initial Bond Value") will be at least equal to the original principal amount of the Bonds of such Series.

     The method of calculation of the outstanding Bond Value with respect to any item of Mortgage Collateral securing a Series of Bonds may be modified at any time so long as such modification does not result in a downgrading of the then applicable rating by the Rating Agency. The Issuer may withdraw Mortgage Collateral or cash securing a Series of Bonds to the extent of the excess, if any, of the outstanding Bond Value of the Mortgage Collateral securing such Series of Bonds over the unpaid principal amount of the Bonds of such Series then outstanding. However, such withdrawal may occur only if the Bond Trustee shall have received a certificate of a firm of independent certified public accountants acceptable to the Bond Trustee to the effect that the disbursement of such funds will not impair the security of the Bonds in contravention of the provisions of the Indenture for a Series of Bonds. (Indenture, Section 13.05)

     Reinvestment Income ("Reinvestment Income") for a Series of Bonds will be based on the applicable contractually specified interest rates pursuant to guaranteed reinvestment agreements with an institution acceptable to the Rating Agency or other specified interest rates acceptable to the Rating Agency ("Assumed Reinvestment Rates"). The Assumed

Reinvestment Rates for a Series of Bonds will be specified in the related Prospectus Supplement when Reinvestment Income is used to calculate Bond Value.

     Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, each Buy-Down Pledged Loan securing such Series of Bonds will be valued by taking into account the deposit to the Buy-Down Fund for such loan. If any item of GPM Collateral securing a Series were to be valued on a level debt service basis in calculating its Bond Value at the Issue Date of the Bonds of such Series then such item of GPM Collateral would be valued as though such item of GPM Collateral were amortized on a level debt service basis by taking into account the deposit to the Supplemental Debt Service Fund for such item of GPM Collateral. See "Security for the Bonds-Supplemental Debt Service Fund" and "Security for the Bonds - Buy-Down Fund."

OVERCOLLATERALIZATION

     To the extent specified in the Prospectus Supplement for a Series of Bonds, the Mortgage Collateral securing such Series of Bonds may include a certain level of overcollateralization ("Overcollateralization Amount") to fund losses resulting from delinquencies, defaults and other losses not recoverable from insurance policies ("Aggregate Loan Losses") on Pledged Loans securing such Series of Bonds. The Aggregate Initial Overcollateralization Amount with respect to a Series of Bonds will be based on an assumed level of Aggregate Loan Losses with respect to the Pledged Loans securing such Series of Bonds and will be specified in the Prospectus Supplement for such Series.

     If the Mortgage Collateral securing a Series of Bonds includes an Overcollateralization Amount, the Issuer will be required to maintain with the Bond Trustee an Overcollateralization Fund for such Series of Bonds in an amount equal to the Aggregate Initial Overcollateralization Amount reduced by (i) the Aggregate Loan Losses on the related Pledged Loans securing such Series of Bonds and (ii) the difference between (a) the Aggregate Outstanding Collateral Value (defined below) of the Mortgage Collateral at the date of determination and (b) the principal amount of the Bonds outstanding at the date of determination. The Aggregate Outstanding Collateral Value represents the aggregate outstanding Bond Values of the Mortgage Collateral before taking into account any Overcollateralization Amounts. The amount required to be maintained in the Overcollateralization Fund may be reduced from time to time to the extent that such reductions will not result in a downgrading of the then applicable rating by the Rating Agency. However, such withdrawal may only occur if the Bond Trustee shall have received a certificate of a firm of independent certified public accountants acceptable to the Bond Trustee to the effect that the disbursement of such funds will not impair the security of the Bonds in contravention of the provisions of the Indenture for a Series of Bonds. (Indenture, Section 13.05)

     Amounts in the Overcollateralization Fund for a Series of Bonds will be available to fund the Aggregate Loan Losses on the related Mortgage Collateral securing such Series of Bonds. See "Security for the Bonds-Overcollateralization Fund."

REDEMPTION

     To the extent specified in the Prospectus Supplement for a Series of Bonds having other than monthly Payment Dates, the Bonds of such Series may be subject to Special Redemption, in whole or in part, on a PRO RATA, random lot or other selection basis as may be specified in such Prospectus Supplement, on the day of any month specified in such Prospectus Supplement upon the Issuer's or the Bond Trustee's determination in accordance with certain assumptions specified in the Indenture for such Series of Bonds that, because of principal prepayments on the Pledged Loans and the yields then available for reinvestment, the funds in the Collection Account for such Series of Bonds on the next succeeding Payment Date would be insufficient to meet the debt service requirements on the Bonds of such Series on such Payment Date. The amount of any Special Redemption with respect to a Series of Bonds will be limited to the amount of principal payments on the Mortgage Collateral securing such Series of Bonds received since the immediately preceding Payment Date or intervening special redemption date or redemption date that would otherwise be required to be applied to the payment of principal on the Bonds of such Series on the next succeeding Payment Date.
As a result, no Special Redemption of Bonds of a Series can shorten the maturity of the Bonds so redeemed by more than the period of time between the date on which the Special Redemption occurs and the next succeeding Payment Date for such Series.

     With respect to a Series of Bonds subject to Special Redemption, a portion of the Excess Cash specified in the related Prospectus Supplement may be held by the Bond Trustee for application, if necessary, to the payment of interest on the Bonds of such Series in the event of prepayments on the Mortgage Collateral securing such Series of Bonds and will, when the amounts so held reach the required level, preclude the need for a Special Redemption. To the extent specified in the related Prospectus Supplement such Excess Cash may be applied to pay principal on the Bonds of such Series.

     All payments of principal pursuant to any Special Redemption will be made in the priority and manner specified in the related Prospectus Supplement. The special redemption dates ("Special Redemption Dates") for a Series of Bonds will be the day of the month specified in the related Prospectus Supplement. Notice of any Special Redemption must be mailed by the Issuer or the Bond Trustee as specified in the related Prospectus Supplement. The redemption price for any Bonds of a Series to be redeemed pursuant to a Special Redemption will be equal to the unpaid principal amount of the Bonds of such Series (or portion thereof to be redeemed) or 100% of the unpaid Accreted Value of any Compound Interest Bonds or portion thereof to be redeemed) together with accrued interest thereon, if any, as specified in the related Prospectus Supplement. (Indenture, Section 11.02.)

     The Issuer also may redeem, at its option, or at the option of such other persons or entities specified in the Prospectus Supplement, in whole or in part, on a PRO RATA, random lot or other selection basis, the Bonds of any Class of a Series as specified in the related Prospectus Supplement prior to their Stated Maturity under the circumstances specified in the related Prospectus Supplement. Notice of such redemption must be mailed by the Issuer or the Bond Trustee as specified in the related Prospectus Supplement. The redemption price for any Bond (or portion thereof) to be redeemed will be the percentage of the unpaid principal amount of such Bonds specified in the related Prospectus Supplement, together with accrued interest thereon, if any, as specified in the related Prospectus Supplement. (Indenture, Section 11.01.)

     To the extent specified in a Prospectus Supplement for a Series of Bonds, one or more Classes of Bonds of such Series may be subject to optional redemption by the holders of such Bonds or to mandatory redemption by the Issuer through the operation of a Redemption Fund specified in such Prospectus Supplement. Any such optional or mandatory redemption with respect to a Series of Bonds and the operation of such Redemption Fund for such Series of Bonds will be described in the related Prospectus Supplement and will be on such terms and conditions as described therein and specified in the Indenture for such Series of Bonds.

     The Issuer also may, at its option, obtain for any Series of Bonds one or more guarantees from a company or companies acceptable to the Rating Agency. Such guarantees may provide for one or more of the following for any Series of
Bonds: (i) call protection for any Class of Bonds of such Series, (ii) a guaranty of a certain prepayment rate of some or all of the Pledged Loans included in or underlying the Mortgage Collateral for such Series, (iii) a guarantee of a certain prepayment experience (described below) for the Bonds of such Series, or (iv) certain other guarantees, all as specified in the related Prospectus Supplement.

MATURITY AND PREPAYMENT CONSIDERATIONS FOR CERTAIN FIRST MORTGAGES ON SINGLE-FAMILY RESIDENCES

     For any Series of Bonds, a portion of the mortgage loans underlying the Mortgage Certificates and the Pledged Loans securing a Series of Bonds may consist of first lien residential mortgages or deeds of trust. The mortgage loans underlying the GNMA Certificates securing a Series of Bonds may consist of FHA or VA Loans and other qualifying conventional mortgage loans; the mortgage loans underlying the FNMA Certificates securing a Series of Bonds may consist of conventional loans, FHA or VA Loans; the mortgage loans underlying the FHLMC Certificates securing a Series of Bonds may consist of conventional loans; and the Pledged Loans securing a Series of Bonds may consist of conventional loans, FHA or VA Loans. See "Security for the Bonds."

     The prepayment experience on the mortgage loans underlying the Mortgage Certificates and on the Pledged Loans will affect the average life of each Class of Bonds of a Series secured thereby and the extent to which each such Class is paid prior to its Stated Maturity. The Stated Maturity for each Class of Bonds of a Series will be the date on which the principal thereof will be fully paid, assuming a rate of principal prepayments with respect to the Mortgage Collateral securing such Bonds as specified in the related Prospectus Supplement and that the scheduled payments of principal and interest on such Mortgage Collateral will be invested at the applicable Assumed Reinvestment Rates for such Series. Because certain of the mortgage loans underlying the Mortgage Certificates may have terms to maturity that are shorter than those indicated by the maturity of the related Mortgage Certificates, the Bonds of the related
Series may be fully paid prior to their Stated Maturity even in the absence of prepayments and a rate of return on the distributions on such Mortgage Certificates in excess of the Assumed Reinvestment Rates for such Series.

     The experience of the FHA relating to insured single-family mortgage loans at various interest rates with original maturities of 15 years or 26 to 30 years, all of which permit assumption by the new buyer if the home is sold (as will the FHA and the VA Loans and certain of the mortgage loans underlying the FHLMC Certificates and FNMA Certificates and certain of the Pledged Loans pledged to secure a Series of Bonds), indicates that, while some of such mortgage loans will remain outstanding until their scheduled maturity, a substantial number will be prepaid prior to their scheduled maturity. Prepayments on the mortgage loans underlying the Mortgage Certificates and on the Pledged Loans securing a Series of Bonds will be passed through to the holder of the Mortgage Certificate or Pledged Loan as a prepayment on such Mortgage Certificate or Pledged Loan and a portion of such prepayment proceeds will be paid to holders of Bonds of such Series as additional principal payments on the Bonds of such Series. Accordingly, if the prepayment experience on the mortgage loans underlying the Mortgage Certificates and on the Pledged Loans securing a Series of Bonds conforms to the general experience described above, a substantial portion of the mortgage loans underlying the Mortgage Certificates and the Pledged Loans, and consequently the Bonds of such Series, will be prepaid prior to their maturity.

     Prepayments on mortgages are commonly measured relative to a prepayment standard or model, such as the FHA Prepayment Experience, the Single Monthly Mortality prepayment model ("SMM"), the Conditional Prepayment Rate prepayment model ("CPR"), each as described below, or such other prepayment model assumption ("PMA") as may be specified in the Prospectus Supplement relating to a Series of Bonds.

     The Actuarial Division of the U.S. Department of Housing and Urban Development ("HUD") has prepared tables which, assuming full mortgage prepayments at the rates experienced by FHA, set forth the percentage ("FHA Prepayment Experience") of the original number of FHA Loans in a pool consisting of 15-year, 20-year, 25-year or 30-year level payment mortgage loans which will remain outstanding on each anniversary of the origination date of such mortgage loans (assuming such mortgage loans all have the same origination date).

     SMM represents a constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgages for the life of the mortgages.

     CPR represents an annual constant assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgages for the life of the mortgages.

     The Prospectus Supplement for each Series of Bonds will contain tables setting forth the projected weighted average life of each Class of Bonds of such Series and percentages of the original principal amount of each Class of Bonds of such Series that would be outstanding on specified Payment Dates for such Series based on the terms of the Bonds of such Series and on the following assumptions. In preparing the table for each Series of Bonds, it will be assumed that the mortgage loans underlying the Mortgage Certificates and the Pledged Loans securing such Series of Bonds will prepay in full at rates exactly equal to the percentages identified therein of FHA Prepayment Experience, SMM, CPR or PMA as specified in the related Prospectus Supplement. Unless and until any such loan prepays in full, it will be assumed that the loan will pay principal and interest in accordance with its original payment schedule. The information provided in the table for each Series of Bonds will be based on the Mortgage Collateral expected to be pledged as security for such Series of Bonds as specified under "Security for the Bonds - The Mortgage Collateral Securing the Bonds" specified in the related Prospectus Supplement. To the extent that the Mortgage Collateral ultimately pledged as security for a Series of Bonds differs from the description contained in the related Prospectus Supplement, non-material variances in such information may result.

     There is no assurance that prepayment of the mortgage loans underlying the Mortgage Certificates and the Pledged Loans securing a Series of Bonds will conform to any of the percentages of FHA Prepayment Experience, SMM, CPR or PMA specified in the table in the related Prospectus Supplement. In preparing the table, unless otherwise specified in the Prospectus Supplement for a Series of Bonds, the FHA Prepayment Experience, SMM, CPR or PMA, as applicable, will be applied to the remaining principal payments of the mortgage loans within each pool underlying the Mortgage Certificates and to the remaining principal payments on the Pledged Loans securing such Series of Bonds as if each were originated on approximately the date of the issuance of the Bonds of such Series, although the Mortgage Collateral securing a Series of Bonds may have origination dates which vary substantially from the date of issuance of the Bonds of such Series as specified in the related Prospectus Supplement. It will be assumed that reductions in the number of mortgage loans in a pool will effect proportionate reductions in the aggregate balance of loans within that pool. It also will be assumed that the mortgage loans within each pool underlying the Mortgage Certificates securing a Series of Bonds will prepay at the indicated rates of FHA Prepayment Experience, SMM, CPR or PMA, as applicable, notwithstanding the fact that each pool of mortgage loans underlying the Mortgage Certificates may vary substantially, both as to interest rate and payment terms, from all other such pools. It should also be noted that certain Mortgage Certificates securing a Series of Bonds may be backed by mortgage loans with different interest rates. Accordingly, the prepayment experience of such Mortgage Certificates will to some extent be a function of the mix of interest rates of the underlying mortgage loans. The stated certificate rate on certain Mortgage Certificates may be up to 3% less than the underlying mortgage loans. Variations in actual prepayment experience and the balance of the mortgage loans which prepay, both within and among pools underlying the Mortgage Certificates securing a Series of Bonds, may increase or decrease the percentages of original principal amount (and weighted average lives) shown in the table which will be set forth in the related Prospectus Supplement. Such variations may occur even if the average prepayment experience of all such pools exactly equals the indicated levels of FHA Prepayment Experience, SMM, CPR or PMA specified in the related Prospectus Supplement.

     In addition to the foregoing, there are likely to be substantial differences between the composition of the mortgage portfolio on which the prepayment statistics of the FHA were based and the composition of the mortgage loans underlying the Mortgage Certificates and the Pledged Loans securing a Series of Bonds. The FHA statistics were based on mortgage loans which bore interest rates which generally can be expected to differ from the rates on the mortgage loans underlying the Mortgage Certificates and the Pledged Loans which will be pledged to secure a Series of Bonds and to have payment terms different than the mortgage loans underlying the Mortgage Certificates and the Pledged Loans which will be pledged to secure a Series of Bonds. Certain of such Pledged Loans may be Buy-Down Pledged Loans or GPM Pledged Loans and certain of the GNMA Certificates may be Buy-Down GNMA Certificates or GPM GNMA Certificates. No statistics comparable to the FHA Prepayment Experience with respect to 30-year single-family mortgage loans are available regarding buy-down or graduated payment mortgage loans. The FHA statistics were based on FHA Loans. Although certain of the mortgage loans underlying the GNMA Certificates, the FNMA Certificates and certain of the Pledged Loans securing a Series of Bonds may be FHA Loans, most of the mortgage loans underlying the Other Mortgage Certificates and most of the Pledged Loans may be conventional loans. Moreover, the FHA statistics were compiled from mortgage loans secured by single-family residences located in all geographic regions of the United States while the mortgage loans underlying the Mortgage Certificates and the Pledged Loans securing a Series of Bonds may be secured by residences located in only certain geographic locations. Certain of the conventional Pledged Loans securing a Series of Bonds may contain "due-on-sale" clauses. In the case of transfers of the underlying Mortgaged Property securing FHLMC Certificates and FNMA Certificates, FHLMC and FNMA servicers are required to exercise "due-on-sale" clauses to the extent permitted under law. Under current law, such exercise is permitted for substantially all of the mortgage loans which contain such clauses. Acceleration is not permitted however, for certain types of transfers including transfer on the death of a joint tenant or tenant by the entirety and the granting of a leasehold interest of three years or less not containing an option to purchase. In addition, there is no assurance that the economic and other factors existing during the period when the FHA statistics were compiled are applicable today or will be applicable in the future. Similarly, there are likely to be substantial differences between the composition of the mortgage portfolio on which the prepayment statistics of SMM, CPR or PMA were based and the composition of the mortgage loans underlying the Mortgage Certificates and the Pledged Loans securing a Series of Bonds. As a result, there is no assurance that the prepayment experience of the mortgage loans underlying the Mortgage Certificates and of the Pledged
 Loans securing the Bonds of a Series will approximate such FHA Prepayment Experience, SMM, CPR or PMA, as applicable. See "Certain Legal Aspects of Pledged Loans - "Due-on-Sale" Clauses."

     With respect to a Series of Bonds secured by Other Mortgage Certificates which have rates of repayment that may be affected by prepayments, the prepayment experience of such Other Mortgage Certificates will affect the average life of each Class of Bonds of a Series secured thereby and the extent to which each Class is paid prior to its Stated Maturity. The Prospectus Supplement for a Series of Bonds secured by any such Other Mortgage Certificates will set forth information regarding the prepayment experience of such Other Mortgage Certificates.

     Year 2000 Readiness. The inability of computers, software and other equipment utilizing microprocessors to recognize and properly process date fields containing a two-digit year is commonly referred to as the "Year 2000 Issue". As the year 2000 approaches, such systems may recognize a date using "00" as the year 1900 rather than the year 2000 and be unable to accurately process certain date-based information.

     The Issuer has reviewed mission-critical computer systems in order to evaluate necessary modifications for Year 2000 readiness. The Issuer does not anticipate any material difficulties in achieving Year 2000 readiness with respect to mission-critical computer systems. Furthermore, the Issuer does not anticipate that they will incur material expenditures in connection with any modifications necessary to achieve Year 2000 readiness. In addition, the Issuer is in the process of communicating with other companies with whom they do significant business to determine their Year 2000 readiness status and the extent to which the Issuer could be affected by any third party Year 2000 readiness issues. Although the Issuer has not received responses from all third parties with whom it does business, the Issuer does not anticipate that it will be materially affected by any third party Year 2000 readiness issues. However there can be no assurance that the systems of the Issuer or those of the other companies on which the systems rely will be timely converted, or that a failure to convert by another company, or a conversion that is incompatible with the Issuer's systems, would not have a material adverse effect on the Issuer and its ability to perform its obligations under any Agreement.

     The anticipated costs and timeliness of completion of Year 2000 modifications are based on management's best estimates, which were derived using numerous assumptions relating to future events, including, without limitation, the continued availability of certain resources and third party modification plans. However, there can be no assurance that the estimates and assumptions will prove to be accurate.

RATINGS FOR THE BONDS

     Unless specified otherwise in the related Prospectus Supplement, the Bonds of a Series may be rated by one or more of the following rating agencies; (i) Moody's Investors Service ("Moody's"); (ii) Standard & Poor's Ratings Group ("Standard & Poor's"); (iii) Duff & Phelps Credit Rating Company ("Duff & Phelps"); or (iv) another nationally recognized rating agency. A rating from such agency is merely at opinion of the Rating

Agency, and is not a recommendation to buy, sell or hold securities and does not constitute a guarantee by such agency or the Issuer.

     The Issuer, at its cost, may from time to time request a re-rating of a Series or Class of Bonds with respect to any of the funds which together constitute the Security Funds as specified in a related Prospectus Supplement for a Series of Bonds. The Issuer may reduce and release from one or more of such funds under certain conditions, as would not result in a downgrading of the rating of a Series or Class of Bonds or an underfunding of such fund. However, a withdrawal or reduction of funds from any such fund cannot be effectuated if it would result in an underfunded fund, even if it would not impact the credit rating of a Series of Bonds. (Indenture, Section 13.05)
See "Security for the Bonds."

ASSIGNMENT OF MORTGAGE COLLATERAL

     At the time of issuance of the Bonds of a Series, unless specified otherwise in the related Prospectus Supplement, the Issuer will cause the Pledged Loans to be sold and assigned to the Bond Trustee, together with all principal and interest received by or on behalf of the Issuer on or with respect to such Pledged Loans after a date certain ("Cut-off Date"), other than principal and interest due on or before the Cut-off Date. Each Pledged Loan will be identified in a schedule which includes information as to the outstanding principal balance of each Pledged Loan after application of payments due on the Cut-off Date, as well as information regarding the interest rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the loan-to-value ratio at origination and certain other information.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in the related Prospectus Supplement, the Bonds will be registered in the name of Cede & Co., the nominee of the Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of Bonds. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participant").

     Under a book-entry format, Bondholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Bonds registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Bondholders will receive all distributions of principal of and interest on the Bonds from the Bond Trustee through DTC and its Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations ("Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Bonds and is required to receive and transmit payments of principal of and interest on the Bonds. Participants and Indirect Participants with which Bondholders have accounts with respect to the Bonds similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Bondholders. Accordingly, although Bondholders will not possess Bonds, the Rules provide a mechanism by which Bondholders will receive distributions and will be able to transfer their interests.

     Bondholders who are not Participants may transfer ownership of Bonds only through Participants by instructing such Participants to transfer Bonds, by book-entry transfer, through DTC for the account of the purchasers of such Bonds, which account is maintained with their respective Participants. Under the Rules transfers of ownership of Bonds will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Bondholders.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Bondholder to pledge Bonds to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Bonds may be limited due to the lack of a physical Bond for such Bonds.

     Any Bonds initially registered in the name of Cede ("Cede Bond"), as nominee of DTC, will be issued in fully registered, bond form to Bondholders or their nominees ("Definitive Bonds"), rather than to DTC or its nominee only under the circumstances specified in the related Prospectus Supplement. Such events may include the following: (i) the Depositor advises the Bond Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Bonds, and the Bond Trustee or the Depositor is unable to locate a qualified successor,
(ii) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default, Bondholders representing not less than 50% of the aggregate of outstanding Bonds advise the Bond Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Bondholders. Upon the occurrence of any of the events specified in the related Prospectus Supplement, DTC will be required to notify all Participants of the availability through DTC of Definitive Bonds. Upon surrender by DTC of the Cede Bonds and instruction for re-registration, the Bond Trustee will issue the Bonds in the form of Definitive Bonds, and thereafter the Bond Trustee will recognize the holders of such Definitive Bonds as Bondholders. Thereafter, payments of principal of and interest on the Bonds will be made by the Bond Trustee directly to Bondholders in accordance with the procedures specified in the Prospectus Supplement. The final distribution of any Bond (whether Definitive Bonds or Cede Bonds however, will be made only upon presentation and surrender of such Bonds on the final Payment Date at such office or agency as is specified in the notice of final payment to Bondholders.

                            SECURITY FOR THE BONDS

GENERAL

     Each Series of Bonds will be secured by the pledge to the Bond Trustee of the Collateral, net of applicable servicing, administration and guarantee fees and insurance premiums, together with Reinvestment Income thereon at the applicable Assumed Reinvestment Rates for such Series, will be sufficient to make the required payments of interest on the Bonds of such Series and to pay the entire principal amount of each Class of Bonds of such Series not later than the Stated Maturity of such Class. Unless otherwise stated in the Prospectus Supplement for a Series of Bonds, the principal of and interest on the Bonds of such Series will be payable solely from the Collateral securing such Series.

     Any Series of Bonds also may be secured by certain other funds, accounts, letters of credit, surety bonds and other credit enhancement devices described in the Prospectus Supplement for such Series of Bonds. To the extent described in the applicable Prospectus Supplement and to the extent that it will not result in the downgrading of the then rating of a Series of Bonds by the Rating Agency, certain Collateral may be pledged to secure more than one Series of Bonds.

     With respect to any Series of Bonds, the Issuer also will have the right to substitute comparable coverage with another insurer or provide equivalent protection for any of the Insurance Policies (or deposits in lieu thereof securing such Series of Bonds so long as such substitution will not result in the downgrading of the then rating of the Bonds of such Series by the Rating Agency).

GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

     GNMA is a wholly-owned corporate instrumentality of HUD. Section 306(g) of Title III of the Housing Act of 1949 ("Housing Act") authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgages insured by FHA or HUD under the Housing Act, or Title V of the Housing Act or partially guaranteed by the United States Veterans Administration ("VA") under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code and other loans eligible for inclusion in mortgage pools underlying GNMA certificates.

     Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." An opinion, dated December 12, 1969, of an Assistant Attorney General of the United States, states that such guarantees under Section 306(g) of mortgage-backed certificates of the type to be pledged to the Bond Trustee as security for the Bonds are authorized to be made by GNMA and "would constitute general obligations of the United States backed by its full faith and credit."

     In order to meet its obligation under any such guaranty, GNMA may, under
Section 306(d) of the Housing Act, issue its general obligations to the United States Treasury in an amount which is at any time sufficient to enable GNMA, with no limitations as to amount, to perform its obligations under its guaranty. GNMA represents that, in the event it is called upon at any time to make good its guaranty, it has the full power and authority to borrow from the Treasury of the United States, if necessary, amounts sufficient to make payments of principal and interest on GNMA certificates and that the Secretary of the Treasury has agreed to lend such amounts.

GNMA CERTIFICATES

     Each GNMA Certificate securing a Series of Bonds (which may be a GNMA I Certificate or a GNMA II Certificate as referred to by GNMA) will be a "fully-modified pass-through" mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ("GNMA Issuer") approved by GNMA and by FNMA as a seller-servicer of FHA and VA Loans.

     GNMA will approve the issuance of each such GNMA Certificate in accordance with a guaranty agreement ("Guaranty Agreement") between GNMA and
the GNMA Issuer.  Reference is made to a Form   of the Guaranty Agreement,
which has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. Pursuant to the Guaranty Agreement, the GNMA Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the mortgage loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

     GNMA will guarantee the full and timely payment of principal of and interest on each GNMA Certificate securing a Series of Bonds, which obligation will be backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years).
 Each such GNMA Certificate will be based on and backed by a pool of mortgage loans and will provide for the payment by or on behalf of the GNMA Issuer to the registered holder of such GNMA Certificate of fixed monthly payments of principal and interest equal to the aggregate amount of the scheduled monthly principal and interest payments on the mortgage loans underlying such GNMA Certificate, less servicing and guarantee fees. In addition, each payment will include any prepayments of principal on the mortgage loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such mortgage loans.

     The GNMA Certificates do not constitute a liability of, or evidence any recourse against, the issuers of the GNMA Certificates, the Issuer, the Servicer, or any of their respective affiliates, and the only recourse of a holder thereof, such as the Bond Trustee, is to enforce a GNMA guaranty of timely payment of principal and interest.

FEDERAL HOME LOAN MORTGAGE CORPORATION

     FHLMC is a corporate instrumentality of the United States created pursuant to an Act of Congress (Title III of the Emergency Home Finance Act of 1970, as amended, 12 U.S.C. Sub-Sections 451-1459) ("FHLMC Act") on July 24, 1970. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the resale of the mortgage loans so purchased in the form of mortgage securities, primarily FHLMC Certificates. All mortgage loans purchased by FHLMC must meet certain standards set forth in the FHLMC Act. FHLMC is confined to purchasing, so far as practicable, mortgage loans which it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors. All of the mortgage loans evidenced by a

FHLMC certificate are conventional mortgages and therefore do not have the benefit of any guarantee or insurance by, and are not obligations of, the United States or any agency or instrumentality of the United States.

FHLMC CERTIFICATES

     Each FHLMC Certificate securing a Series of Bonds will represent an undivided interest in a group of mortgages ("FHLMC Certificate group") purchased by FHLMC. Each such FHLMC Certificate group will contain fixed rate level installment conventional mortgage loans with original terms to maturity of between 10 and 30 years secured by first liens on one-family or two-to-four family residential properties. A FHLMC Certificate group may include whole loans, participation interests in whole loans and individual interests in whole loans and/or participations comprising another FHLMC Certificate group. Each such FHLMC Certificate will be issued under the terms of a Mortgage Participation Certificate Agreement which, if applicable will be filed as an exhibit to an amended Registration Statement. A FHLMC Certificate may be issued under programs created by FHLMC, including its Cash Program or Guarantor Program.

     FHLMC will guarantee to the Bond Trustee as the registered holder of each FHLMC Certificate securing a Series of Bonds the timely payment of interest by each mortgagor to the extent of the applicable certificate rate on the registered holder's PRO RATA share of the unpaid principal balance outstanding on the mortgage loans underlying such FHLMC Certificate. FHLMC also will guarantee to the Bond Trustee as the registered holder of each FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's PRO RATA share thereof, but will not guarantee the timely payment of scheduled principal, except under certain programs. Pursuant to its guaranty, FHLMC will indemnify the Bond Trustee as the holder of such FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following a foreclosure sale, (ii) 30 days following payment of the claim by any Mortgage Insurer (defined below), or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment in the same manner for mortgage loans which it has purchased but not sold. The FHLMC Certificates securing a Series of Bonds will not be guaranteed by the United States or by any Federal Home Loan Bank and will not constitute debts or obligations of the United States or any Federal Home Loan Bank. If FHLMC were unable to satisfy such obligations, distributions on FHLMC Certificates securing a Series of Bonds would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, delinquencies and defaults would impact monthly distributions on such FHLMC Certificates and could adversely impact upon the payments on the Bonds of such Series.

     Holders of FHLMC Certificates are entitled to receive their PRO RATA share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial prepayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, including prepayments of principal resulting from acquisition by FHLMC of the real property securing the mortgage. FHLMC is required to remit each registered FHLMC Certificate holder's PRO RATA share of principal payments on the underlying mortgage loans, interest at the FHLMC Certificate rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are received by FHLMC.

FEDERAL NATIONAL MORTGAGE ASSOCIATION

     FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act (12 U.S.C. SubSection 1716 et seq). It is the nation's largest supplier of residential mortgage funds. FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing home mortgage loans from local lenders, thereby replenishing their funds for additional lending. FNMA acquires funds to purchase home mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

FNMA CERTIFICATES

     FNMA Certificates are Guaranteed Mortgage Pass-Through Certificates ("FNMA MBS"). Each FNMA Certificate securing a Series of Bonds will represent a fractional undivided interest in a pool of mortgage loans formed by FNMA. Each such pool will consist of mortgage loans of one of the following types:
(i) fixed rate level installment conventional mortgage loans, or (ii) fixed rate level installment mortgage loans that are insured by FHA or partially guaranteed by the VA. Each mortgage loan must meet the applicable standards set forth under the FNMA purchase program. Each such mortgage loan will be secured by a first lien on a one-family or two-to-four family residential property.

     The Mortgage Collateral for a Series of Bonds may include FNMA Certificates having terms and characteristics and terms different from those described above, also long as such FNMA Certificates and underlying mortgage loans meet the criteria of the Rating Agency. Such FNMA Certificates and underlying mortgage loans will be described in the related Prospectus Supplement.

THE PLEDGED LOANS

     The Pledged Loans securing a Series of Bonds may consist of conventional mortgage loans, FHA and VA Loans, all of which will be secured by mortgages or deeds of trust on residential properties. Regular monthly installment payments of principal and interest on each Pledged Loan securing such Series of Bonds will be due on the first day of each month and will be payable to the Bond Trustee by the Servicer as specified in the Servicing Agreement.
Any principal prepayments on any such Pledged Loans or any other early recovery of principal will be passed through to the Bond Trustee by the Servicer no later than a specified date of the month following the month in which received, and a portion of such prepayments will be paid to holders of Bonds of such Series as additional principal payments on the Bonds of such Series.

     The properties securing such Pledged Loans may consist of (i) detached homes, (ii) attached homes (single-family units having a common wall), (iii) units located in condominiums, (iv) units in multifamily residential buildings, (v) interests in cooperative buildings (vi) Manufactured Housing and (vii) such other types of homes or units specified in the related Prospectus Supplement. Each such detached or attached home will be constructed on land owned in fee simple by the mortgagor or on land leased by the mortgagor for a term at least two years greater than the term of the applicable Pledged Loan. The fee interest in any leased land will be subject to the lien securing the applicable Pledged Loan. Attached homes may consist of duplexes, triplexes and fourplexes (multi-family structures where the entire lot on which each structure is built is owned by the owners of the units) or townhouses (multi-family structures in which each mortgagor owns the land upon which the unit is built with the remaining adjacent land owned in common).

     The Pledged Loans securing a Series of Bonds may be secured by residential properties which (a) are owner-occupied, (b) are owned by investors, or (c) serve as second residences, provided that, based upon information available at the origination of such Pledged Loans, the aggregate unpaid principal amount of all such Pledged Loans secured by second residences and investor owned residences may not exceed the percentage set forth in the related Prospectus Supplement of the aggregate unpaid principal amount of all Pledged Loans securing such Series of Bonds.

     Each Pledged Loan securing a Series of Bonds generally will provide for the payment of interest and full repayment of principal in level monthly installments over an original term to maturity of up to 30 years, with a fixed rate of interest computed on the declining principal balance of the Pledged Loan. Some Pledged Loans, however, may consist of Buy-Down Pledged Loans. Payments due on such Buy-Down Pledged Loans will be the same as payments due on level payment Pledged loans, except that the former will include amounts to be collected from the mortgagors and withdrawn from the applicable Buy-Down Fund. Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, such a Buy-Down Pledged Loan generally either will (i) provide for a reduction in monthly interest payments by the mortgagor for a period of up to the first four years of the term of such Pledged Loan or (ii) provide for a reduction or elimination of monthly principal and interest payments by the mortgagor for up to the first six months of the term of such Pledged Loan.

     The Collateral securing a Series of Bonds also may include GPM Pledged Loans. The interest not paid in the early years of such a GPM Pledged Loan will be added to the principal balance of such GPM Pledged Loan and will be paid, together with interest thereon, in the later years. Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, graduated payments during such period of each GPM Pledged Loan generally may not increase annually more than 7.5% and negative amortization generally may not exceed 15% of the original principal amount of such GPM Pledged Loan.

     The Collateral securing a Series of Bonds also may include fixed-rate Pledged Loans providing for annual increases in the amount of the monthly payments ("Growing Equity Pledged Loans"). Monthly payments for the first year are based on a 25 to 30 year amortization schedule, but are increased in each subsequent year at a predetermined rate of generally not more than 7.5% of the monthly payment during the preceding year, resulting in full repayment in approximately 11 to 18 years. The related Prospectus Supplement will indicate the annual increases in the amount of the monthly payments.

OTHER MORTGAGE CERTIFICATES

     A Series of Bonds also may be secured by Other Mortgage Certificates which may include conventional mortgage pass-through certificates or collateralized mortgage obligations as described in the Prospectus Supplement for such Series of Bonds. Such Other Mortgage Certificates must be in form and substance satisfactory to the Rating Agency.

SUBSTITUTION OF MORTGAGE COLLATERAL

     Subject to the limitations set forth in the Indenture for a Series of Bonds, the Issuer at any time may deliver to the Bond Trustee other items of Mortgage Collateral in substitution for any one or more items of Mortgage Collateral pledged as security for such Series of Bonds. Any such substitute Mortgage Collateral will have an outstanding Bond Value (determined in a manner consistent with the Mortgage Collateral for which it is substituted) that is at least equal to the outstanding Bond Value of the Mortgage Collateral for which it is substituted after taking into account any cash deposit, have an interest rate within one percentage point of the item of Mortgage Collateral pledged as of the issuance of the Bonds of the Series for which it is substituted after taking into account any cash deposit, and have a maturity date not later than the item of Mortgage Collateral for which it is substituted. Each Mortgage Certificate may only be substituted for a like type of Mortgage Certificate while any type of Mortgage Collateral may be substituted for Pledged Loans.

COLLECTION ACCOUNT

     All distributions on the Mortgage Collateral securing a Series of Bonds will be remitted to the Collection Account for such Series. A portion of the amounts in such Collection Account, together with Reinvestment Income thereon at the applicable Assumed Reinvestment Rate specified in the related Prospectus Supplement, will be available for application to the payment of the principal of and interest on the Bonds of such Series.

  SUPPLEMENTAL DEBT SERVICE FUND

     The GNMA Certificates securing a Series of Bonds may include GPM GNMA Certificates, and the Pledged Loans securing a Series of Bonds may include GPM Pledged Loans. GPM Collateral provides for graduated payments during the early years which are less than the actual amount of interest and principal which would be payable thereon on a level debt service basis. The interest not paid in the early years of such GPM Collateral is added to the principal balance of such GPM Collateral and is paid, together with interest thereon, in the later years.

     The Issuer will deliver to the Bond Trustee cash, certificates of deposit or irrevocable letters of credit to fund the Supplemental Debt Service Fund for a Series of Bonds secured by any GPM Collateral valued on a level debt service basis in determining its Initial Bond Value. The Supplemental Debt Service Fund for a Series of Bonds (together with Reinvestment Income thereon at the applicable Assumed Reinvestment Rate specified in the related Prospectus Supplement) will be sufficient to cover the amount by which payments of principal and interest on such GPM Collateral assumed in calculating payments due on the Bonds of such Series exceed scheduled payments on such GPM Collateral. The Bond Trustee will withdraw amounts from the Supplemental Debt Service Fund for a Series of Bonds as necessary and apply such amounts to the payment of principal of and interest on the Bonds of such Series. The scheduled withdrawals from the applicable Supplemental Debt Service Fund will be taken into account in determining the Initial Bond Value of such GPM Collateral.

     In the event the balance of the Supplemental Debt Service Fund for a Series of Bonds exceeds the amount required to be maintained in such fund, the Bond Trustee will pay the amount of such excess funds to the Issuer or the Issuer's designee on the next Payment Date as specified in the Prospectus Supplement for such Series of Bonds.

BUY-DOWN FUND

     The Pledged Loans securing a Series of Bonds may include Buy-Down Pledged Loans. A Buy-Down Pledged Loan provides for level monthly payments of principal and interest with portions of such payments during the early period of such Pledged Loan being provided by a third party to reduce the borrower's monthly payment.

     For a Series of Bonds, unless otherwise specified in the related
Prospectus Supplement, the Issuer will deliver to the Bond Trustee cash, certificates of deposit or irrevocable letters of credit to fund the Buy-Down Fund for a Series of Bonds secured by one or more Buy-Down Pledged Loans. The Buy-Down Fund for a Series of Bonds (together with Reinvestment Income thereon at the applicable Assumed Reinvestment Rate specified in the related Prospectus Supplement) will provide funds which, when added to the payments by the mortgagors on the Buy-Down Pledged Loans securing such Series of Bonds, will be sufficient to cover payments of principal and interest on such Buy-Down Pledged Loans on a level debt service basis. The Bond Trustee will withdraw amounts from the Buy-Down Fund for a Series of Bonds as necessary and apply such amounts to the payment of principal of and interest on the Bonds of such Series. The scheduled withdrawals from the applicable Buy-Down Fund will be taken into account in determining the Initial Bond Value of a Buy-Down Pledged Loan.

     Upon the prepayment in full of any Buy-Down Pledged Loan, the Issuer will have the right to cause the Bond Trustee to withdraw the portion of the funds in the Buy-Down Fund allocable to such Pledged Loan and to pay such portion to the Issuer. The Issuer also will have the right on any Payment Date to cause the Bond Trustee to withdraw funds from the Buy-Down Fund with respect to any such Buy-Down Pledged Loan to the extent the amount in the Buy-Down Fund with respect thereto exceeds the amount necessary to service such Buy-Down Pledged Loan on a level debt service basis and to pay such funds to the Issuer.

RESERVE FUND

     If specified in the Prospectus Supplement for a Series of Bonds, the Issuer will deposit in the Reserve Fund maintained by the Bond Trustee for such Series of Bonds cash, certificates of deposit, irrevocable letters of credit or other financial guarantees as additional security for such Series of Bonds. In the alternative, the Reserve Fund for a Series may be funded over time through application of all or a portion of the Excess Cash, to the extent described in the related Prospectus Supplement. The amount of any funds in the Reserve Fund for a Series of Bonds may be applied by the Bond

Trustee to make payments on the Bonds of such Series in the manner and to the extent specified in the related Prospectus Supplement to the extent funds are not otherwise available.

     The Issuer will have the right on any Payment Date to cause the Bond Trustee to withdraw funds from the Reserve Fund for a Series of Bonds to the extent that any such withdrawal will not result in a downgrading of the then rating of the Bonds of such Series by the Rating Agency or in an underfunding of the Reserve Fund, and to pay such funds to or upon the order of the Issuer.

OVERCOLLATERALIZATION FUND

     If specified in the Prospectus Supplement for a Series of Bonds, the Mortgage Collateral for such Series of Bonds will include an Overcollateralization Amount with respect to Pledged Loans securing such Series of Bonds. In such event, the Issuer will maintain in an Overcollateralization Fund maintained with the Bond Trustee an amount equal to the Aggregate Initial Overcollateralization Amount reduced by (1) the Aggregate Loan Losses on the applicable Pledged Loans securing such Series of Bonds and (2) the difference between (a) the Aggregate Outstanding Collateral Value of the Mortgage Collateral at the date of determination and (b) the principal amount of the Bonds outstanding on the date of determination. A portion of the amounts in the Overcollateralization Fund, together with Reinvestment Income thereon at the Assumed Reinvestment Rate specified in the Prospectus Supplement, will be available for application to the payment of the principal of and interest on the Bonds of such Series to fund the Aggregate Loan Losses on the Pledged Loans securing such Series of Bonds.

     The Issuer will have the right on any Payment Date to cause the Bond Trustee to withdraw funds from the Overcollateralization Fund to the extent that any such withdrawal will not result in a downgrading of the then rating of the Bonds of such Series by the Rating Agency and to pay such funds to the Issuer. However, such withdrawal may only occur if the Bond Trustee shall have received a certificate of a firm of independent certified public accountants acceptable to the Bond Trustee to the effect that the disbursement of such funds will not impair the security of the Bonds in contravention of the provisions of the Indenture for a Series of Bonds. (Indenture, Section 13.05)

SUPPLEMENTAL CUSTODIAL RESERVE FUND.

     If specified in the related Prospectus Supplement, the Bond Trustee shall deposit monies, if any, received by it for the establishment of a Supplemental Custodial Reserve Fund as specified in the related Prospectus Supplement, monies from the Collection Account upon notification that either the Master Servicer or Servicer are making servicing advances under a specific mortgage loan due to delinquency or failure by the mortgagor to make regularly scheduled mortgage payments, which shall be in the amount of such advances, liquidation proceeds deposited directly by the Bond Trustee (in the event the Bond Trustee forecloses on or otherwise liquidates a Mortgaged Property).

OTHER FUNDS

     If specified in the Prospectus Supplement for a Series of Bonds, the Issuer will establish with the Bond Trustee such other funds or accounts in the amounts and for such purposes described in such Prospectus Supplement.

INSURANCE POLICIES

     The Insurance Policies will not cover all contingencies and will cover certain contingencies only to a limited extent. To the extent that Bond payments are dependent upon Pledged Loan payments which become unavailable to the Bond Trustee due to an uninsurable loss, funds may not be available from other Collateral or from the Issuer to make up for any such shortfall. However, application of the Initial Overcollateralization Amount, if any, with respect to a Series of Bonds is designed to cover the level of uninsurable losses assumed in calculating Initial Bond Value. See "Description of the Bonds - Valuation of the Mortgage Collateral."

  MORTGAGE INSURANCE ON THE PLEDGED LOANS.

     The conventional Pledged Loans securing a Series of Bonds may be covered by Primary Mortgage Insurance Policies, Excess Coverage Mortgage Insurance Policies and one or more mortgage pool insurance policies or any combination thereof (together, "Mortgage Insurance Policies"), and the FHA and VA Loans securing a Series of Bonds will be covered by FHA insurance or VA guarantees, respectively, and by the Pool Insurance Policy for such Series of Bonds. Certain conventional Pledged Loans securing a Series of Bonds may be covered by Primary Mortgage Insurance Policies and, in certain cases, by Excess Coverage Mortgage Insurance Policies (collectively, "100% Mortgage Insurance Policies") which, subject to their provisions and certain conditions and exclusions described below, will insure such Pledged Loans 100% against any loss sustained by reason of nonpayments by the mortgagors; other conventional Pledged Loans securing a Series of Bonds with initial loan-to-value ratios of greater than 80% which are not covered by 100% Mortgage Insurance Policies may be covered by Primary Mortgage Insurance Policies providing coverage on at least the amount of each such Pledged Loan in excess of 75% of the original fair market value of the Mortgaged Property and remaining in force until the principal balance of such Pledged Loan is reduced to 80% of such original fair market value; and other conventional Pledged Loans securing a Series of Bonds with initial loan-to-value ratios of 80% or less may be covered solely by the Pool Insurance Policy for such Series of Bonds. The initial loan-to-value ratio of any Pledged Loan represents the ratio of the principal amount of the Pledged Loan outstanding at the origination of such loan divided by the fair market value of the Mortgaged Property. The fair market value of the Mortgaged Property securing any Pledged Loan is the lesser of the sale price or the appraised value of such Mortgaged Property. If specified in the Prospectus Supplement for a Series of Bonds, the Pool Insurance Policy for a Series of Bonds will be designed to provide coverage for all conventional Pledged Loans which are not covered by 100% Mortgage Insurance Policies and for all FHA and VA Loans securing such Series of Bonds. However, such Mortgage Insurance Policies will not insure against certain losses sustained in the event of a personal bankruptcy of the mortgagor under a Pledged Loan. Such losses will be covered to the extent provided by the Mortgagor Bankruptcy Bond as described below for such Series of Bonds. See "Certain Legal Aspects of Mortgage Loans - Anti-Deficiency Legislation and Other Limitations on Lenders."

     Since the Mortgage Insurance Policies for a Series of Bonds will require that the Mortgaged Property securing a defaulted Pledged Loan be restored to its original condition (normal wear and tear excepted) prior to claiming against any Mortgage Insurance Policies, such policies will not provide coverage when a Mortgaged Property has been subject to hazard losses which have not been repaired or restored. The Standard Hazard Insurance Policies covering the Pledged Loans securing a Series of Bonds typically will exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of such losses. Further, the Special Hazard Insurance Policy for a Series of Bonds will not cover all risks, and the
coverage of such policy will be limited in amount.   Certain hazard risks
will, as a result, be uninsured against and will therefore be borne by the Issuer, and thus may impact on payments to holders of Bonds of such Series. See "Security for the Bonds - Hazard Insurance on the Pledged Loans."

     To the extent that the Primary Mortgage Insurance Policies, the FHA insurance or the partial VA guaranty do not cover all losses on a defaulted or foreclosed Pledged Loan securing a Series of Bonds, and to the extent such losses are not covered by the Pool Insurance Policy for such Series, such losses would adversely affect on payments to holders of Bonds of such Series.

     The Primary Mortgage Insurance Policies and the Excess Coverage Mortgage Insurance Policies with respect to a Series of Bonds will be issued by the insurance company or companies specified in the related Prospectus Supplement ("Mortgage Insurer") and the Pool Insurance Policies with respect to a Series of Bonds will be issued by the insurance company or companies specified in the related Prospectus Supplement ("Pool Insurance Insurer"). The following descriptions of such policies and the coverage thereunder does not purport to be complete. Reference is made to the forms of Primary Mortgage Insurance Policies, such Excess Coverage Mortgage Insurance Policy and such Pool Insurance Policies, to be filed as exhibits to an amended Registration Statement.

PRIMARY AND EXCESS COVERAGE MORTGAGE INSURANCE.

     Each Primary Mortgage Insurance Policy and, if applicable, an Excess Coverage Mortgage Insurance Policy covering Pledged Loans securing a Series of Bonds will be issued by the Mortgage Insurer pursuant to the Mortgage Insurer's applicable master policy. The Issuer and the Bond Trustee as assignee of the lender under such Pledged Loans will be the insured or assignees of record ("Insured"), as their interests may appear, under each such Primary Mortgage Insurance Policy, and the Issuer and the Bond Trustee will be named Insureds under each such Excess Coverage Mortgage Insurance Policy. Each Servicing Agreement with respect to such Series of Bonds will require the Servicer to cause a Primary Mortgage Insurance Policy and, if applicable, an Excess Coverage Mortgage Insurance Policy to be maintained in full force and effect with respect to each Pledged Loan covered by the Servicing Agreement requiring such insurance and to act on behalf of the Insureds with respect to all actions required to be taken by the Insureds under each such Mortgage Insurance Policy.

     For a Series of Bonds, unless otherwise specified in the related Prospectus Supplement, the amount of a claim for benefits under a Primary or Excess Coverage Mortgage Insurance Policy covering a Pledged Loan securing a Series of Bonds will consist of the insureds portion of the unpaid principal amount of the covered Pledged Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the Insureds (other than the proceeds of hazard insurance) which are derived from or in any way related to such Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore such Mortgaged Property and which have not been applied to the payment of such Pledged Loan, (iii) amounts expended by the Insureds in connection with the Mortgaged Property which are either due to the fault of the Insureds or not approved by the Mortgage Insurer, (iv) claim payments previously made by the Mortgage Insurer, and (v) unpaid premiums.

     Unless otherwise specified in the related Prospectus Supplement for a Series of Bonds, as conditions precedent to the filing of or payment of a claim under a Primary or Excess Coverage Mortgage Insurance Policy covering a Pledged Loan securing a Series of Bonds, the Insureds generally will be required to, in the event of default by the mortgagor: (i) advance or discharge (a) all hazard insurance premiums and (b) as necessary and approved in advance by the Mortgage Insurer to, (1) real estate property taxes, (2) all expenses required to preserve, repair and prevent waste to the Mortgaged Property so as to maintain such Mortgaged Property in at least as good a condition as existed at the effective date of such Primary or Excess Coverage Mortgage Insurance Policy, ordinary wear and tear excepted, (3) property sales expenses, (4) any outstanding liens (as defined in such Primary or Excess Coverage Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees;
(ii) in the event of any physical loss or damage to the Mortgaged Property, have restored and repaired the Mortgaged Property to at least as good a condition as existed at the effective date of such Primary or Excess Coverage Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Mortgage Insurer good and merchantable title to and possession of the Mortgaged Property. It is expected that restoration of the Mortgaged Property with the proceeds described under "Security for the Bonds - Insurance Policies - Hazard Insurance on the Pledged Loans" and "Security for the Bonds - Insurance Policies - Special Hazard Insurance Policies" will satisfy the conditions under the applicable Mortgage Insurance Policy that the Mortgaged Property be restored before a claim may be validly presented in respect of the defaulted Pledged Loan secured by such property.

     Unless otherwise specified in the related Prospectus Supplement, other provisions and conditions of each Primary or Excess Coverage Mortgage Insurance Policy covering a Pledged Loan securing a Series of Bonds generally will provide that: (a) no change may be made in the terms of, and no mortgagor may be released from liability under, such Pledged Loan without the consent of the Mortgage Insurer except as permitted by such Pledged Loan; (b) written notice must be given to the Mortgage Insurer within the period specified in the policy (generally 10 days) after the Insured becomes aware that a mortgagor is delinquent in the payment of a sum equal to the aggregate number (specified in the policy) of monthly payments due under such Pledged Loan or that any proceedings affecting the mortgagor's interest in the Mortgaged Property securing such Pledged Loan have been commenced, and thereafter the Insured must report monthly to the Mortgage Insurer the status of such Pledged Loan until such Pledged Loan is brought current, such proceedings are terminated or a claim is filed; (c) the Insured must commence proceedings at certain times specified in the policy and diligently proceed to obtain good and merchantable title to and possession of the Mortgaged Property after the mortgagor has been delinquent in the payment of the specified number of payments; (d) the Insured must notify the Mortgage Insurer of the institution of such proceedings, provide it with copies of documents relating thereto, notify the Mortgage Insurer of the purchase price or such other amount as specified in the policy within the time period provided in the policy (generally at least 15 days prior to the sale of the Mortgaged Property by foreclosure), and bid such amount unless the Mortgage Insurer specifies a lower or higher amount; (e) the Insured may accept a conveyance of the Mortgaged Property in lieu of foreclosure with written approval of the Mortgage Insurer or provided the ability of the Insured to assign specified rights to the Mortgage Insurer is not thereby impaired or the specified rights of the Mortgage Insurer are not thereby adversely affected; (f) the Insured and the Mortgage Insurer may modify or amend the policy in any respect whatsoever or rescind or terminate the policy without the consent of or notice to any third party; (g) the Insured agrees that the Mortgage Insurer has issued the policy in reliance upon the correctness and completeness of the statements contained in the application for the policy and in the appraisal, plans and specifications and other exhibits and documentation submitted therewith or at any time thereafter; (h) under certain policies, the Mortgage Insurer will not pay claims involving or arising out of dishonest, fraudulent, criminal or knowingly wrongful acts (including error or omission) by certain persons, or claims involving or arising out of the negligence of certain persons if such negligence is material either to the acceptance of the risk or to the hazard assumed by the Mortgage Insurer; (i) the Insured and/or the mortgagor may not carry additional or duplicate mortgage guaranty insurance on the Mortgaged Property with another insurer without the prior written approval of the Mortgage Insurer; and (j) the Insured must comply with other notice provisions in the policy. Under certain policies, the Mortgage Insurer will have the right to purchase such Pledged Loan, at any time subsequent to the notice described in
(b) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal amount of such Pledged Loan plus accrued and unpaid interest thereon at the contractual rate and reimbursable amounts expended by the Insured for real estate taxes and fire and extended coverage insurance on the Mortgaged Property for a period not exceeding 12 months and less the sum of any claim previously paid under the policy and any due and unpaid premium with respect to such policy.

     Unless otherwise specified in the related Prospectus Supplement, the Mortgage Insurer will be required to pay to the Insured either: (1) the insured percentage of the loss; or (2) at its option under certain of the Primary and Excess Coverage Mortgage Insurance Policies, the sum of the delinquent monthly payments plus any advances made by the Insured, both to the date of the claim payment, and thereafter, monthly payments in the amount which would have become due under the Pledged Loan if it had not been discharged plus any advances made by the Insured until the earlier of (A) the date the Pledged Loan would have been discharged in full if the default had not occurred, or (B) an Approved Sale (defined below). Any rents or other payments collected or received by the Insured which are derived from or are in any way related to the Mortgaged Property will be deducted from any claim payment.

POOL INSURANCE.

     Unless otherwise specified in the related Prospectus Supplement, if any Pledged Loan securing a Series of Bonds is not covered by a 100% Mortgage Insurance Policy, the Issuer will obtain a Pool Insurance Policy to cover any loss (subject to the limitations described below) by reason of nonpayment by the mortgagor of any Pledged Loan securing such Series of Bonds to the extent such loss is not covered by any Primary Mortgage Insurance Policy, FHA insurance or VA guaranty. The amount and terms of the Pool Insurance Policy for a Series of Bonds will be specified in the related Prospectus Supplement. The Pool Insurance Policy for a Series of Bonds, however, will not be a blanket policy against loss, since claims thereunder may only be made respecting particular defaulted Pledged Loans and only upon satisfaction of certain conditions precedent described below. If the Pool Insurance Policy for a Series of Bonds does not provide for coverage in the case of a loss due to fraud or negligence, this fact will be prominently disclosed on the cover page of the related Prospectus Supplement and thoroughly described in the text thereof.

     The Master Servicer for each such Series of Bonds will be required to maintain the Pool Insurance Policy for such Series of Bonds and to present or cause the Servicers to present claims thereunder to the Pool Insurance Insurer on behalf of the Issuer, the Bond Trustee and the holders of Bonds of such Series. The responsibilities of the Servicers, the amount of a claim for benefits, the conditions precedent to the filing or payment of a claim, the policy provisions and the payment of claims under a Pool Insurance Policy generally will be similar to those described above for Primary Mortgage Insurance Policies, subject to the aggregate limit on the amount of coverage afforded thereby.

     Unless otherwise specified in the related Prospectus Supplement, the Pool Insurance Policy for a Series of Bonds will provide that as a condition precedent to the payment of any claim, the Insured generally will be required
(i) to advance hazard insurance premiums on the Mortgaged Property securing the defaulted Pledged Loan; (ii) to advance, as necessary and approved in advance by the Pool Insurance Insurer, (a) real estate property taxes, (b) all expenses required to preserve and repair the Mortgaged Property and to protect the Mortgaged Property from waste, so that the Mortgaged Property is in at least as good a condition as existed on the date upon which coverage under the Pool Insurance Policy with respect to such Mortgaged Property first became effective, ordinary wear and tear excepted, (c) property sales expenses, (d) amounts sufficient to discharge any outstanding liens on the Mortgaged Property, and (e) foreclosure costs including court costs and reasonable attorneys' fees; and (iii) if there has been physical loss or damage to the Mortgaged Property, to restore the Mortgaged Property to its condition (reasonable wear and tear excepted) as of the issue date of the Pool Insurance Policy. It also will be a condition precedent to the payment of any claim under the Pool Insurance Policy that the Insured maintain a Primary Mortgage Insurance Policy which is acceptable to the Pool Insurance Insurer on all Pledged Loans that have loan-to-value ratios at the time of origination in excess of 80%. FHA insurance and VA guarantees will be deemed to be an acceptable Primary Mortgage Insurance Policy under the Pool Insurance Policy. Assuming satisfaction of these conditions, the Pool Insurance Insurer will pay to the Insured the amount of the loss which will be: (a) the amount of the unpaid principal balance of the Pledged -Loan immediately prior to an Approved Sale (defined below) of the Mortgaged Property, (b) the amount of the accumulated unpaid interest on such Pledged Loan to the date of claim settlement at the contractual rate of interest, and
(c) advances made by the Insured as described above less certain payments.
An Approved Sale is (1) a sale of the Mortgaged Property acquired by the Insured because of a default by the borrower to which the Pool Insurance Insurer has given prior approval, (2) a foreclosure or trustee's sale of the Mortgaged Property at a price exceeding the maximum amount specified by the Pool Insurance Insurer to be bid by the Insured, (3) the acquisition of the Mortgaged Property under the Primary Mortgage Insurance Policy by the Mortgage Insurer or (4) the acquisition of the Mortgaged Property by the Pool Insurance Insurer. In addition, pursuant to the claims payment option provision of a Pool Insurance Policy for a Series of Bonds, if any, the Insured must, as a condition precedent to the payment of any loss, provide the Pool Insurance Insurer with good and merchantable title to the Mortgaged Property, unless it has been conveyed to the Pool Insurance Insurer pursuant to the Primary Mortgage Insurance Policy. If any property securing a defaulted Pledged Loan is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the applicable Special Hazard Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the Pool Insurance Policy, the Servicer of the related Pledged Loan will not be required to expend its own funds to restore the damaged Mortgaged Property unless it determines and the Master Servicer agrees (A) that such restoration will increase the proceeds to the Issuer on liquidation of the Pledged Loan after reimbursement of the Servicer for its expenses and (B) that such expenses will be recoverable by it through liquidation proceeds or insurance proceeds.

     The original amount of coverage under the Pool Insurance Policy securing a Series of Bonds will be reduced over the life of the Bonds of such Series by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurance Insurer upon disposition of all foreclosed mortgaged properties covered thereby. The amount of claims paid includes certain expenses incurred by the Servicer of the defaulted Pledged Loan as well as accrued interest on delinquent Pledged Loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under a Pool Insurance Policy reach the original policy limit, coverage under the Pool Insurance Policy will lapse and any further losses will be borne by the Issuer, and thus may impact on payments to holders of Bonds of such Series. In addition, unless the Servicer could determine that an advance in respect of a delinquent Pledged Loan would be recoverable to it from the proceeds of the liquidation of such Pledged Loan or otherwise, neither the Servicer nor the Master Servicer would be obligated to make an advance respecting any such delinquency since the advance would not be ultimately recoverable by it from either the Pool Insurance Policy or any other related source. See "Certain Legal Aspects of Mortgage Loans - Foreclosure" and "Servicing of the Pledged Loans - Advances."

FHA INSURANCE AND VA GUARANTEES.

     The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under the Housing Act and the United States Housing Act of 1937, as amended. The insurance premiums for FHA Loans are collected by HUD approved lenders or by the Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted FHA Loan to HUD. With respect to a defaulted FHA Loan, the Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Servicer or HUD, that the default was caused by circumstances beyond the mortgagor's control, the Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Servicer in partial or full satisfaction of amounts due under the loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the FHA Loan from the Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the FHA Mortgage Loan and HUD must have rejected any request for relief from the mortgagor before the Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable FHA debenture interest rate. The Servicer of each FHA Loan securing a Series of Bonds will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted FHA Loan adjusted to reimburse the Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the FHA Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself bears interest (i) upon foreclosure of a FHA Loan, from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation or make any payment due under the mortgage and (ii) upon assignment of a FHA Loan, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     With respect to a defaulted VA Loan, the Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guaranty is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guaranty will be the percentage of the VA Loan originally guaranteed applied to the indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guaranty will be equal to the unpaid principal amount of the VA Loan, interest accrued on the unpaid balance thereof to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guaranty may in no event exceed the amount of the original guaranty.

HAZARD INSURANCE ON THE PLEDGED LOANS

     A form of a Standard Hazard Insurance Policy and forms of Special Hazard Insurance Policies have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The following descriptions do not
purport to be complete.   Reference is made to such forms of policies which
have been filed as Exhibits to the Registration Statement of which this Prospectus forms a part.

STANDARD HAZARD INSURANCE POLICIES.

     The terms of each Servicing Agreement relating to a Series of Bonds will require each Servicer to cause to be maintained a Standard Hazard Insurance Policy covering the Mortgaged Property underlying each Pledged Loan covered by such Servicing Agreement. The coverage of each Standard Hazard Insurance Policy will be required to be in an amount not less than the maximum insurable value of the Mortgaged Property and other improvements securing such Pledged Loan or the principal amount owing on such Pledged Loan, whichever is less. All amounts collected by the Servicer under any Standard Hazard Insurance Policy (less amounts to be applied to the restoration or repair of the Mortgaged Property and other amounts necessary to reimburse the Servicer for previously incurred advances or approved expenses, which may be retained by the Servicer) will be deposited to the applicable Custodial Account (defined below) maintained with respect to such Pledged Loan.

     The Standard Hazard Insurance Policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each such policy. Because the Standard Hazard Insurance Policies relating to the Pledged Loans securing a Series of Bonds will be underwritten by different insurers and will cover mortgaged properties located in various states, such policies will not contain identical terms and conditions. The basic terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage to the mortgaged properties resulting from any of the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive. When a Mortgaged Property is located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable Servicing Agreement will require that the Servicer cause to be maintained flood insurance with respect to such Mortgaged
Property.

     The Standard Hazard Insurance Policies covering mortgaged properties securing Pledged Loans typically will contain a "coinsurance" clause which, in effect, will require the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the dwellings, structures and other improvements on the Mortgaged Property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the dwellings, structures and other improvements damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements. Any losses incurred with respect to Pledged Loans securing a Series of Bonds due to uninsured risks (including earthquakes, mud flows and floods) or insufficient hazard insurance proceeds may reduce the Collateral securing such Series of Bonds to the extent such losses are not covered by the Special Hazard Insurance Policy for such Series and would adversely impact on payments to holders of Bonds of such Series.

SPECIAL HAZARD INSURANCE POLICIES.

     To the extent specified in the Prospectus Supplement for a Series of Bonds secured by any Pledged Loans, a Special Hazard Insurance Policy will be obtained from the insurer or insurers specified in the related Prospectus Supplement ("Special Hazard Insurer") which, subject to the limitations described below, will protect the holders of Bonds of such Series from (i) loss by reason of damage to mortgaged properties underlying defaulted Pledged Loans securing such Series of Bonds caused by certain hazards (including vandalism, earthquakes, mud flows and, except where the mortgagor is required to obtain flood insurance, floods) not insured against under the Standard Hazard Insurance Policies covering such Pledged Loans and (ii) loss from partial damage to the mortgaged properties securing such defaulted Pledged Loans caused by reason of the application of the coinsurance clause contained in the applicable Standard Hazard Insurance Policies. The Special Hazard Insurance Policy for a Series of Bonds, however, generally will not cover losses occasioned by infidelity, conversion or other dishonest act on the part of any insured or an insured's agent or employee, war, warlike action in time of peace or war, insurrection, rebellion, nuclear reaction, certain governmental actions or certain other risks. Coverage under the Special Hazard Insurance Policy with respect to a Series of Bonds will be at least equal to the amount specified in the related Prospectus Supplement.

     Subject to the foregoing limitations, the Special Hazard Insurance Policy with respect to a Series of Bonds will provide that, when there has been damage to Mortgaged Property securing a defaulted Pledged Loan and such damage is not covered by the Standard Hazard Insurance Policy maintained by the mortgagor or the Servicer with respect to such Pledged Loan, the Special Hazard Insurer will pay the lesser of (a) the cost to repair or replace such property or (b) upon transfer of such property to it, the unpaid principal amount of such Pledged Loan at the time of the acquisition of such property by the Insured, plus accrued interest (excluding applicable late charges and penalty interest) to the date of claim settlement and certain expenses incurred in respect of such property. No claim may be validly presented under the Special Hazard Insurance Policy unless (1) hazard insurance on the Mortgaged Property securing the defaulted Pledged Loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses approved in advance by the Special Hazard Insurer have been paid and (2) the insured has acquired title to the Mortgaged Property as a result of default by the mortgagor. If the sum of the unpaid principal amount plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the Mortgaged Property. Any amount paid as the cost to repair or replace the Mortgaged Property will reduce coverage by such amount.

     The terms of the Master Servicing Agreement with respect to a Series of Bonds may require the Master Servicer to maintain the Special Hazard Insurance Policy for such Series of Bonds in full force and effect throughout the term of such Master Servicing Agreement subject to certain conditions contained therein. The Master Servicer also must present claims, on behalf of the Issuer and the Bond Trustee, for all losses not otherwise covered by the applicable Standard Hazard Insurance Policies and take all reasonable steps necessary to permit recoveries on such claims. See "Servicing of the Pledged Loans-Maintenance of Insurance Policies; Claims Thereunder and Other Realization Upon Defaulted Pledged Loans."

MORTGAGOR BANKRUPTCY INSURANCE ON THE PLEDGED LOANS

     In the event of a personal bankruptcy of a mortgagor, the bankruptcy court may establish the value of the Mortgaged Property of such mortgagor at an amount less than the then outstanding principal balance of the Pledged Loan secured by such Mortgaged Property. The amount of the secured debt could be reduced to such value, and the holder of such Pledged Loan thus would become an unsecured creditor to the extent the outstanding principal balance of such Pledged Loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court. In addition, certain other modifications of the terms of a Pledged Loan can result from a bankruptcy proceeding. If specified in the Prospectus Supplement for a Series of Bonds secured by any Pledged Loans, losses resulting from a bankruptcy proceeding affecting Pledged Loans securing a Series of Bonds will be covered under a Mortgagor bankruptcy bond for such Series of Bonds (or any other instrument that will not result in a downgrading of the rating of the Bonds of such Series by the Rating Agency). The amount of any Mortgagor Bankruptcy Bond for a Series of Bonds will provide for payments in an amount specified in the related Prospectus Supplement which must be acceptable to the Rating Agency. Subject to the terms of the Mortgagor Bankruptcy Bond, the Issuer thereof may have the right to purchase any Pledged Loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal amount of such Pledged Loan plus accrued and unpaid interest thereon. In the alternative, to the extent specified in the related Prospectus Supplement, the Issuer may deposit cash, a certificate of deposit, an irrevocable letter of credit or any other instrument acceptable to the Rating Agency in the Reserve Fund in an initial amount acceptable to the Rating Agency. The amount of the Mortgagor Bankruptcy Bond for a Series of Bonds or of the deposit to the Reserve Fund for such Series in lieu thereof may be reduced as long as any such reduction will not result in a downgrading of the then rating of the Bonds of such Series by the Rating Agency.
However, such withdrawal may only occur if the Bond Trustee shall have received a certificate of a firm of independent certified public accountants acceptable to the Bond Trustee to the effect that the disbursement of such funds will not impair the security of the Bonds in contravention of the provisions of the Indenture for a Series of Bonds. (Indenture, Section 13.05) See "Certain Legal Aspects of Mortgage Loans - Anti-Deficiency Legislation and Other Limitations on Lenders" and "Description of the Bonds-Ratings of the Bonds."

OTHER COVERAGE ON THE PLEDGED LOANS

     To the extent specified in the Prospectus Supplement for a Series of Bonds, the Issuer may make deposits to a reserve fund for such Series of Bonds in amounts acceptable to the Rating Agency.

     Certain of the Mortgage Insurance Policies securing a Series of Bonds will contain an exclusion from coverage for certain circumstances involving fraudulent conduct or negligence by certain persons in connection with the Pledged Loans covered thereby. The Servicers with respect to such Series of Bonds will agree in the Servicing Agreements with respect to such Series of Bonds to repurchase any such Pledged Loan in the event that coverage relating to such Pledged Loan which otherwise would have been available under such a Mortgage Insurance Policy is not ultimately available by reason of materially incomplete or inaccurate information being submitted to the applicable Mortgage Insurer which information is material either to the acceptance of the risk or to the hazard assumed by such Mortgage Insurer. The Master Servicer with respect to such Series of Bonds will agree in the Master Servicing Agreement with respect to such Series of Bonds to repurchase any such Pledged Loan which any such Servicer fails to repurchase.

     A mortgage repurchase bond ("Mortgage Repurchase Bond") may be obtained for a Series of Bonds secured by any Pledged Loans for the purpose of insuring the repurchase obligation of the Master Servicer for such Series of Bonds described above. The amount and duration of the coverage of such Mortgage Repurchase Bond will be determined by the Rating Agency and will be specified in the related Prospectus Supplement. The amount of the Mortgage Repurchase Bond for a Series of Bonds may be reduced so long as any such reduction will not result in a downgrading of the then rating of the

Bonds of such Series by the Rating Agency. However, such withdrawal may only occur if the Bond Trustee shall have received a certificate of a firm of independent certified public accountants acceptable to the Bond Trustee to the effect that the disbursement of such funds will not impair the security of the Bonds in contravention of the provisions of the Indenture for a Series of Bonds. (Indenture, Section 13.05).

     All Mortgage Insurance Policies provide that the applicable Mortgage Insurer has issued its Mortgage Insurance Policy in reliance upon the correctness and completion of the information submitted to such Mortgage Insurer. Any such Mortgage Insurer may deny coverage pursuant to such a provision. It is unclear whether any such denial would be upheld by a court. Neither the repurchase obligation of a Servicer or the Master Servicer nor a Mortgage Repurchase Bond would apply to any such denial of coverage unless, as described above, such denial is based upon materially incomplete or inaccurate information being submitted to the applicable Mortgage Insurer which information is material either to the acceptance of the risk or to the hazard assumed by such Mortgage Insurer.

     As required by the Rating Agency, the Issuer may, from time to time, obtain further insurance policies or bonds (or make deposits in lieu thereof to enhance the credit rating of the Bonds of such Series). To the extent any such insurance policies or bonds are obtained by the Issuer for a Series of Bonds, or deposits are made in lieu thereof, a description thereof will be set forth in the related Prospectus Supplement.

INVESTMENT OF FUNDS

     The Security Funds for a Series of Bonds are to be invested by the Bond Trustee, as directed by the Issuer, in certain eligible investments ("Eligible Investments"), which may include (i) obligations of the United States or any agency thereof provided such obligations are backed by the full faith and credit of the United States, (ii) general obligations of or obligations guaranteed by any state of the United States receiving the highest rating of the Rating Agency at the time of the investment, (iii) commercial or finance company paper which is then rated in the highest commercial or finance company paper rating category of the Rating Agency or such lower category that will not result in a downgrading of the then rating of the Bonds of such Series by the Rating Agency, (iv) certificates of deposit, demand and time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities provided that the commercial paper and/or debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or debt obligations of such holding company) are then rated in the highest bond rating category of the Rating Agency or such lower category that will not result in a downgrading of the rating on the Bonds of such Series, (v) demand or time deposits or certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the Federal Deposit Insurance Corporation ("FDIC"), (vi) guaranteed reinvestment agreements ("Reinvestment Agreements") issued by any bank, insurance company or other corporation acceptable to the Rating Agency at the time of issuance of such Bonds, (vii) repurchase obligations with respect to any security described in (i) and (ii) above or any other security issued or guaranteed by an agency or instrumentality of the United States, in either case entered into with a depository institution or trust company (acting as principal) described in
(iv) above, and (viii) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment or contractual commitment providing for such investment, are then rated in the highest rating category of the Rating Agency or in such lower rating category that will not result in the downgrading of the then rating of the Bonds of such Series by the Rating Agency; PROVIDED, HOWEVER, securities issued by any particular corporation will not be Eligible Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Collateral for the Bonds to exceed 10% of the aggregate outstanding principal balances and amounts of all the Mortgage Collateral and Eligible Investments held as part of the Collateral for the Bonds. The Bond Trustee must however, at all times invest at least 55% of the initial value of the Bonds in the form of assets secured exclusively by real property; and at no time shall more than 20% of the total initial value of the Bonds consist of assets not secured either exclusively or substantially by real estate. See "Description of the Bonds-Ratings of the Bonds."

     Eligible Investments with respect to a Series of Bonds will include only obligations or securities that mature on or before the date on which the Collection Account or the applicable Security Fund for such Series of Bonds is required or may be anticipated to be required to be applied for the benefit of the holders of Bonds of such Series. (Indenture, Section 1.01.) Any income or other gain from such investments for a Series of Bonds will be credited to the Collection Account or the applicable Security Fund for such Series of Bonds and any loss resulting from such investments will be charged to the Collection Account or the applicable Security Fund for such Series.

     The Indenture requires the Bond Trustee to invest funds deposited in the Collection Account and the Security Funds for a Series of Bonds pursuant to the terms of the applicable Reinvestment Agreement, if any, for such Collection Account or Security Funds for such Series of Bonds.

     The investment provisions described above are subject to the restriction that, if an election for federal income tax purposes to have the Collateral securing a Series of Bonds treated as a REMIC has been or will be made, investments with respect to such Series will be restricted in such a manner as to constitute "permitted investments" as defined in Section 860G(a)(5) of the and dispositions thereof will not be made if the result would be to cause any part of the proceeds to be subject to the tax on "prohibited transactions" imposed by Section 860F(a)(1) or would cause a loss of REMIC status for such Series under Section 860D of the Code.

                  SERVICING OF THE PLEDGED LOANS

GENERAL

     With respect to each Series of Bonds secured by any Pledged Loans, except as otherwise specified in the Prospectus Supplement, various Servicers will provide certain customary servicing functions with respect to the Pledged Loans securing such Series of Bonds pursuant to Servicing Agreements. If specified in the related Prospectus Supplement for a Series of Bonds secured by any Pledged Loans, the Issuer will enter into a Master Servicing Agreement for such Series of Bonds with a company specified in the related Prospectus Supplement pursuant to which the Master Servicer will administer and supervise the performance by the Servicers of their duties and responsibilities under the Servicing Agreements with respect to such Series of Bonds. Each such Servicer must be approved by the Master Servicer, the Issuer and, to the extent relevant for a Series of Bonds, either FNMA or FHLMC as a seller-servicer of mortgage loans and in the case of FHA Loans, by HUD as an FHA approved mortgage servicer. The Master Servicer may have the right to recommend to the Bond Trustee the removal of any Servicer for cause. Upon termination of a Servicer by the Bond Trustee, a back up servicer (which may be the Master Servicer) will assume the servicing obligations of the terminated Servicer, or the Master Servicer, at its option, may appoint a substitute Servicer acceptable to the Bond Trustee to assume the servicing obligations of the terminated Servicer.

     The duties to be performed by the Servicers with respect to the Pledged Loans securing a Series of Bonds will include collection and remittance of principal and interest payments, administration of mortgage escrow accounts, collection of insurance claims, foreclosure procedures, and, if necessary, the advance of funds to the extent certain payments are not made by the mortgagors and are recoverable under the applicable Insurance Policies with respect to such Series of Bonds or from proceeds of liquidation of such Pledged Loans. Each Servicer also will provide such accounting and reporting services as are required by the Issuer and the Bond Trustee with respect to the Pledged Loans securing such Series of Bonds. Each Servicer will be required to service any FHA and VA Loans securing such Series of Bonds in accordance with HUD and VA servicing requirements, respectively.

     The Master Servicer, if any, will be entitled to amounts from payments with respect to the Pledged Loans securing such Series of Bonds remitted to the Bond Trustee to cover its fees as Master Servicer. The Servicers will be entitled to withhold their servicing fees and certain other fees and charges from payments on such Pledged Loans serviced by them.

     The Master Servicer will monitor the performance of each Servicer, if any, and will have the right to remove a Servicer at any time if it considers such removal to be in the best interest of the related Bondholders. The duties to be performed by the Master Servicer, directly or through a Servicer, will include collection and remittance of principal and interest payments, insurance claims, and, if necessary, foreclosure. If a Servicer is terminated by the Master Servicer, the servicing function of the Servicer shall either be transferred to a substitute Servicer or performed by the Master Servicer. The Master Servicer shall be entitled to retain the portion of the servicing fee paid to the Servicer under the terminated Servicing Agreement if the Master Servicer elects to perform such servicing functions itself.

     If the Issuer does not enter into a Master Servicing Agreement with respect to a Series of Bonds, an entity or entities acceptable to the Rating Agency will assume the obligations of the Master Servicer described herein.

     If the Issuer with respect to a Series of Bonds is a Trust, the Issuer will assign to such Trust its rights under the Master Servicing Agreement with respect to such Series of Bonds. The Master Servicing Agreement, if any, and each Servicing Agreement with respect to a Series of Bonds will be assigned to the Bond Trustee as security for such Series of Bonds.

     The following descriptions do not purport to be complete. A form of Master Servicing Agreement and a form of Servicing Agreement will be filed as Exhibits to an amended Registration Statement.

PAYMENTS ON PLEDGED LOANS

     Pursuant to the Servicing Agreements with respect to a Series of Bonds, each Servicer will be required to establish and maintain one or more separate, insured (to the available limits) custodial accounts (collectively, the "Custodial Account") into which the Servicer will be required to deposit on a daily basis payments of principal and interest received with respect to Pledged Loans serviced by such Servicer and securing such Series of Bonds. Such amounts will include principal prepayments, insurance proceeds and proceeds received in connection with the liquidation of defaulted Pledged Loans, any advances of such Servicer's funds made, and proceeds of any Pledged Loans withdrawn from the Collateral securing such Series of Bonds as provided in the Indenture for defects in documentation, breach of representations or warranties or otherwise.

     Deposits in each Custodial Account will be required to be insured by the FDIC. If at any time the sums in any Custodial Account exceed the limits of insurance on such account, the Servicer will be required within one business day to withdraw such excess funds from such account and remit such amounts to the Bond Trustee for deposit in the Collection Account for such Series of Bonds.

     For a Series of Bonds, not later than the date specified in the Servicing Agreements (or the next preceding business day, if such day is not a business day) ("Remittance Date"), such Servicing Agreements, with respect to a Series of Bonds, will require each Servicer to remit to the Bond Trustee (to the extent not previously remitted) amounts representing scheduled installments of principal and interest on the Pledged Loans received or advanced by the Servicer which were due on the first day of such month, principal prepayments, insurance or guaranty proceeds, and the proceeds of liquidations of mortgaged properties including funds paid by the Servicer for any such Pledged Loans withdrawn from the Mortgage Collateral securing such Series of Bonds received in the prior month, with interest for the entire month of prepayment or liquidation, less applicable servicing fees, insurance premiums and amounts representing reimbursement of advances made by the Servicer. Such amounts will be deposited into the Collection Account for such Series of Bonds maintained with the Bond Trustee. In addition to the foregoing withdrawals from the Custodial Accounts, there will be deposited in the Collection Account for such Series of Bonds any advances of principal and interest made by the Master Servicer pursuant to the terms of the Master Servicing Agreement, if any, for such Series of Bonds and any insurance, guaranty or liquidation proceeds (including amounts paid upon the withdrawal of defective Pledged Loans from the Mortgage Collateral for such Series of Bonds) to the extent such amounts are not deposited in the related Custodial Account or received and applied by such Servicer. To the extent that the amount on deposit in the Collection Account for a Series of Bonds is not insured by the FDIC, such account will be invested in or collateralized by Eligible Investments.

     With respect to any Series of Bonds, amounts received by the Bond Trustee as proceeds of any Insurance Policies or in connection with the liquidation of defaulted Pledged Loans securing such Series of Bonds by foreclosure or otherwise, net of reimbursable expenses and amounts reimbursable to the Servicer or Master Servicer, will be deemed to be payments received on the Pledged Loans securing such Bonds.

     The Servicer of each FHA Loan securing a Series of Bonds will be obligated to purchase any HUD debenture issued in satisfaction of a defaulted FHA Loan serviced by it for an amount equal to the principal amount of such debenture.

     Not less than five days prior to each Payment Date for a Series of Bonds (or the next preceding business day if such day is not a business day), the Master Servicer will furnish to the Bond Trustee and to the Issuer a statement setting forth certain information with respect to the Pledged Loans securing such Series of Bonds.

ADVANCES

     The Servicing Agreements with respect to a Series of Bonds may require each Servicer to advance funds to cover, to the extent that such amounts are recoverable under any Insurance Policies or from proceeds of liquidation of Pledged Loans securing such Series of Bonds, (i) delinquent payments of principal and interest on such Pledged Loans, (ii) delinquent payments of taxes, insurance premiums and other escrowed items, and (iii) foreclosure costs, including reasonable attorneys' fees. Any such advances by the Servicer must be deposited into the applicable Custodial Account. Amounts so advanced by the Servicers will be reimbursable out of the related Insurance Policies or proceeds of liquidation of the Pledged Loans for which such amounts were advanced. If an advance made by a Servicer later proves to be unrecoverable, such Servicer will be entitled to reimbursement from funds in the Collection Account for such Series of Bonds or the applicable Custodial Account.

     If specified in the Prospectus Supplement for a Series of Bonds, the Master Servicing Agreement with respect to such Series of Bonds will require the Master Servicer to advance delinquent payments of principal, interest, taxes, insurance premiums and foreclosure costs including reasonable attorneys' fees, to the extent that such funds are not advanced by the applicable Servicer and to the extent that such advances are recoverable under the applicable Insurance Policies or from the proceeds of liquidation of Pledged Loans securing such Series of Bonds. Any such advance will be due in immediately available funds at the principal office of the Bond Trustee not later than the last day of the month in which such delinquent payment was due. Any advances made by the Master Servicer will be deposited in the Collection Account for such Series of Bonds and will be recoverable out of the related Insurance Policies or proceeds of liquidation of the Pledged Loans for which such amounts were advanced. If an advance made by the Master Servicer later proves to be unrecoverable, the Master Servicer will be entitled to reimbursement from funds in such Collection Account.

     Any advances made by the Servicers or the Master Servicer with respect to Pledged Loans securing any Series of Bonds will be intended to enable the Issuer to make timely payment of the scheduled principal and interest payments on the Bonds of such Series. However, neither the Master Servicer nor any Servicer will insure or guarantee any Series of Bonds or the Pledged Loans securing any Series of Bonds and their obligations will be limited to the advance of certain delinquent payments to the extent that such advances, in the judgment of the Servicer or the Master Servicer, will be recoverable under the related Insurance Policies or from proceeds of liquidation of the Pledged Loans for which such amounts were advanced.

COLLECTION AND OTHER SERVICING PROCEDURES.

     The Servicing Agreements with respect to a Series of Bonds will require each Servicer to make reasonable efforts to collect all payments called for under the Pledged Loans securing the Bonds of such Series and, consistent with the Servicing Agreement and the applicable Insurance Policies with respect to each such Pledged Loan, to follow such collection procedures as it normally would follow with respect to mortgage loans serviced for FNMA except when, in the case of FHA or VA Loans, the applicable regulations require otherwise.

     The note, mortgage or deed of trust used in originating a conventional Pledged Loan may, contain a "due-on-sale" clause. FHA and VA Loans may not contain "due-on-sale" clauses. Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, the Servicing Agreements will require the Servicers to use reasonable efforts to enforce "due-on-sale" clauses with respect to any note, mortgage or deed of trust containing such a clause provided that the coverage of any applicable Insurance Policy will not be adversely affected thereby and provided that the Servicers obtain the written approval of the Master Servicer, the Mortgage Insurer and the Pool Insurance Insurer before instituting any enforcement proceedings. In any case in which a Mortgaged Property has been or is about to be conveyed by the mortgagor and the "due-on-sale" clause has not been enforced, the Servicer with respect to such Mortgaged Property will be authorized to take or enter into an assumption agreement from or with the person to whom such property has been or is about to be conveyed only if such person meets the criteria necessary to maintain the coverage provided by the applicable Mortgage Insurance Policies or if otherwise required by law. In the event that the Servicer enters into an assumption agreement in connection with the conveyance of any such Mortgaged Property, the Servicer will release the original mortgagor from liability upon the Pledged

Loan and substitute the new mortgagor as obligor thereon. In the case of a FHA Loan, such an assumption may occur only with HUD approval of the substitute mortgagor. In no event can the assumption agreement permit a decrease in the mortgage interest rate or an increase in the term of the loan. Fees collected for entering into an assumption agreement will be retained by the Servicer of the Pledged Loan. See "Certain Legal Aspects of Mortgage Loans - "Due-on-Sale" Clauses."

     Under the Servicing Agreements with respect to a Series of Bonds, each Servicer, to the extent permitted by law, will establish and maintain a custodial account for reserves ("Custodial Account for Reserves") into which mortgagors will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items except that certain Servicers may provide insurance coverage acceptable to the Master Servicer for such Series of Bonds against loss occasioned by the failure to escrow insurance premiums rather than causing such escrows to be made. Withdrawals from the Custodial Account for Reserves maintained for mortgagors may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance premiums or comparable items, to reimburse the Servicer for maintaining mortgage and hazard insurance, to refund to mortgagors amounts determined to be overages, to pay interest to mortgagors on balances in the Custodial Account for Reserves, if required, to repair or otherwise protect the Mortgaged Property and to clear and terminate such account. The Servicer will be responsible for the administration of the Custodial Account for Reserves and will be obligated to make advances to such account when a deficiency exists therein.

     With respect to Manufactured Housing, Manufactured Housing Contracts in general prohibit the sale or transfer of the related unit of Manufactured Housing without the consent of the Master Servicer and permit the acceleration of the maturity of the Manufactured Housing Contracts by the Master Servicer upon any such sale or transfer that is not consented to. Unless otherwise specified in the related Prospectus Supplement, the Issuer or the Master Servicer expects that it will permit most transfers of units of Manufactured Housing and not accelerate the maturity of the related Manufactured Housing Contracts. In certain cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

     In the case of a transfer of a unit of Manufactured Housing after which the Master Servicer desires to accelerate the maturity of the related Manufactured Housing Contract, the Master Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to Manufactured Homes. Consequently, in some states the Master Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

MAINTENANCE OF INSURANCE POLICIES; CLAIMS THEREUNDER AND OTHER REALIZATION UPON DEFAULTED PLEDGED LOANS

     With respect to each Pledged Loan securing a Series of Bonds, the Servicer will be required to maintain each Primary Mortgage Insurance Policy and any FHA insurance or VA guaranty in full force and effect as long as such coverage is required under the Servicing Agreement and to pay the premium therefor on a timely basis. Each Servicing Agreement with respect to a Series of Bonds also will require the Servicer to maintain a Standard Hazard Insurance Policy for each Pledged Loan covered thereby.

     The Master Servicer with respect to a Series of Bonds will be required to maintain any Excess Coverage Mortgage Insurance Policy, any Special Hazard Insurance Policy, any Mortgagor Bankruptcy Bond and any Pool Insurance Policy for such Series of Bonds in full force and effect throughout the term of the Master Servicing Agreement, subject to payment of the applicable premiums by the Bond Trustee. The Master Servicer will be required to notify the Bond Trustee to pay the premiums for any such Excess Coverage Mortgage Insurance Policy, any such Special Hazard Insurance Policy, any such Mortgagor Bankruptcy Bond and any such Pool Insurance Policy for such Series of Bonds on a timely basis. In the event that such Special Hazard Insurance Policy, such Mortgagor Bankruptcy Bond or such Pool Insurance Policy for such Series of Bonds is canceled or terminated for any reason (other than the exhaustion of total policy coverage), the Master Servicer will be obligated to obtain from another insurer a comparable replacement policy with a total coverage which is equal to the then existing coverage of such Special Hazard Insurance Policy, such Mortgagor Bankruptcy Bond or such Pool Insurance Policy. However, if the cost of any such replacement policy or bond is greater than the cost of the policy or bond which has been terminated, then the amount of the coverage will be reduced to a level such that the applicable premium will not exceed the cost of the premium for the policy or bond which was terminated.

     Each Servicing Agreement with respect to a Series of Bonds will require the Servicer (on behalf of itself, the Master Servicer, and the Bond Trustee as their respective interests may appear) to present claims to the Mortgage Insurer under any Mortgage Insurance Policy for such Series of Bonds and to HUD or VA under any FHA insurance or VA guaranty and to take such reasonable steps as are necessary to permit recovery thereunder with respect to defaulted Pledged Loans securing such Series of Bonds.

     The Master Servicing Agreement with respect to a Series of Bonds will require the Master Servicer (on behalf of itself, the Bond Trustee and the holders of Bonds of such Series) to present, or cause to be presented, claims to the issuer of any Mortgagor Bankruptcy Bond for such Series of Bonds and to take such reasonable steps as are necessary to permit recovery respecting defaulted Pledged Loans covered thereunder. The Master Servicer also will be required to present claims to the Special Hazard Insurer under the Special Hazard Insurance Policy for such Series of Bonds and to take such reasonable steps as are necessary to permit recovery under such policy respecting losses on the mortgaged properties securing the Pledged Loans.

     If any Mortgaged Property securing a defaulted Pledged Loan securing a Series of Bonds is damaged and the proceeds, if any, from the related Standard Hazard Insurance Policy or the Special Hazard Insurance Policy are insufficient to restore the damaged property to the condition required to permit recovery under the related Mortgage Insurance Policy, the Servicer will not be required to expend its own funds to restore the damaged property unless it determines and the Master Servicer agrees that such expenses will be recoverable to it through liquidation proceeds or through insurance proceeds.

     If recovery under the applicable Insurance Policy is not available, the Servicer or the Master Servicer nevertheless will be obligated to follow standard practices and procedures to realize upon any defaulted Pledged Loan.
In this regard, the Servicer may sell the Mortgaged Property pursuant to foreclosure, trustee's sale or, in the event a deficiency judgment is available against the mortgagor or other person, proceed to seek recovery of the deficiency against the appropriate person. To the extent that the proceeds of any such liquidation proceedings are less than the outstanding Bond Value of the defaulted Pledged Loan, there will be a reduction in the value of the Collateral for the Series of Bonds secured by such Pledged Loan such that the holders of Bonds of such Series may not receive full interest and principal on the Bonds of such Series. See "Certain Legal Aspects of Mortgage Loans - Anti-Deficiency Legislation and Other Limitations on Lenders."

RESIGNATION OF THE MASTER SERVICER

     If a Master Servicing Agreement has been entered into with respect to a Series of Bonds, the Master Servicer for such Series of Bonds may not resign from its obligations and duties under the Master Servicing Agreement with respect to such Series of Bonds, except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor Master Servicer has assumed the Master Servicer's obligations and duties under the Master Servicing Agreement. To the extent specified in the Prospectus Supplement for a Series of Bonds, the Issuer will have the right to terminate the Master Servicing Agreement for such Series of Bonds with the Master Servicer at any time so long as such termination will not result in a downgrading of the then rating of such Bonds by any rating agency rating such Bonds.

EVIDENCE AS TO COMPLIANCE

     After the Bonds of a Series have been outstanding for more than six months, the Master Servicer for such Series of Bonds will be required to cause a firm of independent certified public accountants to furnish to the Bond Trustee within 120 days of the end of each fiscal year of the Master Servicer a statement to the effect that such firm has examined certain documents and records relating to the servicing of the Pledged Loans securing such Series of Bonds during the preceding year and that on the basis of such examination such firm is of the opinion that the Master Servicer has performed its obligations in compliance with the Master Servicing Agreement and other relevant documents except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. Such statement will be in a form and provide for such procedures as may be defined by the Issuer and the Bond Trustee.

     The Master Servicer for a Series of Bonds will be required to deliver to the Bond Trustee an annual statement signed by two of its officers to the effect that the Master Servicer has fulfilled its obligations in all material respects under the Master Servicing Agreement with respect to such Series of Bonds throughout the preceding year. Copies of such statements may be obtained by the holders of Bonds of such Series upon written request addressed to the Issuer at its principal executive offices.

EVENTS OF DEFAULT

     Events of default under any Master Servicing Agreement for a Series of Bonds will consist of (i) any failure to make or cause the deposit with the Bond Trustee of any required payment as provided by the Master Servicing Agreement for such Series; (ii) any material failure by the Master Servicer for such Series to duly observe or perform any other of its covenants or agreements in the Master Servicing Agreement for such Series which continues unremedied for 15 days after the giving of written notice of such failure by the Bond Trustee;
(iii) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and certain actions by the Master Servicer for such Series indicating its insolvency, reorganization or inability to pay its obligations; and (iv) the Rating Agency lowering or threatening to lower the then rating of the Bonds of such Series due to the unacceptability of terms in the Master Servicing Agreement for such Series or due to the financial condition of the Master Servicer for such Series.

RIGHTS UPON EVENT OF DEFAULT

     So long as an event of default under a Master Servicing Agreement remains unremedied, the Bond Trustee may waive any such default under such Master Servicing Agreement, or terminate all of the rights and obligations of the Master Servicer under such Agreement, whereupon the Bond Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under such agreement and will be entitled to similar compensation arrangements. The Bond Trustee, with the approval of the Issuer, may appoint a FNMA, FHLMC or HUD approved servicer to act as successor to the Master Servicer under such Master Servicing Agreement. The Bond Trustee and such successor will agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Master Servicer under such Master Servicing Agreement.

AMENDMENTS

     The Master Servicing Agreement, if any, with respect to any Series of Bonds may be amended with respect to such Series of Bonds by the Master Servicer and the Bond Trustee, or by the Master Servicer and the Issuer with the consent of the Bond Trustee, for the purpose of adding any provisions to, or changing in any manner, or eliminating any of the provisions of such Master Servicing Agreement.

                       FINANCE COMPANIES AND FUNDING AGREEMENTS

     The Issuer may choose to obtain Mortgage Collateral securing the Bonds in part through finance companies ("Finance Companies"). The Finance Companies will be responsible for identifying, contracting for and purchasing the Mortgage Collateral for a Series of Bonds. One or more of the Finance Companies participating in a Series of Bonds may be affiliated with the Issuer. If Pledged Loans are originated through Finance Companies, such Finance Companies will not insure or guaranty payment of principal of or interest on the Bonds of any Series. Such Finance Companies will then assign, sell or lend the Collateral to the Issuer under a Funding Agreement. The Finance Companies will be responsible for their own costs and expenses related to this purpose. The Issuer may elect to work with one or more Finance Companies.

     Unless specified otherwise in the related Prospectus Supplement for a Series of Bonds, the Issuer and each Finance Company participating in the offer of a Series of Bonds will enter into a separate Funding Agreement pursuant to which the Finance Company will (i) borrow a portion of the proceeds of the sale of such Series of Bonds in an amount not to exceed the Aggregate Initial Bond Value of the Mortgage Collateral pledged under such Funding Agreement; (ii) repay such loan by causing payments to be made to the Bond Trustee in such amounts as are necessary (after taking into account any cash available to be withdrawn from any applicable Security Fund for such Series of Bonds) to pay accrued interest on such loan and to amortize the entire principal amount of such loan; and (iii) pledge to the Issuer as security for the loan a portion of the Pledged Loans having an Aggregate Initial Bond Value equal to at least the amount of the loan under the Funding Agreement. Each Finance Company also will provide its required portion of the cash, certificates of deposit, irrevocable letters of credit or other financial guarantees to fund the applicable Security Funds under the Indenture. Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, the security pledged by each Finance Company under its Funding Agreement will secure only its loan and not the loans made to the other participating Finance Companies.

     If the Issuer with respect to a Series of Bonds is a Trust, the Issuer will assign to such Trust its entire right, title and interest in the Collateral and all proceeds thereof pledged under the Funding Agreements with respect to such Series of Bonds. The Issuer with respect to a Series of Bonds will assign to the Bond Trustee, all of its right, title and interest in the Collateral and all proceeds thereof pledged under the Funding Agreements with respect to such Series of Bonds except for its rights to receive certain fees and reimbursement for certain expenses and its right to indemnification.

     Unless otherwise specified in the Prospectus Supplement for a Series of Bonds, the Funding Agreements for a Series of Bonds will not provide for any prepayments of amounts due by the Finance Companies otherwise than by virtue of amounts received under the Mortgage Collateral securing such Series of Bonds or, in certain cases, in connection with or following a redemption pursuant to the Indenture. However, in the event of certain prepayments in connection with an event of default under a Funding Agreement, a prepayment penalty will be payable in an amount equal to the amount by which the market value of the collateral securing such obligation exceeds the outstanding principal amount of such obligation, plus accrued interest to the date of such prepayment. The proceeds of any such prepayment relating to principal and interest will be applied by the Bond Trustee to interest and as a principal prepayment on the Bonds of such Series, and any such proceeds constituting a premium will be distributed on a PRO RATA, random lot or other selection basis specified in the Prospectus Supplement for such Series of Bonds to holders of Bonds of such Series.

                                THE INDENTURE

     The following summaries describe certain provisions of the forms of Indenture. The summaries do not purport to be complete. Reference is made to the provisions of the form of Indenture which has been filed as an Exhibit to the Registration Statement of which this Prospectus forms a part. When particular provisions or terms used in the forms of Indenture are referred to, the actual provisions (including definitions of terms) are incorporated by reference as part of such summaries.

MODIFICATION OF INDENTURE

     With the consent of the holders of not less than a majority in principal amount of the outstanding Bonds of each Series to be affected, the Bond Trustee and the Issuer may execute a supplemental indenture to add provisions to, or change in any manner or eliminate any provisions of, the Indenture relating to such Series or modify in any manner the rights of the holders of the Bonds of such Series. (Indenture, Section 10.02.)

     Without the consent of the holder of each outstanding Bond affected, no Supplemental Indenture may (i) change the maturity of the principal of or interest on any Bond, or reduce the principal amount thereof or the rate of interest thereon or the redemption price or Special Redemption price with respect thereto or change the provisions of this Indenture relating to the application of Collateral securing the Bond's collections to the payment of principal of Bonds or change in the place of payment where, or the coin or currency in which, any Bond or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof, (ii) reduce the percentage of Bonds of the affected Series whose consent is required for the authorization of any Supplemental Indenture or for any waiver of compliance with certain provisions of the Indenture or certain defaults thereunder or their consequences, (iii) impair or otherwise adversely affect the Collateral securing a Series of Bonds, (iv) reduce the percentage of holders of Bonds of any Series whose consent is required to direct the Bond Trustee to liquidate the Collateral for such Series of Bonds if the proceeds of such liquidation would be insufficient to pay the principal amount of and accrued interest on the outstanding Bonds of that Series, (v) permit the creation of any lien ranking prior to or on a parity with the lien of the Indenture with respect to any part of the Collateral securing the Bonds or terminate the lien of the Indenture on any property at any time subject thereto or deprive the Bondholder of the security afforded by the lien of the Indenture, or (vi) modify any of the provisions of the Indenture with respect to Supplemental Indentures and waivers of past defaults except to increase the percentage of outstanding Bonds whose consent is required for any such action or to provide that other provisions of the Indenture cannot be modified or waived without the consent of the holders of each outstanding Bond affected thereby. (Indenture, Section 10.02.)

     The Issuer and the Bond Trustee also may enter into Supplemental Indentures, without obtaining the consent of Bondholders, to cure ambiguities, to correct or supplement any defective or inconsistent provision or to make any other provisions with respect to matters or questions arising under the Indenture or, as required by applicable law, to maintain the REMIC status of a Series of Bonds with respect to which a REMIC election has been made so long as the interests of the Bondholders would not be adversely affected thereby. (Indenture, Section 10.01.)

EVENTS OF DEFAULT

     An event of default ("Event of Default") with respect to any Series of Bonds is defined in the Indenture as being (i) a default for five days or more in the payment of principal of or interest on any Bond of such Series, (ii) a default in the performance of any other covenant in the Indenture and the continuation of such default for a period of 60 days after notice to the Issuer by the Bond Trustee or to the Issuer and the Bond Trustee by the holders of at least 25% in principal amount of the Bonds of such Series then outstanding, or
(iii) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer. In case an Event of Default with respect to a Series of Bonds should occur and be continuing and no election to preserve the Collateral securing such Series of Bonds (pursuant to Section 6.05 of the Indenture, as discussed below) has been made or, if made, such election has been rescinded, the Bond Trustee or the holders of at least 25% in principal amount of the Bonds of such Series then outstanding may declare the principal of the Bonds of such Series then outstanding to be due and payable. Such declaration may under certain circumstances be rescinded by the holders of a majority in principal amount of the Bonds of such Series then outstanding. (Indenture, Sections 6.01 and 6.02.) However, in the event that an Event of Default has occurred as the result of an order or judgment which prevents the application by the Bond Trustee, as provided in the Indenture, of the proceeds of any Mortgage Collateral securing a Series of Bonds, the Indenture allows the Bond Trustee to declare to be due and payable by lot a portion of the Bonds of such Series then outstanding in a principal amount equal to the outstanding Bond Values of such Mortgage Collateral. Such declaration by the Bond Trustee will be the sole remedy for the holders of Bonds of such Series upon the happening of such occurrence. (Indenture, Section 6.02.)

     An Event of Default with respect to one Series of Bonds will not necessarily constitute an Event of Default with respect to any other Series of Bonds.

     If, following an Event of Default with respect to a Series of Bonds, the Bonds of such Series have not been declared to be due and payable or if such declaration and its consequences are annulled and rescinded, the Bond Trustee may, if it determines it to be in the best interests of the holders of such Bonds, or at the request of the holders of a majority in principal amount of the outstanding Bonds of such Series shall, refrain from liquidating the Collateral for such Series. (Indenture, Section 6.05.) The Bond Trustee is prohibited from selling such Collateral unless (a) the proceeds of such sale are sufficient to pay in full the principal and accrued interest on the outstanding Bonds of such Series at the date of such sale, or (b) if the proceeds of such sale will not be sufficient, the Bond Trustee obtains the consent of the holders of the entire principal amount of the outstanding Bonds. (Indenture, Section 6.04.)

     In the event the principal of the Bonds of a Series is declared due and payable as described above, and the Mortgage Collateral securing such Series of Bonds is sold, the holders of any such Bonds issued at OID may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less unamortized OID. Under the terms of the Indenture, the Issuer agrees to pay the Bond Trustee from time to time reasonable compensation for all services rendered by it, to reimburse the Bond Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made in accordance with any provision of the Indenture, and to indemnify the Bond Trustee for, and to hold it harmless against any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance and administration of the Trust, including costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its power or duties. The Bond Trustee shall receive amounts payable to it as compensation, indemnification and reimbursement pursuant to the Indenture only to the extent that the payment thereof will not result in an Event of Default and, furthermore, the failure to pay such amounts to the Bond Trustee will not constitute an Event of Default. (Indenture, Section 7.07.)

     Subject to the provisions of the Indenture relating to the duties of the Bond Trustee in case an Event of Default occurs and continues, the Bond Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any holders of Bonds of a Series, unless such holders shall have offered to the Bond Trustee reasonable security or indemnity. (Indenture, Section 7.03.) Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the outstanding Bonds of a Series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Bond Trustee or exercising any trust or power conferred on the Bond Trustee with respect to the Bonds of such Series; and the holders of a majority in principal amount of the outstanding Bonds of a Series may, in certain cases, waive any default with respect to such Series except a default in payment of principal of or interest on the Bonds of such Series and in respect of certain covenants and provisions requiring the consent of each Bondholder affected. (Indenture, Sections 6.14 and 6.15.)

     No holder of any Bonds of a Series will have the right to institute any proceeding with respect to the Indenture, unless (1) such holder previously has given to the Bond Trustee written notice of a continuing Event of Default, (2) the holders of not less than 25% in principal amount of the outstanding Bonds of the same Series have made written request upon the Bond Trustee to institute such proceedings in its own name as Bond Trustee and have offered the Bond Trustee reasonable indemnity, (3) the Bond Trustee has for 60 days neglected or refused to institute any such proceeding, and (4) no direction inconsistent with such written request has been given to the Bond Trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Bonds of such Series. (Indenture, Section 6.09.)

LIST OF BONDHOLDERS

     Three or more holders of the Bonds of a Series who have held such Bonds for a period of at least six months may, by written request to the Bond Trustee, obtain access to the list of all holders of Bonds of such Series maintained by the Bond Trustee for the purpose of communicating with other Bondholders with respect to their rights under the Indenture. The Bond Trustee may elect not to afford the requesting Bondholders access to the list of Bondholders if it agrees to mail the desired communication or proxy, on behalf of the requesting Bondholders, to all such Bondholders. (Indenture, Section 8.02.)

ANNUAL COMPLIANCE STATEMENT

     The Issuer will be required to file annually with the Bond Trustee a written statement as to fulfillment of its obligations under the Indenture. (Indenture, Section 9.10.)

REPORTS TO BONDHOLDERS

     The Issuer will send to each Bondholder within 120 days after the end of each fiscal year an annual report containing an audited balance sheet of the Issuer. For each Series, the Issuer will include with such balance sheet a statement setting forth the remaining balance of the Bonds held by each Bondholder on the last day of the preceding fiscal year. (Indenture, Section 8.04.) The fiscal year end of the Issuer is March 31.

BOND TRUSTEE'S ANNUAL REPORT

     The Bond Trustee will be required to mail each year to all holders of Bonds of a Series a brief report relating to its eligibility and qualifications to continue as the Bond Trustee under the Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of certain indebtedness owing by the Issuer to it in the Bond Trustee's individual capacity, the property and funds relating to such Series physically held by the Bond Trustee as such, any additional issue of Bonds of such Series not previously reported, the release or release and substitution of any property relating to such Series subject to the lien of the Indenture, and any action taken by it which materially affects the Bonds or the Collateral for such Series and which has not been previously reported. (Indenture, Section 8.03.)

SATISFACTION AND DISCHARGE OF THE INDENTURE

     The Indenture will be discharged as to a Series of Bonds upon the cancellation of all of the Bonds of such Series or, with certain limitations, upon deposit with the Bond Trustee of funds sufficient for the payment or redemption thereof. (Indenture, Section 5.01.)

BOND TRUSTEE

     The Bond Trustee for a Series of Bonds will be as specified in the Prospectus Supplement for such Series of Bonds.

                                 THE ISSUER

     The Issuer was incorporated in the State of California on July 22, 1998 ("Inception"), as a limited purpose financing corporation. The Issuer maintains its principal executive offices at 9665 Wilshire Blvd., Suite 410, Beverly Hills, California 90212 and its telephone number is (310) 285-7400. The Issuer will not engage in any activity other than issuing, directly or through one or more trusts established by it, one or more Series of Bonds and similar series of bonds collateralized by Mortgage Collateral and Security Funds and, in connection therewith, acquiring, owning, holding and pledging Mortgage Collateral. Except as specified in this Prospectus, in the Prospectus Supplement for a Series of Bonds, or in a report filed with the Securities and Exchange Commission ("Commission"), the Issuer does not intend to engage in any transactions with its directors, officers or principal shareholders (although its Articles of Incorporation and Bylaws would permit such transactions), to make loans to other persons, to invest in or underwrite the securities of other issuers, to offer securities in exchange for property, to engage in the purchase or sale of any investments, to issue senior securities, or to repurchase or otherwise reacquire its securities.

DIRECTORS AND EXECUTIVE OFFICERS

     The Directors of the Issuer are elected for a term of one year or until the next annual meeting. There are no family relationships between any of the Issuer's directors. The Officers serve at the discretion of the Board of Directors. The Officers and Directors of the Issuer are as follows:

NAME                     AGE       POSITION
----                     ---       --------
Robert S. Manns          57        President and Sole Director

     The Issuer has not paid any remuneration to any of its directors or officers. The Issuer will not pay any compensation for services as officers or directors in the future. The stockholders and officers have been reimbursed for, or are owed, various out-of-pocket expenses incurred on behalf of the Issuer. The Issuer may in the future pay to one or more of its directors or officers, or to entities controlled by such directors or officers, consulting fees or other remuneration. Except as described in this Prospectus, in the Prospectus Supplement for a Series of Bonds, or in a report filed with the Commission, the directors and officers do not intend to have any direct or indirect pecuniary interest in any investment to be acquired or disposed of by the Issuer or in any transaction to which the Issuer is a party or has an interest, or to engage for their own account in business activities of the type conducted or to be conducted by the Issuer. However, the Articles of Incorporation and Bylaws of the Issuer would permit the directors and officers to have such interests or to engage in such business activities.

     The Articles of Incorporation and Bylaws of the Issuer provide for the indemnification of the directors and officers of the Issuer to the fullest extent permitted by California law. California law generally permits indemnification of directors and officers against certain costs, liabilities and expenses which such persons may incur by reason of serving in such positions as long as such persons acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended ("Securities Act"), may be permitted to directors, officers or persons controlling the Issuer pursuant to the foregoing provisions, the Issuer has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the beneficial ownership of Shareholders owning five percent (5%) or more of the Issuer's voting securities:

NAME AND ADDRESS OF BENEFICIAL OWNER    AMOUNT AND NATURE OF OWNERSHIP
------------------------------------    ------------------------------
 Robert S. Manns                          100% of Issued and Outstanding Common Stock

LEGAL PROCEEDINGS

     None.

                        THE DEPOSIT TRUST AGREEMENT

     Unless specified otherwise in the Prospectus Supplement for a Series of Bonds, the Issuer thereof will be a trust created by a Deposit Trust Agreement between the Issuer, acting as depositor, and a bank, trust company or other fiduciary, which will act not in its individual capacity but solely as Owner-Trustee under the Deposit Trust Agreement. Unless otherwise specified in the related Prospectus Supplement for a Series of Bonds, the Owner-Trustee for such Series is intended to be Wilmington Trust Company ("WTC"), a bank and trust company organized under the laws of the State of Delaware. Pursuant to the Deposit Trust Agreement, the Issuer anticipates, for each Series of Bonds, appointing WTC to receive and hold the Collateral for such Series in trust for the use and benefit of the Issuer pursuant to the Deposit Trust Agreement. It is the intention of the Issuer and WTC to create thereby a "business trust" under the Delaware Business Trust Statute and that the Deposit Trust Agreement constitute the governing instrument of such business trust. Unless specified otherwise in the Prospectus Supplement for a Series of Bonds, the Deposit Trust Agreement will provide that the Issuer thereof will convey or pledge to the Trust the Collateral to secure a Series of Bonds in return for certificates of beneficial ownership ("Certificates of Beneficial Ownership") of the Trust created under such agreement and the net proceeds of the sale of the Bonds. The Issuer may sell or assign such Certificates of Beneficial Ownership to another entity or entities. A copy of a form Deposit Trust Agreement will be filed as an exhibit to an amended Registration Statement.

     The Trust issuing a Series of Bonds will pledge the Collateral to the Bond Trustee under the Indenture for such Series of Bonds to secure such Series of Bonds. Each Indenture will prohibit further debt obligations by such Trust. The Bond Trustee will hold the Collateral as security for the Bonds of such Series and holders of the Bonds of such Series will be entitled to the equal and proportionate benefits of such security as if the same had been granted by a corporate issuer.

     Each Deposit Trust Agreement will provide that the Trust created under such agreement may not conduct any activities other than those related to the issuance and sale of Bonds of the particular Series and to such other limited activities as may be required in connection with reports and distributions to holders of the Certificates of Beneficial Ownership of such Trust. No such agreement will be subject to amendment without the prior written consent of the Owner-Trustee, holders representing 50% of the Certificates of Beneficial Ownership of the Trust and the Bond Trustee (which consent may not be unreasonably withheld if such amendment would not adversely affect the interests of the Bondholders) except that holders of not less than 66 2/3% of the aggregate principal amount of the Bonds of the related Series outstanding must consent to any amendment of the provision limiting the Trust's activities and the provision regarding amendments to the Deposit Trust Agreement. The holders of Certificates of Beneficial Ownership of a Trust will not be liable for payment of principal or interest on the Bonds of the particular Series issued by such Trust and each of the holders of the Bonds of such Series will be deemed to have released such holders of Certificates of Beneficial Ownership from any such claim, liability or obligation on or with respect to such Bonds.

     Unless otherwise specified in a particular Deposit Trust Agreement, each Deposit Trust Agreement will provide that the holders of Certificates of Beneficial Ownership of the Trust created under such agreement shall indemnify the Owner-Trustee against all losses and liability suffered by it in acting upon the holders' instructions, except in the case of willful misconduct, bad faith or gross negligence on the part of the Owner-Trustee. The Owner-Trustee will have no liability for action taken by it in good faith in reliance upon direction to it for the disposition of moneys or the Collateral pursuant to a Deposit Trust Agreement.

CERTAIN LEGAL ASPECTS OF PLEDGED LOANS

     The following discussion contains summaries of certain legal aspects of Pledged Loans which are general in nature. Since such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Pledged Loans securing a Series of Bonds is situated. Reference is made to the applicable federal and state laws governing such Pledged Loans. In this regard, the following discussion does not reflect federal regulations with respect to FHA and VA Loans. See "Security for the Bonds-Insurance Policies-Mortgage Insurance on the Pledged Loans," "Security for the Bonds - Insurance Policies - FHA Insurance and VA Guarantees."

GENERAL

     With respect to the Pledged Loans that may be secured by mortgages or deeds of trust on residential real property, a mortgage creates a lien upon the real property encumbered by the mortgage. There are two parties to a mortgage: the mortgagor, who generally is the borrower; and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee.
Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust for the benefit of the beneficiary, generally with a power of sale granted to the trustee, the effect of which is to create a lien to secure payment of the obligation. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by law and may also be governed by the express provisions of the deed of trust or mortgage, and, in some cases, with respect to the deed of trust by the directions of the beneficiary.

FORECLOSURE

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary party defendants. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. The court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage documents. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial sale.

     Enforcement of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property to a third party upon any default by the trustor under the note or deed of trust. In certain states, sale of the property upon any default by the trustor under the note or deed of trust also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lien holders.

     The borrower, or any other person having a junior encumbrance on the real estate may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

     In case of foreclosure under a mortgage or a deed of trust or in case of a power of sale foreclosure under a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the perceived value of the property. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds. See "Security for the Bonds - Mortgage Insurance on the Pledged Loans" and "Security for the Bonds - Insurance Policies - Hazard Insurance on the Pledged Loans."

ENFORCEMENT OF RIGHTS UNDER MANUFACTURED HOUSING CONTRACTS

     The method of enforcing the rights of the lender under a Manufactured Housing Contract varies from state to state depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the Manufactured Housing Contract strictly according to the terms. The terms of a Manufactured Housing Contract generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Manufactured Housing Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of a Manufactured Housing Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Manufactured Housing Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Manufactured Housing Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under a contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under a Manufactured Housing Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a Mortgaged Property.

RIGHTS OF REDEMPTION

     In some states, after sale pursuant to a non-judicial power of sale under a deed of trust or judicial foreclosure of a mortgage or deed of trust, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the sale. In certain other states, this right of statutory redemption applies only to sale following judicial foreclosure, and not to sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the purchase price at the sale, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to resell the property. The rights of redemption would defeat the title of any purchaser at sale, or of any purchaser from the lender subsequent to judicial foreclosure of a mortgage or deed of trust or sale pursuant to a non-judicial power of sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage.

     With respect to liens on real property, some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure or sale under a deed of trust in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed against the security rather than bringing a personal action against the borrower.

     Other statutory provisions may limit any deficiency judgment against the former borrower following a judicial sale or sale pursuant to the trustee's power of sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale or sale pursuant to the trustee's power of sale.

     Some of the loans secured by multifamily residential buildings may be nonrecourse loans as to which, in the event of default by a borrower, recourse may be had only against the specific property pledged to secure the related loan and not against the borrower's other assets. Even when the terms of a mortgage loan permit recourse against the borrower's assets in addition to the Mortgaged Property, certain states have imposed statutory limitations on such recourse. Some state statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the public sale of the real property.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

     With respect to cooperative apartments, in the case of foreclosure on a building which was converted from a rental building to a building owned by a cooperative under a type of non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but did not purchase shares in the cooperative when the building was so converted.

     Under the terms of the Relief Act, an obligor who enters military service after the origination of such obligor's mortgage loan or Manufactured Housing Contract (including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Bonds, could result in losses to the holders of a Series of Bonds. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected mortgage loan during the obligor's period of active duty status. Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property or Manufactured Home, respectively, in a timely fashion.

     The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Reporting Act, Federal Trade Commission Rule - Credit Practices, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases this liability may affect assignees of the mortgage loans.

"DUE-ON-SALE" CLAUSES

     The forms of note, mortgage and deed of trust relating to conventional Pledged Loans securing a Series of Bonds may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St. Germain Depository Institutions Act of 1982 ("Depository Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters that "due-on-sale" clauses in certain loans (which loans include the conventional Pledged Loans) made after the effective date of the Depository Act are enforceable, within certain limitations as set forth in the Depository Act and the regulations promulgated thereunder.

     By virtue of the Depository Act, the Servicer may generally be permitted to accelerate any conventional Pledged Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Pledged Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase, (ii) a transfer, in which the transferee is a person who occupies or will occupy the real property, which is a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children becomes an owner of the property, (iii) a transfer resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security interest which does not relate to a transfer of rights of occupancy in the property (provided that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) others as set forth in the Depository Act and the regulations thereunder. As a result, a lesser number of the Pledged Loans which contain "due-on-sale" clauses may extend to full maturity than recent experience would indicate with respect to single-family mortgage loans. The extent of the impact of the Depository Act on the average lives and delinquency rates of the Pledged Loans, however, cannot be predicted. See "Description of the Bonds - Maturity and Prepayment Considerations for Certain First Mortgages on Single-Family Residences."

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of Manufactured Housing. The Manufactured Housing Contracts would be covered if they were to satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Master Servicer will represent that all of the Manufactured Housing Contracts comply with applicable usury law.

FORMALDEHYDE LITIGATION WITH RESPECT TO MANUFACTURED HOUSING CONTRACTS

     A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including some components used in Manufactured Housing such as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of Manufactured Housing, suppliers of component parts and related persons in the distribution process. The Issuer is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

     The holder of any Manufactured Housing Contract with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Manufactured Housing Contract and may be unable to collect amounts still due under the Manufactured Housing Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the person specified in the related Prospectus Supplement, and the Bondholders would suffer a loss only to the extent that (i) such person breached its obligation to repurchase the Manufactured Housing Contract in the event an obligor is successful in asserting such a claim, and (ii) such person, the Servicer or the Bond Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Bondholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of Manufactured Homes may not cover liabilities arising from formaldehyde in Manufactured Housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.


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

ENVIRONMENTAL CONSIDERATIONS

     Under CERCLA, and under certain state laws, a secured party that takes a deed-in-lieu of foreclosure, purchases a Mortgaged Property at a foreclosure sale or operates a Mortgaged Property may become liable in certain circumstances for Remedial Action Costs if hazardous wastes or hazardous substances have been released or disposed of on the property. Such Remedial Action Costs could subject the Mortgage Collateral to a lien and reduce the amounts otherwise available to pay to the holders of the Bonds if a Mortgaged Property was acquired by the Bond Trustee through foreclosure or deed-in-lieu of foreclosure and if such Remedial Action Costs were incurred. Moreover, certain state laws impose a lien for any Remedial Action Costs incurred by such states on the property that is the subject of such Remedial Action Costs.

     While representations or warranties from the Originator or any other party related to the Originator as to the absence or effect of hazardous wastes or hazardous substances on any of the mortgaged properties may be obtained, there can be no assurance that such representations or warranties will actually be obtained with respect to the Mortgage Collateral or, if obtained, that the Originator can honor such warranties. None of the Issuer, the Bond Trustee nor the Owner-Trustee will make any representations or warranties or assume any liability with respect to the absence or effect of hazardous wastes or hazardous substances on any Mortgaged Property or any casualty resulting from the presence or effect of hazardous wastes or hazardous substances. None of the Issuer, the Bond Trustee nor the Owner-Trustee will make any independent investigation of Mortgaged Property to ascertain whether hazardous wastes or substances have been stored or released on Mortgaged Property prior to transferring the Collateral to the Bond Trustee. Any loss or liability resulting from the presence or effect of such hazardous wastes or hazardous substances may reduce the value of the Collateral securing the Bonds.

     The Servicer or other agent on behalf of the Bond Trustee will not be permitted to foreclose on any Mortgaged Property which it knows or has reason to know is contaminated with or affected by hazardous wastes or hazardous substances. If a Mortgaged Property securing a defaulted mortgage loan is not foreclosed, the amount of Mortgage Collateral otherwise available may be reduced. The Servicer or other agent will not be liable to the Bond Trustee or the Bondholders if it fails to foreclose on a Mortgaged Property that it reasonably believes may be so contaminated or affected. Conversely, the Servicer or other agent will not be liable to the Bond Trustee or the holders of the Bonds if based on its reasonable belief that no such contamination or effect exists, a Mortgaged Property is foreclosed and the Bond Trustee takes title to such Mortgaged Property, and thereafter such Mortgaged Property is determined to be so contaminated or affected.

UNINSURED HAZARD LOSSES

     Standard Hazard Insurance Policies typically will not cover any physical damage to the mortgaged properties resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft or, in certain cases, vandalism. Although the Special Hazard Insurance for a Series of Bonds will, unless other specified in the related Prospectus Supplement, insure against certain hazards not insured against under the Standard Hazard Insurance Policies covering Pledged Loans securing such Series, the Special Hazard Insurance Policy generally will not cover losses occasioned by infidelity, conversion or other dishonest act on the part of any insured or an insured's agent or employee, war, warlike action in time of peace or war, insurrection, rebellion, nuclear reaction, certain governmental actions or certain other risks. Any losses incurred with respect to Pledged Loans securing a Series of Bonds due to uninsured risks or insufficient hazard insurance proceeds will reduce the value of the Mortgage Collateral, and thus may adversely affect payments to holders of Bonds of such Series. See "Security for the Bonds - Insurance Policies - Hazard Insurance on the Pledged Loans."

ENFORCEABILITY OF CERTAIN PROVISIONS

     The standard forms of note, mortgage and deed of trust used by the Servicers generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.
 In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower in the event payments are not made on time. Certain states also limit the amounts which a lender may collect from a borrower as an additional charge if the loan is prepaid.
Under the Servicing Agreements, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicers) will be retained by the Servicers as additional servicing compensation.


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

     Courts have imposed general equitable principles upon foreclosure.
These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general discussion of the anticipated material U.S. federal income tax consequences of the purchase, ownership and disposition of the Bonds offered hereunder. This discussion is directed solely to Bondholders that hold the Bonds as capital assets within the meaning of Code
Section 1221 and does not consider all federal income tax consequences that may be applicable to other categories of investors, some of which (such as banks, insurance companies and investors who are non-U.S. persons ("Foreign Bondholders") may be subject to special rules. The authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is (i) given with regard to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (ii) is directly relevant to the determination of an entry on a tax return. This discussion is no substitute for the consideration by a Bondholder's own tax advisors and tax return preparers regarding any tax planning and the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed herein. In particular, Bondholders are advised to consult their own tax advisors concerning the federal state, local or other tax consequences to them of the purchase, ownership and disposition of the Bonds offered hereunder.

ELECTION OF REMIC STATUS

     If, with respect to a Series of Bonds, the Issuer elects to treat as a REMIC the trust or other arrangement by which the Collateral secures that Series, such Bonds would be considered to be "regular interests" (as defined in Treasury Regulation Section 1.860G-1(a) and referred to herein as "Regular Bonds") or "residual interests" (as defined in Treasury Regulation Section 1.860G-1(c) and referred to herein as "Residual Bonds") in such REMIC. With respect to each Series of Bonds for which the Issuer intends to make a REMIC election, Matthias & Berg LLP, legal counsel to the Issuer, will deliver its opinion generally to the effect that, assuming (i) the proper filing of an election to be treated as a REMIC pursuant to the Code and (ii) continuing compliance with the Indenture and the other governing agreements and (iii) compliance with the requirements of Code Section 860D and Treasury Regulation
Section 1.860D-1(c), the arrangement by which the Collateral will secure that Series of Bonds will qualify as a REMIC under current law. The following discussion assumes that all requirements for REMIC qualification will be satisfied by the REMIC while there are any Bonds outstanding. The Prospectus Supplement for each Series of Bonds will specify whether the Issuer intends to make a REMIC election for that Series of Bonds.

     For any Series of Bonds for which the Issuer elects REMIC status, Regular Bonds generally will be treated as debt instruments. Except as stated below, a Residual Bond will not be treated as a debt instrument for federal income tax purposes; rather the holder thereof will recognize taxable income equal to its PRO RATA share of the net income of the REMIC, as described below. The Regular Bonds of a Series will constitute one or more classes of Regular Bonds, and either the


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

Residual Bonds or the privately placed class of residual certificates relating to that Series, if any, will constitute a single class of Residual Bonds which distributions are made PRO RATA.

     If the Issuer makes a REMIC election with respect to a Series of Bonds, then (i) Bonds of that Series held by a thrift institution taxed as a "mutual savings bank" or "domestic building and loan association" will constitute "qualifying real property loans" within the meaning of Code Section 593(d) in the same proportion that the Collateral securing the Bonds of that Series would be so treated; (ii) Bonds of that Series held by a thrift institution taxed as a domestic building and loan association will constitute a "regular
 . . . interest in a REMIC" or a "residual interest in a REMIC," as the case may be, within the meaning of Code Section 7701(a)(19)(C)(xi), in the proportion that the Collateral securing the Bonds of that Series would be treated as loans described in Code Section 7701(a)(19)(C)(i)-(x); (iii) Bonds of that Series held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(A) and income on the Bonds will be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that the Collateral securing the Bonds would be treated as "interests in real property" as defined in Code Section 856(c)(6)(C); (iv) Bonds of that Series held by certain financial institutions will constitute "evidences of indebtedness" within the meaning of Code Section 582(c)(1). Generally, if at all times during the calendar year 95% or more of the Collateral securing Bonds qualifies for the status described in (i), (ii) or
(iii), the Bonds of that Series will so qualify in their entirety for that calendar year.

     If a REMIC election is made but the entity fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will cease to be a REMIC as of the beginning of the tax year in which the failure to comply occurred. In general, such entity would be treated as a separate association taxable as a corporation, in which case the net income realized from the Mortgage Collateral would be taxable at regular corporate rates. Payments made on the Residual Bonds would not be deductible.

NO REMIC ELECTION

     If the Issuer does not make a REMIC election with respect to Mortgage Collateral securing a Series of Bonds, then such Bonds may not be treated as "real estate assets" or "Government securities" within the meaning of Code
Section 856(c)(5)(A), and interest on those Non-REMIC Bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B). Non-REMIC Bonds of a Series owned by domestic building and loan associations and other thrift institutions will not be considered as "loans secured by an interest in real property" within the meaning of Code Section 7701(a)(19)(C)(v) or as "qualifying real property loans" within the meaning of Code Section 593(d). In addition, Non-REMIC Bonds of a Series held by a regulated investment company will not constitute "Government securities" within the meaning of Code Section 851(b)(4)(A)(i).

TAXATION OF REGULAR BONDS

GENERAL

     Except as other stated in this discussion, interest paid or accrued, OID, and market discount on a Regular Bond will be treated as interest income to the Bondholder. Principal payments on a Regular Bond will be treated as a return of capital to the extent of the Bondholder's basis in the Regular Bond allocable to such payments. Bondholders must use the accrual method of accounting with regard to Regular Bonds, regardless of their usual method of accounting.

ORIGINAL ISSUE DISCOUNT

     Certain Regular Bonds may be issued with OID within the meaning of Code
Section 1273(a). Any holders of Regular Bonds issued with OID generally will be required to include OID in income as it accrues, in accordance with the method described below, in advance of the receipt of the cash attributable to such income. In addition, Code Section 1272(a)(6) provides special rules applicable to Regular Bonds and certain other debt instruments issued with OID.

     The Code requires that a Prepayment Assumption ("Prepayment Assumption") be used with respect to mortgage loans used by a REMIC to secure bonds in computing the accrual of OID such bonds, and that adjustments be made in the amount and rate of accrual of such OID to reflect differences between the actual prepayment rate and the Prepayment

Assumption. The Prepayment Assumption will be determined on the basis of (i) the assumed rate of prepayments on qualified mortgages held by the REMIC and
(ii) the assumed rate of earnings on the temporary investment of payments on such mortgages to the extent that such notes of earnings would have an effect on the timing of payments on Regular Bonds. Prospective Bondholders should note that since the Treasury has not yet issued complete regulations on determination of present value in this context, no assurance can be given that the discussion contained herein describes the correct method of calculating OID.

     The OID, if any, on a Regular Bond will be the excess of its redemption price over its issue price. The issue price of a particular Series of Regular Bonds offered hereunder will be the initial offering price at which a substantial amount of Regular Bonds of that Series are first sold to the public (excluding bond houses and brokers). In the case of Regular Bonds bearing adjustable or variable interest rates, the determination of the total amount of OID and the timing of the inclusion thereof is not entirely clear. If the OID rules apply to such Bonds, the related Prospectus Supplement will describe the manner in which such rules will be applied with respect to those Bonds by the Bond Trustee in preparing information returns to the Bondholders and the Internal Revenue Service ("Service").

     Certain of the Regular Bonds will provide for the first interest payment with respect to such Bond to be made more than one month after the closing date ("Closing Date"), a period that is longer than the subsequent monthly intervals between interest payments. As a consequence of this long first accrual period, the Service might take the position that all or a portion of each interest payment must be included in the stated redemption price of the Regular Bonds and accounted for as OID. Because interest on Regular Bonds must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the Regular Bonds.

     In addition, if the accrued interest to be paid on the first Payment Date is to be computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a Regular Bond will reflect such accrued interest. If applicable, information returns to the Bondholders and the Service will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of such Regular Bond (and not as a separate asset the cost of which is recovered entirely out of interest received on the next Payment Date) and the portion of the interest paid on the first Payment Date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first Payment Date should be included in the stated redemption price of such Regular Bond.

     Notwithstanding the general definition of OID, OID on a Regular Bond will be considered to be DE MINIMIS if such OID is less than 0.25% of the stated redemption price of the Regular Bond multiplied by its weighted average life. For this purpose, the weighted average life of a Regular Bond is computed as the sum, for all payments of amounts included in the stated redemption price of such Regular Bond, of the amounts determined by multiplying (i) the number of complete years from the Closing Date (rounding down for partial years) until each payment is expected to be made (presumably taking into account the Prepayment Assumption) by (ii) a fraction, the numerator of which is the amount of such payment and the denominator of which is the stated redemption price of such Regular Bond. OID of only a DE MINIMIS amount will be included in income in the same manner as market discount of only a DE MINIMIS amount. See "Taxation of Regular Bonds -- Market Discount."

     If OID on a Regular Bond is in excess of a DE MINIMIS amount, the holder of such Bond must include in gross income the sum of the "daily portions" of OID for each day during its taxable year on which it hold such Regular Bond, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Bond, the daily portions of OID will be determined as follows.

     As to each "accrual period," that is, each period that ends on a date that corresponds to a Payment Date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, that begins on the Closing Date), a calculation will be made of the portion of the OID that accrued during such accrual period. The portion of OID that accrues in any accrual period will equal the excess, if any, of (i) the sum of (A) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the Regular Bond, if any, in future periods and (B) the distributions made on such Regular Bond during the accrual period of amounts included in the stated redemption price, over (ii) the adjusted issue price of such Regular Bond at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (i) assuming that distributions on the Regular Bond will be received in future periods based on the Pledged Loans being prepaid at a rate equal to the Prepayment Assumption and (ii) using a discount rate equal to the original yield to maturity of the Bond. For these purposes, the original yield to maturity of the Bond will be calculated based on its issue price and on the assumption that distributions on the Bond will be made in all periods based on the Pledged Loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a Regular Bond at the beginning of any accrual period will equal the issue price of such Bond, increased by the aggregate amount of OID with respect to such Regular Bond that accrued in prior accrual periods, and reduced by the amount of any distributions made on such Regular Bond in prior accrual periods of amounts included in its stated redemption price. The OID accruing during any accrual period, computed as described above, will be allocated ratably to each day during the period to determine the daily portion of OID for such day.

     A subsequent purchaser of a Regular Bond that purchases such Regular Bond at a cost less than its remaining stated redemption price will also be required to include in gross income the daily portions of any with respect to such Regular Bond. However, each such daily portion will be reduced, if the cost of such Regular Bond to such subsequent purchaser is in excess of its "revised issue price," in proportion to the ratio such excess bears to the aggregate OID remaining to be accrued on such Regular Bond. The "revised issue price" of a Regular Bond on any given day equals the sum of (i) the adjusted issue price of the Regular Bond at the beginning of the accrual period which includes such day and (ii) the daily portions of OID for all days during such accrual period prior to such day.

SPECIAL RULES AND CONSIDERATIONS.

     The OID Regulations provide that a Bondholder generally may make an election (a "Constant Yield Election") to include in gross income all current income on the Regular Bond, including market discount (as described below under "Market Discount") (as reduced by any premium, as described below) under the constant yield method used to account for OID. To make the Constant Yield Election, the Bondholder of the Regular Bond must attach a statement to its timely filed federal income tax return for the taxable year in which the Bondholder acquired the Regular Bond. The statement must identify the instruments to which the election applies. A Constant Yield Election is irrevocable unless the Bondholder obtains the consent of the Service. In general, the Constant Yield Election may be made on an obligation-by-obligation basis. If, however a Constant Yield Election is made for a debt instrument with market discount, the Bondholder is deemed to have made an election to include in income currently the market discount on all of the Bondholder's other debt instruments with market discount, as described in "Market Discount" below.

     In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on Regular Bonds, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of OID on such Bonds for federal income tax purposes.

SALE OR REDEMPTION

     If a Bondholder sells or exchanges a Regular Bond, or receives a principal payment with respect to a Regular Bond (or any payment with respect to a Compound Interest Bond), the Bondholder will recognize gain or loss equal to the difference, if any, between the amount received and the Bondholder's adjusted basis in the Regular Bond. Such adjusted basis generally will equal the cost of the Regular Bond to the seller, increased by any OID or market discount (that the seller has previously elected to accrue) included in the seller's gross income with respect to the Regular Bond, and reduced by the portion of the adjusted basis in the Regular Bond allocable to principal payments on the Regular Bond (or any payment on a Compound Interest
Bond) previously received by the seller and by any amortized premium. Except as described under "Taxation of Regular Bonds - Market Discount" below, with respect to partial payments of principal, a portion of the Bondholder's basis in the Regular Bond will be allocated to those payments on a fair market value basis, taking into account prior accrual of OID. A holder of a Regular Bond, however, should be aware that gain from the disposition of a Regular Bond that might otherwise be gain from the disposition of a capital asset will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been included in the Bondholder's income had income accrued at a rate equal to 110% of a specified United States Treasury borrowing rate as of the date of purchase over (ii) the amount actually included in that Bondholder's income.

MARKET DISCOUNT

     A Bondholder that purchases a Regular Bond at a market discount, that is, in the case of a Regular Bond issued without OID, at a purchase price less than its remaining stated redemption price, or in the case of a Regular Bond issued with OID, at a purchase price less than its revised issue price (defined as the sum of (i) the adjusted issue price of the Regular Bond at the beginning of the accrual period which includes such day and (ii) the daily portions of OID for all days during such accrual period prior to such day), will recognize gain upon receipt of the portion of each distribution representing stated redemption price. In particular, under Code Section 1276, such Bondholder will generally be required to allocate the portion of each such distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Bondholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Bondholder on or after the first day of the first taxable year to which such election applies.

     To the extent that Regular Bonds provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includable in income at a rate that is not significantly slower than the rate at which such discount would accrue if it were OID. Moreover, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a Regular Bond as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Under Code Section 1277, a purchaser may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a Regular Bond purchased with market discount. For these purposes, the DE MINIMIS rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includable in income. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

PREMIUM

     A Regular Bond purchased at a cost greater than its remaining, stated redemption price will be considered to be purchased at a premium. The holder of such a Regular Bond may elect under Code Section 171 to amortize such premium under the constant yield method over the life of the Bond. Amortizable premium will be treated as an offset to interest income on the related Regular Bond, rather than as a separate interest deduction.

TAXATION OF RESIDUAL BONDS

GENERAL

     An original holder of a Residual Bond ("Residual Bondholder") generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the Residual Bondholder holds such Residual Bond. For this purpose, that taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably based on a 90 days per quarter counting convention. The amount so allocated will then be allocated among the Residual Bondholders in proportion to their respective ownership interests on such day. Any amount included in the gross income or allowed as a loss of any Residual Bondholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "TAXABLE INCOME OF THE REMIC" and will be taxable to the Residual Bondholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from Residual Bonds will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Code Section 469 on the deductibility of "passive losses."

     A subsequent owner of a Residual Bond ("Transferee") also will be required to report on its federal income tax return amounts representing its daily portion of the taxable income of the REMIC for each day that it holds such Residual Bond. Those daily portions generally would equal the amounts that would have been reported for the same days by an original Residual Bondholder, as described above.

     The amount of income Residual Bondholders and Transferees will be required to report (or the tax liability associated with such income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, Residual Bondholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of Residual Bonds or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions," residual interest without "significant value" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to Residual Bondholders may exceed the cash distributions received by such Residual Bondholders for the corresponding period may significantly adversely affect such Residual Bondholders' after-tax rate of return.

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


TAXATION OF REMIC INCOME

     The taxable income of the REMIC will equal the income from the Mortgage Collateral and other assets of the REMIC less the deductions allowed to the REMIC for interest (including OID) on any Regular Bonds, amortization of any premium on the Mortgage Collateral and, except as described below, for servicing, administrative and other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to their fair market value immediately after their transfer to the REMIC. For this purpose, the Master Servicer intends to treat the fair market value of the mortgage loans as being equal to the aggregate issue prices of the Regular and Residual Bonds. Such aggregate basis will be allocated among the individual Pledged Loans and other assets of the REMIC in proportion to their respective fair market values. The issue price of any in a class that is not publicly offered will equal the price paid by the first purchaser of such Bond or, in the case of received in exchange for an interest in the Mortgage Collateral or other property, the fair market value of such interests in the Mortgage Collateral or other property. Accordingly, if one or more class of Bonds are retained initially rather than sold, the Master Servicer may be required to estimate the fair market value of such interests in order to determine the basis of the REMIC in the Pledged Loans and other property held by the REMIC.

     A Pledged Loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includable in the income of the REMIC as its accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing OID on the Regular Bonds. The REMIC expects to elect under Code Section 171 to amortize any premium on the Pledged Loans. Premium on any Pledged Loan to which such election applies may be amortized under a constant yield method presumably taking into account a Prepayment Assumption.

     The REMIC will be allowed deductions for interest (including OID) on the Regular Bonds equal to the deductions that would be allowed if the Regular Bonds were indebtedness of the REMIC.

     If a class of Regular Bonds is issued at a price in excess of the stated redemption price of such class the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the Regular Bonds of such class will be reduced by an amount equal to the portion of such issue premium that is considered to be amortized or repaid in that year.

     As a general rule, the taxable income of the REMIC will be determined in the same manner as if the REMIC were an individual reporting on a calendar year basis and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. The limitation on miscellaneous itemized deductions imposed on individuals by Code Section 67 (which allows such deductions only to the extent they exceed in the aggregate two percent (2%) of the individual taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the Bondholders subject to the limitation of Code Section
67. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.

BASIC RULES, NET LOSSES AND DISTRIBUTIONS

     The adjusted basis of a Residual Bond will be equal to the amount paid for such Residual Bond, increased by amounts included in the income of the Residual Bondholder and decreased (but not below zero) by distributions made, and by net losses allocated, to such Residual Bondholder.

     A Residual Bondholder is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Bondholder's adjusted basis in its Residual Bond as of the close of such calendar quarter (determined without regard to such net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the Residual Bonds. The ability of Residual Bondholders to deduct net losses may be subject to additional limitations under the Code, as to which Residual Bondholders should consult their tax advisors.

EXCESS INCLUSIONS

     Any "excess inclusions" with respect to a Residual Bond will, with an exception discussed below for certain Residual Bonds held by thrift institutions, be subject to federal income tax in all events. In general, the "excess inclusion" with respect to a Residual Bond for any calendar quarter will be the excess, if any, of (i) the sum of the daily portions of REMIC taxable income allocable to such Residual Bond over (ii) the sum of the "daily accruals" (defined below) for each day during such quarter that such Residual Bond was held by such Residual Bondholder. The daily accruals of a Residual Bondholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Bond at the beginning of the calendar quarter and 120% of the "Federal long-term rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a Residual Bond as of the beginning of any calendar quarter will be equal to the issue price of the Residual Bond, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to such Residual Bond before the beginning of such quarter. The issue price of Residual Bonds is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Residual Bonds were sold. The Federal long-term rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the Service.

     In general, for Residual Bondholders, an excess inclusion (i) will not be permitted to be offset by losses or loss carryovers from the activities, except generally in the case of taxpayers that are thrift institutions described in Code Section 593, (ii) will be treated as "unrelated business taxable income" ("UBTI") to an otherwise tax-exempt organization and (iii) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to Residual Bondholders that are foreign investors. The above-described exception for thrift institutions applies only to those Residual Bonds held directly by such institutions (and not by other members of any affiliated group of corporations filing a consolidated income tax return) or certain wholly owned direct subsidiaries of such institutions formed and operated exclusively in connection with the organization and operation of one or more REMICs.

     In the case of any Residual Bond held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Bonds, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Bond as if held directly by such shareholder.

     The amount of any taxable loss of the REMIC that may be taken into account by the Residual Bondholder is limited to the adjusted basis of the Residual Bond as of the close of the quarter (or time of disposition of the interest, if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Bond is the amount paid for such Residual Bond. Such adjusted basis will be increased by the amount of net income of the REMIC reportable by the Residual Bondholder and decreased by the amount of taxable loss of the REMIC reportable by the Residual Bondholder.
A cash distribution from the REMIC also will reduce that adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Bondholder for which such loss was disallowed but may be used by that Residual Bondholder only to offset any income generated by the same REMIC.

DISTRIBUTIONS

     A distribution by a REMIC to a Residual Bondholder will not be taxable to the Residual Bondholder if the amount of the distribution does not exceed the adjusted basis of the Residual Bondholder in its Residual Bonds on that distribution date. A Residual Bondholder, however, will have taxable income to the extent that any cash distribution it receives from the REMIC exceeds that Residual Bondholder's adjusted basis in its Residual Bonds on that distribution date. Such income will be treated as gain from the sale or exchange of Residual Bonds.

PROHIBITED TRANSACTIONS

     Income and losses from certain "prohibited transactions" (as defined in Code Section 860F (a)(2)) by a REMIC will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Bondholders. Income from prohibited transactions will be taxed directly to the REMIC at a 100% rate. Losses from prohibited transactions may not be used to offset income from other prohibited transactions. Prohibited transactions generally include (i) the disposition of mortgage collateral other than for (a) substitution of a qualified mortgage for a defective mortgage within two years of the Closing Date or for any mortgage loan within three months of the Closing Date, (b) foreclosure, default or imminent default of a mortgage loan, (c) bankruptcy or insolvency of the REMIC, or (d) a qualified (complete) liquidation, (ii) the receipt of income from assets that are not the type of investments that the REMIC is permitted to hold,
(iii) the receipt of compensation for services or (iv) the receipt of gain from disposition of cash-flow investments other than pursuant to a qualified liquidation. The disposition of an item of Mortgage Collateral will not be a prohibited transaction if the disposition is required to prevent default on a Regular Bond that might otherwise result from a default on one or more items of Mortgage Collateral.

SALE OR EXCHANGE OF A RESIDUAL BOND

     Upon the sale or exchange of a Residual Bond, a Residual Bondholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under "Taxation of Residual Bonds - Taxation of REMIC Income") of that Residual Bondholder in that Residual Bond at the time of the sale or exchange. Unlike provisions in the Code dealing with partnerships, there is no specific method of adjusting the basis of the items of Mortgage Collateral of the REMIC if a Residual Bondholder sells its Residual Bonds for a gain or loss.

     If the Residual Bondholder holds its Residual Bond as a capital asset, the gain or loss on the sale or exchange should be characterized as capital gain or loss. In the case of a Residual Bondholder that is a bank, mutual savings bank, cooperative bank, domestic building and loan association, savings and loan association or similar institution, the gain or loss on the sale or exchange should be characterized as ordinary income or loss. Termination of the REMIC may be treated as a sale or exchange of a Residual Bondholder's Residual Bond, in which case, if the Residual Bondholder has an adjusted basis in its Residual Bond remaining when that Residual Bondholder's interest in the REMIC terminates, and if that Residual Bondholder holds that Residual Bond as a capital asset, that Residual Bondholder will recognize a capital loss at that time in the amount of his remaining adjusted basis.

     The wash sale rules of Code Section 1091 will apply to dispositions of Residual Bonds if the seller of the Residual Bond, during the period beginning six months before the sale or disposition and ending six months after that sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any Residual Bond or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Bond. If the wash sale rules of Code Section 1091 are applicable to a Residual Bondholder that has sold Residual Bonds, any losses incurred on that sale will be disallowed.

GENERAL REMIC MATTERS

LIQUIDATION OF THE REMIC

     If a REMIC adopts a plan of complete liquidation and sells all of its noncash assets within 90 days of the adoption of that plan of liquidation, the REMIC will recognize no prohibited transaction income on the sale of its assets, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of all Bonds within that 90-day period. A Residual Bondholder should recognize either gain or loss on the liquidation of the REMIC. An early termination of the REMIC effected by the redemption of the Regular Bonds when the outstanding principal amounts thereof have declined to the percentage specified for a particular Series, and the distribution to Residual Bondholders of the excess, if any, of the fair market value of the Collateral at the time of that redemption over the sum of unpaid principal balance of the Regular Bonds and the total of other liabilities of the REMIC, should constitute a complete liquidation as described in the preceding sentence.

ADMINISTRATIVE MATTERS

     The books for a REMIC must be maintained on a calendar year basis, and the federal information returns for a REMIC must be filed as if the REMIC were a partnership for federal income tax purposes. The REMIC also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination at the REMIC entity level in a unified administrative proceeding of any adjustments to items of REMIC income, gain, loss or deduction.

     Unless otherwise required by the Code or Treasury Regulations promulgated thereunder, the Issuer will sign the REMIC's federal income tax returns. The Residual Bondholder who owns the largest residual interest (or, if no one Residual Bondholder owns the largest residual interest, a Residual Bondholder designated by the Issuer) will act as "tax matters partner," as defined in Code
Section 6231(a)(7), for the REMIC. Generally, the Residual Bondholder who acts as tax matters partner for the REMIC will sign the REMIC's federal income tax returns if the Issuer is not permitted to do so.

TAXATION OF CERTAIN FOREIGN INVESTORS

REGULAR BONDS

     In general, interest (including OID) from United States sources paid to non-U.S. persons is not taxed by the United States unless such person holds an interest of at least ten percent (10%) of the equity of the debtor, or the holder is engaged during the tax year in a trade or business and the interest income is effectively connected with that trade or business. Foreign Bondholders may be required to provide certain information concerning their qualification for this exclusion and should consult their own tax advisors regarding the specific tax consequences of owning a Regular Bond.

RESIDUAL BONDS

     In general, amounts paid on Residual Bonds to nonresident aliens or foreign corporations will be taxed by the United States as "fixed or determinable, annual or periodical" income. The current rate is 30% of gross income. If the holder is engaged in a trade or business in the United States during the tax year and if the payments are effectively connected with that trade or business, then the Residual Bondholder will be taxable at regular (corporate or individual) rates on net income. The Issuer will be required in certain circumstances to withhold 30% of each payment and remit it to the Service, either in satisfaction of the Foreign Bondholder's tax liability or as an estimated payment pending determination of such tax liability.

BACKUP WITHHOLDING

     Payments of interest, OID, or other reportable payments made on Regular Bonds, and proceeds from the sale of Regular Bonds to or through certain brokers, may be subject to a "backup" withholding tax of 31% of "reportable payments" (including interest payments, OID, and, under certain circumstances, principal payments) unless the Bondholder complies with certain reporting and/or certification procedures. Any amounts so withheld should be refunded or allowed as a credit against the holder's federal income tax.

REMIC RESTRICTIONS ON PURCHASE AND TRANSFER OF RESIDUAL BONDS

     Residual Bonds will not be offered for sale to, and may not be owned by, a "Disqualified Organization." A "Disqualified Organization" is defined in Code
Section 860E(e)(5) as (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Code Section 521) which is exempt from the tax imposed by Chapter 1 of the Code unless that organization is subject to the tax on unrelated business taxable income, and (iii) certain rural electrical or telephone cooperatives. Certain instrumentalities of the United States or a state or political subdivision thereof that are subject to tax under Chapter 1 of the Code are excluded from the definition of Disqualified Organization. Any Transferee will be required to furnish the Issuer with an affidavit certifying that the transferee is not a Disqualified Organization. Any purported transfer of a Residual Bond in violation of the foregoing restrictions will be null and void.


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


ERISA CONSIDERATIONS

     ERISA imposes certain requirements on those employee benefit plans to which it applies ("Plans") and on those persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary standards, before investing in the Bonds of a Series, a Plan fiduciary should determine whether such investment is permitted under the governing Plan instruments and is appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan (so-called "parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of the Code). Thus, a Plan fiduciary considering an investment in the Bonds of a Series also should consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code.

     On November 13, 1986, the United States Department of Labor ("DOL") published final regulations ("DOL Regulations") defining the circumstances under which the assets of a Plan covered under ERISA will be deemed to include the underlying assets of an entity for purposes of the fiduciary responsibility and certain other provisions of ERISA when a Plan acquires an equity interest in such entity. The Residual Bonds could be deemed under the DOL Regulations to be equity interests. Although the Regular Bonds of each Series should be treated as debt, not equity, for ERISA purposes and, consequently, the Collateral securing each Series of Bonds should not be deemed to be assets of Plans holding Regular Bonds of such Series, the DOL could take the position that the Regular Bonds of a Series should be treated as equity interests for ERISA purposes. If the Regular or Residual Bonds of a Series are treated as equity interests for ERISA purposes, the DOL Regulations would apply to investments in Bonds of that particular type by Plans. The DOL Regulations set forth the general rule that if a Plan invests in another entity, its assets include the investment, but do not, solely by reason of such investment, include any of the underlying assets of the entity. However, a special rule set forth therein provides that if a Plan acquires an equity interest in an entity that is neither a "publicly-offered security" nor a security issued by certain registered investment companies, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless (i) the entity is an operating company or (ii) Plans and certain other "benefit plan investors" hold less than 25% of the value of all classes of equity in the entity. No Series of Bonds will be issued by a prescribed investment company and, as it is not anticipated that the Bonds of any Series will be registered under the Securities Exchange Act of 1934, they should not constitute "publicly-offered securities." Furthermore, the Issuer should not be deemed to be an operating company. Thus, if the Regular Bonds or Residual Bonds of a Series are deemed to be equity instruments for ERISA purposes and if Plans and certain other "benefit plan investors," including individual retirement accounts, hold 25% or more of any Class of the Bonds of such Series that are deemed to constitute equity interests, the underlying Collateral securing the Bonds will constitute plan assets of Plans holding any Bonds deemed to be equity interests in the REMIC.

     If assets of a Plan are deemed to include Collateral securing a Series of Bonds, the acquisition by such Plan of a Bond of such Series secured thereby or the operation of the Collateral securing such Series of Bonds could result in prohibited transactions or other violations of Title I of ERISA and Code Section 4975. However, depending in part upon the type and circumstances of the Plan making the decision to acquire a Bond of such Series, certain exemptions from the prohibited transaction rules could be applicable, even if the Plan's assets are deemed to include the Collateral securing such Series of Bonds. Included among these exemptions are DOL Prohibited Transaction Exemptions 88-59 (Class Exemption to Include Certain Mortgage Loan Transactions Involving Multifamily Housing and to Permit Additional Single Family Residential Mortgage Loans), 86-128 (Class Exemption for Certain Securities Transactions by Plan Fiduciaries), 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), 80-51 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds) and 78-19 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts). Furthermore, DOL Prohibited Transaction Exemption 83-1 (Class Exemption for Certain Transactions Involving Mortgage Pool Investment Trusts), which exempts from the prohibited transaction rules certain transactions relating to the origination, maintenance and termination of mortgage pool investment trusts, and the acquisition and holding of certain mortgage-backed pass-through certificates of mortgage pools by Plans, may be applicable to the Collateral securing a Series of Bonds.

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors consult with their counsel regarding the consequences under ERISA of their acquisition and ownership of Bonds.

                                 PLAN OF DISTRIBUTION

     The Issuer may sell the Bonds offered hereby either directly or to underwriters for public offering by them. The Prospectus Supplement for each Series of Bonds will set forth the terms of the offering of such Series of Bonds, including the name or names of the underwriters, the purchase price of the Bonds of such Series, the proceeds to the Issuer from such sale, and, in the case of an underwritten fixed price offering, the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers.

     The Bonds of a Series may be acquired by underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of any underwriters will be subject to certain conditions precedent, including, among other conditions, the accuracy of representations and warranties made by the Issuer, the performance by the Issuer of all actions required to be taken by it under the Securities Act, and of its obligations under the underwriting agreement, and the delivery to the underwriters of certificates, letters and opinions from the Issuer, the Issuer's legal counsel and accountants, and other persons. Such underwriters will be severally obligated to purchase all the Bonds of a Series described in the related Prospectus Supplement, if any are purchased. If Bonds of a Series are offered other than through underwriters, the related Prospectus Supplement will contain information regarding the nature of such offering and any agreements to be entered into between the Issuer and purchasers of Bonds of such Series.

     A portion of the Bonds of a Series may be acquired by the companies (or their affiliates) from which the Issuer purchased a portion of the Pledged Loans.

     The place and time of delivery for the Bonds of a Series in respect of which this Prospectus is delivered will be set forth in the Prospectus Supplement.

                               LEGAL INVESTMENT

     If Bonds of a Series are considered "mortgage related securities" under SMMEA, then they will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. However, only Bonds secured by certain types of mortgage collateral so qualify under SMMEA, and the Issuer may issue Bonds secured by types of Mortgage Collateral that would not permit bonds secured thereby so to qualify. Thus, the Prospectus Supplement for each Series of Bonds will specify whether the Bonds of such Series will constitute "mortgage related securities" for purposes of SMMEA. Moreover, no assurance can be given that any Series of Bonds will constitute "mortgage related securities" under SMMEA.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Bonds or to purchase Bonds representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Bonds constitute legal investments for such investors.

                              LEGALITY OF BONDS

The legality of the Bonds and certain tax matters related to the ownership of the Bonds will be passed upon for the Issuer by Matthias & Berg LLP, Attorneys at Law, 1990 South Bundy Drive, Suite 790, Los Angeles, California 90025.

                                       EXPERTS

                 [TO BE COMPLETED IN AN AMENDED REGISTRATION STATEMENT]




                                ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and inspected, without charge, at the offices of the Commission. The Issuer is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith will file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Room 1204, 219 South Dearborn Street, Chicago, Illinois 60604; and Room 1100, 26 Federal Plaza, New York, New York 10007. Copies of such material can also be obtained from the Commission at prescribed rates through its Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549.

     Copies of FHLMC's most recent Offering Circular for FHLMC Certificates, FHLMC's most recent Information Statement, any supplement to such Information Statement and any quarterly report made available by FHLMC can be obtained by writing or calling the office of the Treasurer of FHLMC at P.O. Box 37248, 1776 G Street, N.W., Washington, D.C. 20013 (202-789-4787).

     Copies of FNMA's most recent Prospectus for FNMA Certificates and FNMA's annual report and quarterly financial statements as well as other financial information relating to FNMA are available from the Director of Investor Relations, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-537-7115).


                                INDEX OF DEFINED TERMS

"100% Mortgage Insurance Policies" . . . . . . . . . . . . . . . . . . . . .33
"Aggregate Initial Bond Value" . . . . . . . . . . . . . . . . . . . . . . .19
"Aggregate Initial Overcollateralization Amount" . . . . . . . . . . . . . . 8
"Aggregate Loan Losses". . . . . . . . . . . . . . . . . . . . . . . . . . .20
"Assumed Reinvestment Rates" . . . . . . . . . . . . . . . . . . . . . . . .19
"Balloon Loans". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
"Bond Trustee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
"Bond Value" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
"Bonds". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Buy-Down Fund". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
"Buy-Down Pledged Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . 7
"Cede Bond". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
"CERCLA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
"Certificates of Beneficial Ownership" . . . . . . . . . . . . . . . . . . .52
"Class". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .60
"Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
"Collateral" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
"Collection Account" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
"Commission" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .51
"Compound Interest Bonds". . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Cooperative Loans". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
"CPR". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
"Custodial Account for Reserves" . . . . . . . . . . . . . . . . . . . . . .44
"Custodial Account". . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
"Cut-off Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
"Definitive Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
"Deposit Trust Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Depository Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .55
"DOL Regulations". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
"DOL". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
"DTC". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
"Duff & Phelps". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
"Eligible Investments" . . . . . . . . . . . . . . . . . . . . . . . . . . .40
"ERISA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11
"Event of Default" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .48
"Excess Cash". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
"Excess Coverage Mortgage Insurance Policies". . . . . . . . . . . . . . . . 9
"FDIC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .40
"FHA Loans". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
"FHA Prepayment Experience". . . . . . . . . . . . . . . . . . . . . . . . .22
"FHLMC Act". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
"FHLMC Certificate group". . . . . . . . . . . . . . . . . . . . . . . . . .27
"FHLMC Certificates" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
"FHLMC". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
"Finance Companies". . . . . . . . . . . . . . . . . . . . . . . . . . . . .46
"Floating Rate Bonds". . . . . . . . . . . . . . . . . . . . . . . . . . . .17
"FNMA Certificates". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
"FNMA MBS" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .29


                                       71


"FNMA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
"Foreign Bondholders". . . . . . . . . . . . . . . . . . . . . . . . . . . .58
"Funding Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
"GNMA Certificates". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
"GNMA Issuer". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
"GNMA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
"GPM Collateral" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
"GPM GNMA Certificates". . . . . . . . . . . . . . . . . . . . . . . . . . . 7
"GPM Pledged Loans". . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
"Growing Equity Pledged Loans" . . . . . . . . . . . . . . . . . . . . . . .30
"Guaranty Agreement" . . . . . . . . . . . . . . . . . . . . . . . . . . . .27
"Housing Act". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
"HUD". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
"Inception". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .50
"Indenture". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Indirect Participant" . . . . . . . . . . . . . . . . . . . . . . . . . . .25
"Initial Bond Value" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
"Insurance Policies" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Insured". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .34
"Issue Date" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
"Issuer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Manufactured Homes" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
"Manufactured Housing Contracts" . . . . . . . . . . . . . . . . . . . . . . 5
"Manufactured Housing" . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
"Master Servicer". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Master Servicing Agreement" . . . . . . . . . . . . . . . . . . . . . . . . 9
"Moody's". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
"Mortgage Certificates". . . . . . . . . . . . . . . . . . . . . . . . . . . 6
"Mortgage Collateral". . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
"Mortgage Insurance Policies". . . . . . . . . . . . . . . . . . . . . . . .33
"Mortgage Insurer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .33
"Mortgage Repurchase Bond" . . . . . . . . . . . . . . . . . . . . . . . . .39
"Mortgaged Property" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Mortgagor Bankruptcy Bond". . . . . . . . . . . . . . . . . . . . . . . . . 9
"Non-REMIC Bonds". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
"OID". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
"Originators". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
"Other Funds". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
"Other Mortgage Certificates". . . . . . . . . . . . . . . . . . . . . . . . 6
"Overcollateralization Amount" . . . . . . . . . . . . . . . . . . . . . . .20
"Overcollateralization Fund" . . . . . . . . . . . . . . . . . . . . . . . . 8
"Owner-Trustee". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Participants" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .25
"Payment Dates". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Planned Amortization Class Bonds,". . . . . . . . . . . . . . . . . . . . .17
"Plans". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .68
"Pledged Loans". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"PMA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
"Pool Insurance Insurer" . . . . . . . . . . . . . . . . . . . . . . . . . .33
"Pool Insurance Policy". . . . . . . . . . . . . . . . . . . . . . . . . . . 9
"Prepayment Assumption". . . . . . . . . . . . . . . . . . . . . . . . . . .61
"Primary Mortgage Insurance Policies". . . . . . . . . . . . . . . . . . . . 9


                                       72


"Principal Only Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . .17
"Prospectus Supplement". . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Rating Agency". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
"Redemption Fund". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
"Regular Bonds". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
"Reinvestment Agreements". . . . . . . . . . . . . . . . . . . . . . . . . .40
"Reinvestment Income". . . . . . . . . . . . . . . . . . . . . . . . . . . .19
"Relief Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .16
"Remedial Action Costs". . . . . . . . . . . . . . . . . . . . . . . . . . .16
"REMIC Bonds". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
"REMIC". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Remittance Date". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .42
"Required Principal Payment" . . . . . . . . . . . . . . . . . . . . . . . . 3
"Reserve Fund" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
"Residual Bondholder". . . . . . . . . . . . . . . . . . . . . . . . . . . .63
"Residual Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .59
"Rules". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
"Scheduled Amortization Yield Bonds,". . . . . . . . . . . . . . . . . . . .17
"Second Mortgage Loans". . . . . . . . . . . . . . . . . . . . . . . . . . .14
"Securities Act" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .52
"Security Funds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
"Series" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Service". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .61
"Servicer" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"Servicing Agreements" . . . . . . . . . . . . . . . . . . . . . . . . . . .10
"Sinker Bonds" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .17
"SMM". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22
"SMMEA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
"Special Hazard Insurance Policy". . . . . . . . . . . . . . . . . . . . . . 9
"Special Hazard Insurer" . . . . . . . . . . . . . . . . . . . . . . . . . .38
"Special Redemption Dates" . . . . . . . . . . . . . . . . . . . . . . . . .21
"Special Redemption" . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
"Stabilized Mortgage  Reduction Term Bonds". . . . . . . . . . . . . . . . .17
"Standard & Poor's". . . . . . . . . . . . . . . . . . . . . . . . . . . . .24
"Standard Hazard Insurance Policies" . . . . . . . . . . . . . . . . . . . . 9
"Stated Maturity". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
"Super Planned Amortization Class Bonds,". . . . . . . . . . . . . . . . . .17
"Supplemental Custodial Reserve Fund". . . . . . . . . . . . . . . . . . . . 8
"Supplemental Debt Service Fund" . . . . . . . . . . . . . . . . . . . . . . 7
"Supplemental Indenture" . . . . . . . . . . . . . . . . . . . . . . . . . .48
"Targeted Planned Amortization Class Bonds," . . . . . . . . . . . . . . . .17
"Title V". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .57
"Transferee" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .64
"Trusts" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
"UBTI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .65
"UCC". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .14
"VA Loans" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
"VA" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .26
"Variable Rate Bonds". . . . . . . . . . . . . . . . . . . . . . . . . . . .17
"WTC". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .53
"Zero Coupon Bonds". . . . . . . . . . . . . . . . . . . . . . . . . . . . .17


                         FINANCIAL STATEMENTS AND INFORMATION


                     [TO BE ADDED IN THE PROSPECTUS SUPPLEMENT]




                                         F 1

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     Not Applicable

SALES TO SPECIAL PARTIES.

     Not Applicable

RECENT SALES OF UNREGISTERED SECURITIES.

     Not Applicable

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Article Six of the Articles of Incorporation of Registrant provides for the indemnification of the Officers and Directors of Registrant to the fullest extent permitted by California Law.

FINANCIAL STATEMENTS AND EXHIBITS.

(a)  FINANCIAL STATEMENTS.

To be provided in the Prospectus Supplement

Management's Discussion and Analysis of Financial Condition and Results of Operations included in the Prospectus.

(b)  EXHIBITS

3(a)  Articles of Incorporation of CRSM Securities, Inc.
3(b)  Bylaws of CRSM Securities, Inc.
4(a)  Form of Prospectus Supplement to this Prospectus
4(b)  Form of Standard Provisions Indenture
4(c)  Form of Terms Indenture between Owner-Trustee and Bond Trustee.**
5     Opinion of Matthias & Berg LLP, Attorneys at Law*
10(a) Form of Deposit Trust Agreement*
10(b) Form of Funding Agreement*
10(c) Form of Master Servicing Agreement*
10(d) Form of Servicing Agreement*
27    Financial Data Schedule*


*  To be filed by amendment.
** To be filed with Each Prospectus Supplement.

ITEM 36.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendments to this registration statement:

     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the"Act") may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on September 30, 1998.

CRSM Securities, Inc.
a California Corporation




By  /s/ Robert S. Manns
  --------------------------------
     Robert S. Manns, President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                       TITLE                        DATE



/s/ Robert S. Manns
---------------------------
Robert S. Manns                 President and Director       September 30, 1998